AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
NOVEMBER 24, 2004                                          REGISTRATION NO._____
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     --------------------------------------

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     --------------------------------------

                          IR BIOSCIENCES HOLDINGS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

            DELAWARE                        2834                 13-3301899
(STATE OR OTHER JURISDICTION OF (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)  CLASSIFICATION CODE NUMBER) IDENTIFICATION NO.)

                     --------------------------------------

                        4021 NORTH 75TH STREET, SUITE 201
                            SCOTTSDALE, ARIZONA 85251
                                 (408) 922-3926
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                     --------------------------------------

                    MICHAEL WILHELM, CHIEF EXECUTIVE OFFICER
                        4021 NORTH 75TH STREET, SUITE 201
                            SCOTTSDALE, ARIZONA 85251
                                 (408) 922-3926
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                     --------------------------------------

                                    COPIES TO
                             THOMAS J. POLETTI, ESQ.
                               TED WEITZMAN, ESQ.
                           KIRKPATRICK & LOCKHART LLP
                       10100 SANTA MONICA BLVD., 7TH FLOOR
                              LOS ANGELES, CA 90067
                TELEPHONE (310) 552-5000 FACSIMILE (310) 552-5001

                     --------------------------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                                              PROPOSED
                                                                                              MAXIMUM
                                                                       PROPOSED MAXIMUM      AGGREGATE
                                                        AMOUNT TO BE    OFFERING PRICE        OFFERING       AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED     REGISTERED (1)    PER SHARE(2)         PRICE(2)    REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value (3)                        37,141,981          $0.18           $6,685,557        $  847
--------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value (4)                        10,019,600           0.18            1,803,528           229
--------------------------------------------------------------------------------------------------------------------------
     Total Registration Fee                              47,161,581                                            $1,076
                                                         ==========                                            ======
--------------------------------------------------------------------------------------------------------------------------

                                               (Footnotes to table on next page)

                     --------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
     SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

(1) In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions as well as anti-dilution provisions applicable to shares underlying the warrants.

(2) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the average of the bid and ask prices reported on the OTC Bulletin Board on November 22, 2004.

(3) Represents shares of the Registrant's common stock being registered for resale that have been issued to the selling stockholders named in the prospectus or a prospectus supplement.

(4) Represents shares of the Registrant's common stock being registered for resale that have been or may be acquired upon the exercise of warrants issued to the selling stockholders named in the prospectus or a prospectus supplement.

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with |the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

                                                                      PROSPECTUS
                                  Subject to Completion, Dated November 24, 2004
--------------------------------------------------------------------------------

                                47,161,581 SHARES

                          IR BIOSCIENCES HOLDINGS, INC.

                                  COMMON STOCK

         This prospectus relates to 47,161,581 shares of common stock of IR BioSciences Holdings, Inc. that may be sold from time to time by the selling stockholders named in this prospectus. We will not receive any proceeds from the sales by the selling stockholders, but we will receive funds from the exercise of warrants held by selling stockholders, if exercised.

                     --------------------------------------

         Our common stock is traded on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol "IRBO." On November 22, 2004, the closing sales price for our common stock on the OTCBB was $0.18 per share.

                     --------------------------------------

         THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                     --------------------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                     --------------------------------------


                     The date of this prospectus is _______

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1
RISK FACTORS...................................................................3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................15
USE OF PROCEEDS...............................................................17
DIVIDEND POLICY...............................................................17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
   CONDITION AND RESULTS OF OPERATIONS........................................18
BUSINESS......................................................................22
MANAGEMENT....................................................................36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................40
SELLING STOCKHOLDERS..........................................................41
DESCRIPTION OF CAPITAL STOCK..................................................54
SHARES ELIGIBLE FOR FUTURE SALE...............................................56
PLAN OF DISTRIBUTION..........................................................57
LEGAL MATTERS.................................................................58
EXPERTS.......................................................................58
ADDITIONAL INFORMATION........................................................58
INDEX TO FINANCIAL STATEMENTS................................................F-1

                              --------------------

         Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

         You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the time the prospectus is delivered or the common stock is sold.

                               PROSPECTUS SUMMARY

         This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including "Risk Factors" and our consolidated financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus. All share and per share information included in this prospectus has been adjusted for a 1-for-20 reverse split of our common stock that we effected in July 2003 and a 2-for-1 forward stock split of our common stock that we effected in April 2004.

                                   OUR COMPANY

GENERAL

         We specialize in the research and development of important life saving, health-enhancing therapeutic applications and therapies. Our proprietary product, which we have named "Homspera," is derived from Substance P, a naturally occurring peptide found within the human body. Currently, we hold two patents and four provisional patents in the United States. Additionally, we hold a patent with each of the European Union and Australia, and we are seeking to extend our patents into Canada and, possibly, Japan. Based on our initial studies and ongoing research, we are developing applications using Homspera to improve pulmonary function and stimulate the immune system in humans for the treatment of acute radiation syndrome, acute lung injury, acute respiratory distress syndrome ("ARDS") and hair replacement related to loss due to traditional anti-cancer treatments. We plan to apply for Investigational New Drug ("IND") approval from the United States Federal and Drug Administration ("FDA").

COMPANY HISTORY

         We were originally incorporated in Delaware in June 1985 under the name Vocaltech, Inc. to develop, design, manufacture and market products utilizing proprietary speech-generated tactile feedback devices. We completed our initial public offering of our securities in October 1987. We changed our name to InnoTek, Inc. in November 1992. In January 1992, we effected a 1-for-6.3 reverse stock split of our common stock. In December 1994, we acquired all of the outstanding stock of InnoVisions, Inc., a developer and marketer of skin protective products, discontinued our prior operations in their entirety and changed our name to DermaRx Corporation. In April 2000, we effected a reverse merger with a subsidiary of Go Public Network, Inc., which was engaged in assisting early-stage development and emerging growth companies with financial and business development services. We changed our name to GoPublicNow.com, Inc., effected a 1-for-5 reverse stock split and discontinued our prior operations in their entirety. In November 2000, we changed our name to GPN Network, Inc. In July 2001, we discontinued the operations of GPN Network, Inc. in their entirety and began looking for appropriate merger partners. Our objective became the acquisition of an operating company with the potential for growth in exchange for our securities. In July 2003, we effected a reverse merger with ImmuneRegen BioSciences, Inc. and adopted our current business model. In July 2003, we effected a 1-for-20 reverse stock split, and in April 2004, we effected a 2-for-1 stock split. ImmuneRegen BioSciences, Inc. was incorporated in October 2002; all information contained herein refers to the operations of ImmuneRegen BioSciences, Inc., our wholly-owned operational subsidiary.

RECENT DEVELOPMENTS

         In October 2004, we completed a private placement, whereby we sold an aggregate of $2,450,000 worth of units to accredited investors (the "Private Placement"). Each unit was sold for $10,000 (the "Unit Price") and consisted of
(a) a number of shares of our common stock determined by dividing the Unit Price by $0.125, and (b) a warrant to purchase, at any time prior to the fifth anniversary following the date of issuance of the warrant, a number of shares of our common stock equal to fifty percent (50%) of the number of shares included within the unit, at a price equal to $0.50 per share of common stock. In consideration of the investment, we granted to each investor certain registration rights and anti-dilution rights.

         Further to the Private Placement, we entered into a settlement agreement with certain creditors whereby for full and complete satisfaction of claims totaling an aggregate of $158,017.25 (the "Claim Amount"), we issued to the creditors the following: (a) a number of shares of our common stock determined by dividing the Claim Amount by $0.125, and (b) warrants to purchase, at any time prior to the fifth anniversary following the date of issuance of the warrant, a number of shares of our common stock equal to fifty percent (50%) of the number of shares described above, at a price equal to $0.50 per share of common stock. The warrants are identical to the warrants issued in the Private Placement.

         Pursuant to the terms of a placement agency agreement, dated September 3, 2004, by and between us and Joseph Stevens & Co., Inc., we issued 4,900,000 shares of our common stock to Joseph Stevens & Co., Inc. or its designees, upon the closing of the Private Placement. The shares were issued as consideration for the services of Joseph Stevens & Co., Inc. as our placement agent in the Private Placement.

         We also previously issued convertible promissory notes in the aggregate principal amount of $558,500. Immediately upon the closing of the Private Placement, and in accordance with the terms of the promissory notes, all outstanding principal and accrued interest converted into 4,689,875 shares of our common stock and warrants to purchase 433,516 shares of our common stock.

                                  THE OFFERING

Common stock offered by selling stockholders.... 47,161,581 shares(1)
Common stock outstanding........................ 62,125,081 shares(2)
Use of proceeds................................. We will not receive any proceeds from the sale of the
                                                 common stock, but we will
                                                 receive funds from the exercise
                                                 of warrants by selling
                                                 stockholders, if exercised.
OTC Bulletin Board.............................. IRBO

------------------

(1) Represents 37,141,981 shares of our common stock that were issued to selling stockholders and 10,019,600 shares of our common stock underlying warrants that were issued to selling stockholders.

(2) The number of shares of common stock outstanding as of November 23, 2004 listed above excludes:

    o 63,212 shares of our common stock issuable upon exercise of options at a weighted average exercise price of $25.00 per share that were granted outside of our 2003 Stock Option, Deferred Stock and Restricted Stock Plan. No options had been granted under our 2003 Stock Option, Deferred Stock and Restricted Stock Plan. For a description of our 2003 Stock Option, Deferred Stock and Restricted Stock Plan, please see "Management--2003 Stock Option, Deferred Stock and Restricted Stock Plan"; and

    o 17,430,710 shares of our common stock issuable upon exercise of warrants with exercise prices ranging from $0.05 to $2.00 per share.

                             ADDITIONAL INFORMATION

         We were originally incorporated in Delaware under the name of Vocaltech, Inc. in June 1985. We changed our name to InnoTek, Inc. in November 1992, to DermaRx Corporation in December 1994, to GoPublicNow.com, Inc. in April 2000, to GPN Network, Inc. in November 2000 and to IR BioSciences Holdings, Inc. in August 2003. Our executive offices are located at 4021 N. 75th Street, Suite 201, Scottsdale, AZ 85251. Our telephone number is (480) 922-3926.

         In this prospectus, the terms "we," "us," and "our" refer to IR BioSciences Holdings, Inc., a Delaware corporation, and its consolidated subsidiary, as appropriate in the context, and, unless the context otherwise requires, "common stock" refers to the common stock, par value $0.001 per share, of IR BioSciences Holdings, Inc.

                                  RISK FACTORS

         Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

                     RISKS RELATED TO OUR FINANCIAL RESULTS

WE HAVE NOT GENERATED ANY REVENUE AND HAVE AN ACCUMULATED DEFICIT. WE ARE NOT CURRENTLY PROFITABLE AND EXPECT TO INCUR SIGNIFICANT EXPENSES IN THE NEAR FUTURE.

         We are focused on product development and have not generated any revenue to date. We have incurred operating losses since our inception. Our net loss for the nine months ended September 30, 2004 and for fiscal year 2003 was $4,053,068, and $1,856,702, respectively. As of September 30, 2004, we had an accumulated deficit of $5,955,688.

         We currently have no product candidates for sale in the United States, and we cannot guarantee that we will ever have marketable products in the United States. We must demonstrate that our product candidates satisfy rigorous standards of safety and efficacy before the FDA and other regulatory authorities in the United States and abroad will approve the products for commercial marketing. We will need to conduct significant additional research, preclinical testing and clinical testing before we can file applications with the FDA for approval of our product candidates. In addition, to compete effectively, our future products must be easy to use, cost-effective and economical to manufacture on a commercial scale. We may not achieve any of these objectives.

         We expect to incur losses as we research, develop and seek regulatory approvals for our products. If our products fail in clinical trials or do not gain regulatory approval, or if our products do not achieve market acceptance, we will not be profitable. If we fail to become and remain profitable, or if we are unable to fund our continuing losses, our business may fail.

OUR INDEPENDENT OUTSIDE AUDITORS HAVE RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         We have incurred a net loss and negative cash flows from operations of $5,955,688 and $1,482,107, respectively, for the period from the inception of our operating subsidiary, ImmuneRegen BioSciences, Inc., in October 2002 to September 30, 2004, and due to that and a lack of operational history, among other matters, our independent certified public accountants have raised substantial doubt about our ability to continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The effect of this going concern could materially and adversely affect our ability to raise capital and our relationship with potential suppliers and customers, and could have other unforeseen effects.

OUR OPERATING EXPENSES ARE UNPREDICTABLE.

         As a result of our limited operating history and because of the emerging nature of the markets in which we will compete, our financial data is of limited value in planning future operating expenses. Our expense levels will be based in part on our expectations concerning future revenues. A significant portion of our revenue is anticipated to be derived from Homspera; however the size and extent of such revenues are wholly dependent upon the choices and demand of individuals, which are difficult to forecast accurately. We may be unable to adjust our operations in a timely manner to compensate for any unexpected shortfall in revenues. Accordingly, a significant shortfall in demand for Homspera could have an immediate and material adverse effect on our business, results of operations and financial condition. Further, business development and marketing expenses may increase significantly as we expand our operations. To the extent that such expenses precede or are not rapidly followed by increased revenue, our business, results of operations and financial condition may be materially adversely affected.

WE MAY EXPERIENCE FLUCTUATION OF QUARTERLY OPERATING RESULTS.

         Our quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. These factors include: the level of demand for Homspera and any other products; our ability to attract and retain personnel with the necessary strategic, technical and creative skills required for effective operations; the amount and timing of expenditures by customers; the amount and timing of capital expenditures and other costs relating to the expansion of our operations; government regulation and legal developments regarding the use of Homspera; and general economic conditions. As a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service, technology or marketing decisions that could have a material adverse effect on our quarterly results. Due to all of these factors, our operating results may fall below the expectations of securities analysts, stockholders and investors in any future quarter.

                          RISKS RELATED TO OUR BUSINESS

WE WILL BE REQUIRED TO RAISE ADDITIONAL CAPITAL TO FUND OUR OPERATIONS. IF WE CANNOT RAISE NEEDED ADDITIONAL CAPITAL IN THE FUTURE, WE WILL BE REQUIRED TO CEASE OPERATIONS.

         We require substantial working capital to fund our operations. Since we do not expect to generate significant revenues in the foreseeable future, in order to fund operations, we will be completely dependent on additional debt and equity financing arrangements. There is no assurance that any financing will be sufficient to fund our capital expenditures, working capital and other cash requirements for the next 12 months. No assurance can be given that any such additional funding will be available or that, if available, can be obtained on terms favorable to us. If we are unable to raise needed funds on acceptable terms, we will not be able to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements. A material shortage of capital will require us to take drastic steps such as reducing our level of operations, disposing of selected assets or seeking an acquisition partner. If cash is insufficient, we will not be able to continue operations.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO EVALUATE THE SUCCESS OF OUR BUSINESS MODEL AND THE EFFECTIVENESS OF OUR MANAGEMENT. IF OUR PLAN IS NOT SUCCESSFUL OR MANAGEMENT IS NOT EFFECTIVE, THE VALUE OF OUR COMMON STOCK MAY DECLINE.

         Our operating subsidiary, ImmuneRegen BioSciences, Inc., was founded in October 2002. As a result, we have a limited operating history on which you can base your evaluation of our business and prospects. Our business and prospects must be considered in light of the risks and uncertainties frequently encountered by companies in their early stages of development. These risks and uncertainties include the following:

         o Our ability to raise additional funding and the amounts raised, if any;

         o  The time and costs involved in obtaining regulatory approvals;

         o Continued scientific progress in our research and development programs;

         o  The scope and results of preclinical studies and clinical trials;

         o The costs involved in filing, prosecuting and enforcing patent claims;

         o  Competing technological and market developments;

         o  Effective commercialization activities and arrangements;

         o  The costs of defending against and settling lawsuits; and

         o Other factors not within the combined company's control or known to it.

         The combined company cannot be sure that it will be successful in meeting these challenges and addressing these risks and uncertainties. If it are unable to do so, our business will not be successful.

ALL OUR APPLICATIONS ARE ALL DERIVED FROM THE USE OF HOMSPERA. IF HOMSPERA IS FOUND TO BE UNSAFE OR INEFFECTIVE, OUR BUSINESS WOULD BE MATERIALLY HARMED.

All our potential applications are derived from the use of Homspera. In addition, we expect to utilize Homspera in the development of any future products we market. If these current or future products are found to be unsafe or ineffective due to the use of Homspera, we may have to modify or cease production of the products. As all of our applications utilize or will utilize Homspera, any findings that Homspera is unsafe or ineffective would severely harm our business operations, since all of our primary revenue sources would be negatively affected by such findings.

OUR FAILURE TO SUCCESSFULLY DEVELOP AND COMMERCIALIZE PRODUCTS WILL CAUSE US TO CEASE OPERATIONS.

         Our failure to develop and commercialize products successfully will cause us to cease operations. Our potential therapies utilizing Homspera will require significant additional research and development efforts and regulatory approvals prior to potential commercialization in the future. We cannot guarantee that we, or our corporate collaborators, if any, will ever obtain any regulatory approvals of Homspera. We currently are focusing our core competencies on Homspera although there may be no assurance that we will be successful in so doing.

         Our therapies and technologies utilizing Homspera is at early stages of development and may not be shown to be safe or effective and may never receive regulatory approval. Our technologies utilizing Homspera have not yet been tested in humans. Regulatory authorities may not permit human testing of potential products based on these technologies. Even if human testing is permitted, any potential products based on Homspera may not be successfully developed or shown to be safe or effective.

         The results of our preclinical studies and clinical trials may not be indicative or future clinical trial results. A commitment of substantial resources to conduct time-consuming research, preclinical studies and clinical trials will be required if we are to develop any products. Delays in planned patient enrollment in our clinical trials may result in increased costs, program delays or both. None of our potential products may prove to be safe or effective in clinical trials. Approval of the Unites States Food and Drug Administration, the FDA, or other regulatory approvals, including export license permissions, may not be obtained and even if successfully developed and approved, our potential products may not achieve market acceptance. Any products resulting from our programs may not be successfully developed or commercially available for a number of years, if at all.

         Moreover, unacceptable toxicity or side effects could occur at any time in the course of human clinical trials or, if any products are successfully developed and approved for marketing, during commercial use of any of our proposed products. The appearance of any unacceptable toxicity or side effects could interrupt, limit, delay or abort the development of any of our proposed products or, if previously approved, necessitate their withdrawal from the market.

THE LENGTHY PRODUCT APPROVAL PROCESS AND UNCERTAINTY OF GOVERNMENT REGULATORY REQUIREMENTS MAY DELAY OR PREVENT US FROM COMMERCIALIZING PROPOSED PRODUCTS.

         Clinical testing, manufacture, promotion, export and sale of our proposed products are subject to extensive regulation by numerous governmental authorities in the United States, principally the FDA, and corresponding state and foreign regulatory agencies. This regulation may delay or prevent us from commercializing proposed products. Noncompliance with applicable requirements can result in, among other things, fines, injunctions, seizure or recall of such products, total or partial suspension of product manufacturing and marketing, failure of the government to grant premarket approval, withdrawal of marketing approvals and criminal prosecution.

         The regulatory process for new therapeutic drug products, including the required preclinical studies and clinical testing, is lengthy and expensive. We may not receive necessary FDA clearances for any of our potential products in a timely manner, or at all. The length of the clinical trial process and the number of patients the FDA will require to be enrolled in the clinical trials in order to establish the safety and efficacy of our proposed products is uncertain.

         Even if human clinical trials of Homspera are initiated and successfully completed, the FDA may not approve Homspera for commercial sale. We may encounter significant delays or excessive costs in our efforts to secure necessary approvals. Regulatory requirements are evolving and uncertain. Future United States or foreign legislative or administrative acts could also prevent or delay regulatory approval of our products. We may not be able to obtain the necessary approvals for clinical trials, manufacturing or marketing of any of our products under development. Even if commercial regulatory approvals are obtained, they may include significant limitations on the indicated uses for which a product may be marketed.

         In addition, a marketed product is subject to continual FDA review. Later discovery of previously unknown problems or failure to comply with the applicable regulatory requirements may result in restrictions on the marketing of a product or withdrawal of the product from the market, as well as possible civil or criminal sanctions.

         Among the other requirements for regulatory approval is the requirement that prospective manufacturers conform to the FDA's Good Manufacturing Practices, or GMP, requirements. In complying with the FDA's GMP requirements, manufacturers must continue to expend time, money and effort in production, record keeping and quality control to assure that products meet applicable specifications and other requirements. Failure to comply and maintain compliance with the FDA's GMP requirements subjects manufacturers to possible FDA regulatory action and as a result, may have a material adverse effect on us. We, or our contract manufacturers, if any, may not be able to maintain compliance with the FDA's GMP requirements on a continuing basis. Failure to maintain compliance could have a material adverse effect on us.

         The FDA has not designated expanded access protocols for Homspera as "treatment" protocols. The FDA may not determine that Homspera meets all of the FDA's criteria for use of an investigational drug for treatment use. Even if Homspera is allowed for treatment use, third party payers may not provide reimbursement for the costs of treatment with Homspera. The FDA also may not consider Homspera to be an appropriate candidate for accelerated approval, expedited review or fast track designation.

         Marketing any drug products outside of the United States will subject us to numerous and varying foreign regulatory requirements governing the design and conduct of human clinical trials and marketing approval. Additionally, our ability to export drug candidates outside the United States on a commercial basis will be subject to the receipt from the FDA of export permission, which may not be available on a timely basis, if at all.

         Approval procedures vary among countries and can involve additional testing, and the time required to obtain approval may differ from that required to obtain FDA approval. Foreign regulatory approval processes include all of the risks associated with obtaining FDA approval set forth above, and approval by the FDA does not ensure approval by the health authorities of any other country.

OBTAINING FDA AND OTHER REGULATORY APPROVALS IS COMPLEX, TIME CONSUMING AND EXPENSIVE, AND THE OUTCOMES ARE UNCERTAIN.

         The process of obtaining FDA and other regulatory approvals is time consuming, expensive and difficult to design and implement. Clinical trials are required and the marketing and manufacturing of our applications are subject to rigorous testing procedures. Our applications will require clinical trials. The commencement and completion of clinical trials for our Homspera-based applications or any of our applications could be delayed or prevented by a variety of factors, including:

         o  delays in obtaining regulatory approvals to commence a study;

         o delays in identifying and reaching agreement on acceptable terms with prospective clinical trial sites;

         o  delays in the enrollment of patients;

         o  lack of efficacy during clinical trials; or

         o  unforeseen safety issues.

         Significant delays in clinical trials will impede our ability to commercialize our applications and generate revenue and could significantly increase our development costs.

         Even if marketing approval from the FDA is received, the FDA may impose post-marketing requirements, such as:

         o labeling and advertising requirements, restrictions or limitations, including the inclusion of warnings, precautions, contra-indications or use limitations that could have a material impact on the future profitability of our applications;

         o testing and surveillance to monitor our future products and their continued compliance with regulatory requirements;

         o submitting products for inspection and, if any inspection reveals that the product is not in compliance, prohibiting the sale of all products;

         o  suspending manufacturing; or

         o  withdrawing marketing clearance.

CLINICAL TRIALS MAY FAIL TO DEMONSTRATE THE SAFETY AND EFFICACY OF OUR APPLICATIONS, WHICH COULD PREVENT OR SIGNIFICANTLY DELAY REGULATORY APPROVAL.

         Prior to receiving approval to commercialize any of our applications or therapies, we must demonstrate with substantial evidence from well-controlled clinical trials, and to the satisfaction of the FDA and other regulatory authorities in the United States and abroad, that our applications are both safe and effective. We will need to demonstrate our applications' efficacy and monitor their safety throughout the process. If any future clinical trials are unsuccessful, our business and reputation would be harmed and our stock price would be adversely affected.

         All of our applications are prone to the risks of failure inherent in biologic development. The results of early-stage clinical trials of our applications do not necessarily predict the results of later-stage clinical trials. Applications in later-stage clinical trials may fail to show desired safety and efficacy traits despite having progressed through initial clinical testing. Even if we believe the data collected from clinical trials of our applications is promising, this data may not be sufficient to support approval by the FDA or any other U.S. or foreign regulatory approval. Preclinical and clinical data can be interpreted in different ways. Accordingly, FDA officials could interpret such data in different ways than we do, which could delay, limit or prevent regulatory approval. The FDA, other regulatory authorities, or we may suspend or terminate clinical trials at any time. Any failure or significant delay in completing clinical trials for our applications, or in receiving regulatory approval for the sale of any products resulting from our applications, may severely harm our business and reputation.

LEGISLATIVE OR REGULATORY REFORM OF THE HEALTHCARE SYSTEM MAY AFFECT OUR ABILITY TO SELL OUR FUTURE PRODUCTS PROFITABLY.

         In both the United States and a number of foreign jurisdictions, there have been legislative and regulatory proposals to change the healthcare system in ways that could impact our ability to sell our future products profitably. The FDA's policies may change and additional government regulations may be enacted, which could prevent or delay regulatory approval of our applications. We cannot predict the likelihood, nature or extent of adverse government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If we are not able to maintain regulatory compliance, we might not be permitted to market our future products and our business could suffer.

TECHNOLOGICAL CHANGE MAY RENDER OUR POTENTIAL PRODUCTS OBSOLETE, OR OUR COMPETITORS MAY HAVE GREATER RESOURCES AND CAPABILITIES AND SUPERIOR PRODUCTS.

         The life science industry continues to undergo rapid change, and competition is intense and is expected to increase. Competitors may succeed in developing technologies and products that are more effective or affordable than any that we are developing or that would render our technology and proposed products obsolete or noncompetitive. Most of our competitors have substantially greater experience, financial and technical resources and production, marketing and development capabilities. Accordingly, some of our competitors may succeed in obtaining regulatory approval for products more rapidly or effectively than us, or technologies and products that are more effective and affordable than any that we are currently developing. Our future success will depend on our ability to develop and market effectively our products against those of our competitors. If our products receive marketing approval but cannot compete effectively in the marketplace, our profitability and financial position will suffer.

OUR LACK OF COMMERCIAL MANUFACTURING AND MARKETING EXPERIENCE MAY PREVENT US FROM SUCCESSFULLY COMMERCIALIZING PRODUCTS.

         We have not manufactured any of our products in commercial quantities. We may not successfully make the transition from manufacturing clinical trial quantities to commercial production quantities or be able to arrange for contract manufacturing and this could prevent us from commercializing products or limit our profitability from our products. Even if Homspera is successfully developed and receives FDA approval, we have not demonstrated the capability to manufacture Homspera in commercial quantities. We have not demonstrated the ability to manufacture Homspera in large-scale clinical quantities. We expect to rely on third parties for the final activation step of the Homspera manufacturing process. If any of these proposed manufacturing operations prove inadequate, there may be no assurance that any other arrangements may be established on a timely basis or that we could establish other manufacturing capacity on a timely basis.

WE HAVE NO EXPERIENCE IN THE SALES, MARKETING AND DISTRIBUTION OF PHARMACEUTICAL OR BIOTECHNOLOGY PRODUCTS. THUS, OUR PROPOSED PRODUCTS MAY NOT BE SUCCESSFULLY COMMERCIALIZED EVEN IF THEY ARE DEVELOPED AND APPROVED FOR COMMERCIALIZATION.

         The manufacturing process of our proposed products is expected to involve a number of steps and requires compliance with stringent quality control specifications imposed by us and by the FDA. Moreover, it is expected that our proposed products may be manufactured only in a facility that has undergone a satisfactory inspection and certification by the FDA. For these reasons, we would not be able to quickly replace our manufacturing capacity if we were unable to use our manufacturing facilities as a result of a fire, natural disaster (including an earthquake), equipment failure or other difficulty, or if such facilities are deemed not in compliance with the GMP requirements, and the noncompliance could not be rapidly rectified. Our inability or reduced capacity to manufacture our proposed products would prevent us from successfully commercializing our proposed products.

         We may enter into arrangements with contract manufacturing companies in order to meet requirements for our products, or to attempt to improve manufacturing efficiency. If we choose to contract for manufacturing services, we may encounter costs, delays and/or other difficulties in producing, packaging and distributing our clinical trials and finished product. Further, contract manufacturers must also operate in compliance with the GMP requirements; failure to do so could result in, among other things, the disruption of our product supplies. Our potential dependence upon third parties for the manufacture of our proposed products may adversely affect our profit margins and our ability to develop and deliver proposed products on a timely and competitive basis.

ADVERSE DETERMINATIONS CONCERNING PRODUCT PRICING, REIMBURSEMENT AND RELATED MATTERS COULD PREVENT US FROM SUCCESSFULLY COMMERCIALIZING HOMSPERA.

         Our ability to earn sufficient revenue on Homspera or any other proposed products will depend in part on the extent to which reimbursement for the costs of such products and related treatments will be available from government health administration authorities, private health coverage insurers, managed care organizations and other organizations. Failure to obtain appropriate reimbursement may prevent us from successfully commercializing Homspera or any proposed products. Third-party payers are increasingly challenging the prices of medical products and services. If purchasers or users of Homspera or any such other proposed products are not able to obtain adequate reimbursement for the cost of using such products, they may forego or reduce their use. Significant uncertainty exists as to the reimbursement status of newly approved health care products and whether adequate third party coverage will be available.

OUR SUCCESS WILL DEPEND UPON THE ACCEPTANCE OF HOMSPERA BY THE MEDICAL
COMMUNITY.

         Our ability to market and commercialize Homspera depends on the acceptance and utilization of Homspera by the medical community. We will need to develop commercialization initiatives designed to increase awareness about us and Homspera among targeted audiences, including public health activists and community-based outreach groups in addition to the investment community. Currently, we have not developed any such initiatives. Without such acceptance of Homspera, the product upon which we expect to be substantially dependent, we may not be able to successfully commercialize Homspera or generate revenue.

PRODUCT LIABILITY EXPOSURE MAY EXPOSE US TO SIGNIFICANT LIABILITY.

         We face an inherent business risk of exposure to product liability and other claims and lawsuits in the event that the development or use of our technology or prospective products is alleged to have resulted in adverse effects. We may not be able to avoid significant liability exposure. We may not have sufficient insurance coverage, and we may not be able to obtain sufficient coverage at a reasonable cost. An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our products. A product liability claim could hurt our financial performance. Even if we avoids liability exposure, significant costs could be incurred that could hurt our financial performance.

WE MAY HAVE TO RELY ON THIRD PARTY MANUFACTURERS FOR THE MANUFACTURE OF HOMSPERA. OUR INABILITY TO MANUFACTURE HOMSPERA, AND OUR DEPENDENCE ON SUCH MANUFACTURERS, MAY DELAY OR IMPAIR OUR ABILITY TO GENERATE REVENUES, OR ADVERSELY AFFECT OUR PROFITABILITY.

         We currently have established a pilot manufacturing facility at our lab headquarters in Tucson, Arizona for the production of immune-based therapies. We expect these facilities to be adequate to supply limited clinical trial quantities for our products under development. Additional manufacturing capacity will be needed for commercial scale production, if these therapies are approved for commercial sale. For the manufacture of the applications under development, we obtain synthetic peptides from third party manufacturers. A synthesized version of substance P is readily available at low cost from several life science and technology companies that provide biochemical and organic chemical products and kits used in scientific and genomic research, biotechnology, pharmaceutical development and the diagnosis of disease and chemical manufacturing. Although, we believe that the synthetic substance P and other materials necessary to produce Homspera are readily available from various sources, and several suppliers are capable of supplying substance P in both clinical and commercial quantities, our dependence on such manufacturers, may delay or impair our ability to generate revenues, or adversely affect our profitability.

OUR BUSINESS, WHICH DEPENDS ON A SMALL NUMBER OF FACILITIES, IS VULNERABLE TO NATURAL DISASTERS, TELECOMMUNICATION AND INFORMATION SYSTEMS FAILURES, TERRORISM AND SIMILAR PROBLEMS, AND WE ARE NOT FULLY INSURED FOR LOSSES CAUSED BY ALL OF THESE INCIDENTS.

         We conduct our research and development operations at our Tucson facility. This facility could be damaged by fire, floods, power loss, telecommunication and information systems failures and similar events. Our insurance policies have limited coverage levels for loss or damages in these events and may not adequately compensate us for any losses that may occur. In addition, terrorist acts or acts of war may cause harm to our employees or damage our facilities. The potential for future terrorist attacks, the national and international responses to terrorist attacks or perceived threats to national security, and other acts of war or hostility have created many economic and political uncertainties that could adversely affect our business and results of operations in ways that we cannot predict, and could cause our stock price to fluctuate or decline. We are uninsured for these types of losses.

IF WE FAIL TO ATTRACT AND RETAIN CONSULTANTS AND EMPLOYEES, OUR GROWTH COULD BE LIMITED AND OUR COSTS COULD INCREASE, WHICH MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL POSITION.

         Our future success depends in large part upon our ability to attract and retain highly skilled executive-level management and scientific personnel. The competition in the scientific industry for such personnel is intense, and we cannot be sure that we will be successful in attracting and retaining such personnel. Most of our consultants and employees and several of our executive officers began working for us recently, and all employees are subject to "at will" employment. Most of our consultants and employees are not subject to non-competition agreements. We cannot guarantee that we will be able to replace any of our management personnel in the event their services become unavailable.

OUR PATENTS AND PROPRIETARY TECHNOLOGY MAY NOT BE ENFORCEABLE AND THE PATENTS AND PROPRIETARY TECHNOLOGY OF OTHERS MAY PREVENT US FROM COMMERCIALIZING PRODUCTS.

         Although we believe our inventions to be protected and our patents enforceable, the failure to obtain meaningful patent protection products and processes would greatly diminish the value of our potential products and processes.

         In addition, whether or not our applications are issued, or issued with limited coverage, others may receive patents, which contain claims applicable to our products. Patents we are not aware of may adversely affect our ability to develop and commercialize products.

         The patent positions of biotechnology and pharmaceutical companies are often highly uncertain and involve complex legal and factual questions. Therefore, the breadth of claims allowed in biotechnology and pharmaceutical patents cannot be predicted. We also rely upon non-patented trade secrets and know how, and others may independently develop substantially equivalent trade secrets or know how. We also rely on protecting our proprietary technology in part through confidentiality agreements with our current and former corporate collaborators, employees, consultants and certain contractors. These agreements may be breached, and we may not have adequate remedies for any such breaches. In addition, our trade secrets may otherwise become known or independently discovered by our competitors. Litigation may be necessary to defend against claims of infringement, to enforce our patents or to protect trade secrets. Litigation could result in substantial costs and diversion of management efforts regardless of the results of the litigation. An adverse result in litigation could subject us to significant liabilities to third parties, require disputed rights to be licensed or require us to cease using certain technologies.

WE MAY FAIL TO PROTECT ADEQUATELY OUR PROPRIETARY TECHNOLOGY, WHICH WOULD ALLOW COMPETITORS TO TAKE ADVANTAGE OF RESEARCH AND DEVELOPMENT EFFORTS.

         Our long-term success largely depends on our ability to market technologically competitive processes and products. If we fail to obtain or maintain these protections we may not be able to prevent third parties from using our proprietary rights. Our currently pending or future patent applications may not result in issued patents. In the United States, patent applications are confidential until patent applications are published or the patent is issued, and because third parties may have filed patent applications for technology covered by our pending patent applications without us being aware of those applications, our patent applications may not have priority over any patent applications of others. In addition, our issued patents may not contain claims sufficiently broad to protect us against third parties with similar technologies or products or provide us with any competitive advantage. If a third party initiates litigation regarding our patents, and is successful, a court could revoke our patents or limit the scope of coverage for those patents.

         The U.S. Patent and Trademark Office, commonly referred to as the USPTO, and the courts have not consistently treated the breadth of claims allowed in biotechnology patents. If the USPTO or the courts begin to allow broader claims, the incidence and cost of patent interference proceedings and the risk of infringement litigation will likely increase. On the other hand, if the USPTO or the courts begin to allow narrower claims, the value of our proprietary rights may be limited. Any changes in, or unexpected interpretations of the patent laws may adversely affect our ability to enforce our patent position.

         We also rely upon trade secrets, proprietary know-how and continuing technological innovation to remain competitive. We protect this information with reasonable security measures, including the use of confidentiality agreements with our employees, consultants and corporate collaborators. It is possible that these individuals will breach these agreements and that any remedies for a breach will be insufficient to allow us to recover our costs. Furthermore, our trade secrets, know-how and other technology may otherwise become known or be independently discovered by our competitors.

OUR PRODUCTS AND SERVICES COULD INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS, WHICH MAY CAUSE US TO ENGAGE IN COSTLY LITIGATION AND, IF NOT SUCCESSFUL, COULD CAUSE US TO PAY SUBSTANTIAL DAMAGES AND PROHIBIT US FROM SELLING OUR PRODUCTS OR SERVICING OUR CLIENTS.

         We cannot be certain that our technology and other intellectual property does not infringe upon the intellectual property rights of others. Authorship and priority of intellectual property rights may be difficult to verify. Because patent applications in the United States are not publicly disclosed until the patent application is published or the patent is issued, applications may have been filed which relate to services similar to those offered by us. We may be subject to legal proceedings and claims from time to time in the ordinary course of our business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties.

         If our products violate third-party proprietary rights, we cannot assure you that we would be able to arrange licensing agreements or other satisfactory resolutions on commercially reasonable terms, if at all. Any claims made against us relating to the infringement of third-party propriety rights could result in the expenditure of significant financial and managerial resources and injunctions preventing us from providing services. Such claims could severely harm our financial condition and ability to compete.

HAZARDOUS MATERIALS AND ENVIRONMENTAL MATTERS COULD EXPOSE US TO SIGNIFICANT COSTS.

         We may be required to incur significant costs to comply with current or future environmental laws and regulations. Although we do not currently manufacture commercial quantities of our proposed products, we do produce limited quantities of these products for our clinical trials. Our research and development and manufacturing processes involve the controlled storage, use and disposal of hazardous materials, biological hazardous materials and radioactive compounds. We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of these materials and some waste products. Although we believe that our safety procedures for handling and disposing of these materials comply with the standards prescribed by these laws and regulations, the risk of contamination or injury from these materials cannot be completely eliminated. In the event of an incident, ImmuneRegen BioSciences, Inc. could be held liable for any damages that result, and any liability could exceed our resources. Current or future environmental laws or regulations may have a material adverse effect on our operations, business and assets.

WE DEPEND ON THE CONTINUED SERVICES OF OUR EXECUTIVE OFFICERS AND THE LOSS OF A KEY EXECUTIVE COULD SEVERELY IMPACT OUR OPERATIONS.

         The execution of our present business plan depends on the continued services of Michael K. Wilhelm, our Chief Executive Officer and President, Mark
L. Witten, Ph.D., our acting Chief Scientific Officer. We do not currently maintain key-man insurance on their lives. While we have entered into employment agreements with each of them, the loss of any of their services would be detrimental to us and could have a material adverse effect on our business, financial condition and results of operations.

PROVISIONS IN OUR BYLAWS PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS, WHICH COULD REQUIRE US TO DIRECT FUNDS AWAY FROM OUR BUSINESS AND FUTURE PRODUCTS.

         Our bylaws provide for the indemnification of our officers and directors. We may be required to advance costs incurred by an officer or director and to pay judgments, fines and expenses incurred by an officer or director, including reasonable attorneys' fees, as a result of actions or proceedings in which our officers and directors are involved by reason of being or having been an officer or director of our company. Funds paid in satisfaction of judgments, fines and expenses may be funds we need for the operation of our business and the development of our applications, thereby affecting our ability to attain profitability.

OUR BUSINESS IS SUBJECT TO REPORTING REQUIREMENTS THAT ARE CURRENTLY EVOLVING AND, ONCE ESTABLISHED, COULD SUBSTANTIALLY INCREASE OUR OPERATING EXPENSES AND DIVERT MANAGEMENT'S ATTENTION FROM THE OPERATION OF OUR BUSINESS.

         Because our common stock is publicly traded, we are subject to a variety of rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the SEC, the Public Company Accounting Oversight Board and the NASD OTC Bulletin Board, have recently issued new requirements and regulations and are currently developing additional regulations and requirements in response to recent laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. As certain rules are not yet finalized, we do not know the level of resources we will have to commit in order to be in compliance. Our compliance with current and proposed rules is likely to require the commitment of significant financial and managerial resources. As a result, our management's attention might be diverted from other business concerns, which could negatively affect our business.

                         RISKS RELATED TO THIS OFFERING

OUR STOCK PRICE IS VOLATILE AND COULD DECLINE IN THE FUTURE.

         The price of our common stock has been volatile in the past and will likely continue to fluctuate in the future. The stock market in general and the market for shares of life science companies in particular have experienced extreme stock price fluctuations. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies in the life science and related industries have experienced dramatic volatility in the market prices of their common stock. We believes that a number of factors, both within and outside our control, could cause the price of the our common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our common stock:

         o Our ability to obtain additional financing and, if available, the terms and conditions of the financing;

         o  Our financial position and results of operations;

         o The results of preclinical studies and clinical trials by us, our collaborators or our competitors;

         o Concern as to, or other evidence of, the safety or efficacy of our proposed products or our competitors' products;

         o Announcements of technological innovations or new products by us or our competitors;

         o  U.S. and foreign governmental regulatory actions;

         o  Actual or anticipated changes in drug reimbursement policies;

         o  Developments with our collaborators, if any;

         o Developments concerning patent or other proprietary rights of us or our competitors (including litigation);

         o  Status of litigation;

         o  Period-to-period fluctuations in our operating results;

         o Changes in estimates of the combined company's performance by any securities analysts;

         o New regulatory requirements and changes in the existing regulatory environment;

         o  Market conditions for life science stocks in general.

A LIMITED PRIOR PUBLIC MARKET AND TRADING MARKET MAY CAUSE VOLATILITY IN THE PRICE OF OUR COMMON STOCK.

         Our common stock is currently traded on a limited basis on the OTC Bulletin Board under the symbol "IRBO". The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to this volatility. Sales of substantial amounts of common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock.

THERE IS NO ASSURANCE OF AN ESTABLISHED PUBLIC TRADING MARKET.

         Although our common stock trades on the NASD OTC Bulletin Board, a regular trading market for the securities may not be sustained in the future. The NASD has enacted recent changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, Over-The-Counter market that provides significantly less liquidity than the NASDAQ Stock Market. Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock will be influenced by a number of factors, including:

         o  The issuance of new equity securities pursuant to a future offering;

         o  Changes in interest rates;

         o Competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

         o  Variations in quarterly operating results;

         o  Change in financial estimates by securities analysts;

         o  The depth and liquidity of the market for our common stock;

         o Investor perceptions of our company and the technologies industries generally; and

         o  General economic and other national conditions.

OUR COMMON STOCK IS CONSIDERED A "PENNY STOCK."

         Our common stock is considered to be a "penny stock" since it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under
Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than five dollars ($5.00) per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on the NASDAQ Stock Market, or even if so, has a price less than five dollars (5.00) per share; or (iv) is issued by a company with net tangible assets less than $2,000,000, if in business more than a continuous three years, or with average revenues of less than $6,000,000 for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

BROKER-DEALER REQUIREMENTS MAY AFFECT TRADING AND LIQUIDITY.

         Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

         Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in
(ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

OUR EXECUTIVE OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS CONTROL OUR BUSINESS AND MAY MAKE DECISIONS THAT ARE NOT IN OUR BEST INTERESTS.

         Our officers, directors and principal stockholders, and their affiliates, in the aggregate, own over a majority of the outstanding shares of our common stock. As a result, such persons, acting together, have the ability to substantially influence all matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets, and to control our management and affairs. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in discouraging a potential acquirer form making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would be beneficial to other stockholders.

SALES OF ADDITIONAL EQUITY SECURITIES MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND YOUR RIGHTS IN US MAY BE REDUCED.

         Certain of our stockholders have the right to register securities for resale that they hold pursuant to registration rights agreements. We expect to continue to incur product development and selling, general and administrative costs, and in order to satisfy our funding requirements, we will need to sell additional equity securities, which may be subject to similar registration rights. The sale or the proposed sale of substantial amounts of our common stock in the public markets may adversely affect the market price of our common stock. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. Also, any new equity securities issued may have greater rights, preferences or privileges than our existing common stock.

ADDITIONAL AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE MAY ADVERSELY AFFECT THE MARKET.

We are authorized to issue 100,000,000 shares of Common Stock. As of November 23, 2004, we had 62,125,081 shares of common stock issued and outstanding, excluding shares reserved in anticipation of the exercise of stock options or warrants. As of November 2, 2004, we had outstanding stock options to purchase 63,212 shares of our common stock at a weighted average exercise price of $25.00 per share and outstanding warrants to purchase 17,430,710 shares of our common stock with exercise prices ranging from $0.05 to $2.00 per share. Additionally, we have 374,800 shares of common stock reserved for issuance under our 2003 Stock Option, Deferred Stock and Restricted Stock Plan. To the extent stock is issued or options and warrants are exercised, holders of our common stock will experience further dilution. In addition, as in the case of the warrants, in the event that any future financing should be in the form of, be convertible into or exchangeable for, equity securities and upon the exercise of options and warrants, security holders may experience additional dilution.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET.

From time to time, certain stockholders of our company may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Act ("Rule 144"), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding periods may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of our company who has satisfied a two-year holding period. Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have an adverse effect on the market price of our securities.

An aggregate of 47,161,581 shares of our common stock are being registered with the SEC in the registration statement of which this prospectus forms a part. The registration and subsequent sales of such shares of common stock will likely have an adverse effect on the market price of our common stock.

WE CAN ISSUE SHARES OF PREFERRED STOCK WITH RIGHTS SUPERIOR TO THOSE OF THE HOLDERS OF OUR COMMON STOCK. SUCH ISSUANCES CAN DILUTE THE TANGIBLE NET BOOK VALUE OF SHARES OF OUR COMMON STOCK.

         Our Board of Directors is authorized to issue up to 10,000,000 shares of blank check preferred stock with rights that are superior to the rights of the stockholders of our common stock, at a purchase price substantially lower than the market price of shares of our common stock without stockholder approval.

WE HAVE NO INTENTION TO PAY DIVIDENDS.

         We have never declared or paid any dividends on its securities. We currently intend to retain our earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         In addition to historical information, this prospectus contains statements relating to our future business and/or results, including, without limitation, the statements under the captions "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." These statements include certain projections and business trends that are "forward-looking" within the meaning of the United States Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of words like "may," "will," "could," "should," "project," "believe," "anticipate," "expect," "plan," "estimate," "forecast," "potential," "intend," "continue" and variations of these words or comparable words. Forward-looking statements do not guarantee future performance and involve risks and uncertainties. Actual results will differ, and may differ materially, from projected results as a result of certain risks and uncertainties. These risks and uncertainties include, without limitation, those described under "Risk Factors" and those detailed from time to time in our filings with the SEC, and include, among others, the following:

         o Our limited operating history and ability to continue as a going concern;

         o Our ability to successfully develop and commercialize products based on our therapies and technologies utilizing Homspera;

         o A lengthy approval process and the uncertainty of FDA and other government regulatory requirements may have a material adverse effect on our ability to commercialize our applications;

         o Clinical trials may fail to demonstrate the safety and effectiveness of our applications or therapies, which could have a material adverse effect on our ability to obtain government regulatory approval;

         o  The degree and nature of our competition;

         o  Our ability to employ and retain qualified employees; and

         o The other factors referenced in this prospectus, including, without limitation, under the sections entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business."

         These risks are not exhaustive. Other sections of this prospectus may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or to the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements are made only as of the date of this prospectus. Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders, but we will receive funds from the exercise of warrants held by selling stockholders, if exercised.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

         Our common stock is approved for quotation on the NASD OTC Bulletin Board under the symbol "IRBO." From July 2, 2003 through April 6, 2004, we traded under the symbol "IRBH." Previous to July 2, 2003, we traded under the symbol "GPNN." We effected a 1-for-20 reverse split of our common stock on July 2, 2003 and a 2-for-1 forward stock split of our common stock on April 6, 2004. The following table sets forth the high and low bid prices for our common stock on a post-split basis for the periods noted, as reported by the National Daily Quotation Service and the Over-The-Counter Bulletin Board. Quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.


                                                               2004
                                                      HIGH                LOW
                                                   ----------------------------
1st Quarter..................................      $  1.00             $  0.27
2nd Quarter..................................         1.01                0.11
3rd Quarter..................................         0.23                0.08
4th Quarter (through November 22, 2004)......         0.50                0.15

                                                               2003
                                                      HIGH                LOW
                                                   ----------------------------
1st Quarter..................................      $  0.10             $  0.10
2nd Quarter..................................         2.00                0.10
3rd Quarter..................................         4.50                0.55
4th Quarter..................................        1.125               0.275

                                                               2002
                                                      HIGH                LOW
                                                   ----------------------------
1st Quarter..................................      $  0.80             $  0.40
2nd Quarter..................................         0.40                0.30
3rd Quarter..................................         0.70                0.20
4th Quarter..................................         0.40                0.10

At November 8, 2004, there were approximately 515 holders of record of our common stock. On November 22, 2004, the closing sales price for our common stock on the OTCBB was $0.18 per share.

                                 DIVIDEND POLICY

         We have not declared or paid any cash dividends on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results could differ materially from those set forth as a result of general economic conditions and changes in the assumptions used in making such forward-looking statements. The following discussion and analysis of our financial condition and results of operations should be read together with the audited consolidated financial statements and accompanying notes and the other financial information appearing else where in this prospectus. The analysis set forth below is provided pursuant to applicable Securities and Exchange Commission regulations and is not intended to serve as a basis for projections of future events.

         EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS PROSPECTUS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF CERTAIN FORWARD-LOOKING TERMINOLOGY, SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "INTEND," "ESTIMATE," "BELIEVE," OR COMPARABLE TERMINOLOGY THAT INVOLVES RISKS OR UNCERTAINTIES. ACTUAL FUTURE RESULTS AND TRENDS MAY DIFFER MATERIALLY FROM HISTORICAL AND ANTICIPATED RESULTS, WHICH MAY OCCUR AS A RESULT OF A VARIETY OF FACTORS. SUCH RISKS AND UNCERTAINTIES INCLUDE, WITHOUT LIMITATION, FACTORS DISCUSSED IN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS SET FORTH BELOW, AS WELL AS IN "RISK FACTORS" SET FORTH HEREIN. WE UNDERTAKE NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. READERS SHOULD CAREFULLY REVIEW THE FACTORS SET FORTH IN OTHER REPORTS OR DOCUMENTS THAT WE FILE FROM TIME-TO-TIME WITH THE SEC.

OVERVIEW

         We were originally incorporated in Delaware in June 1985 under the name Vocaltech, Inc. to develop, design, manufacture and market products utilizing proprietary speech-generated tactile feedback devices. We completed our initial public offering of our securities in October 1987. We changed our name to InnoTek, Inc. in November 1992. In January 1992, we effected a 1-for-6.3 reverse stock split of our common stock. In December 1994, we acquired all of the outstanding stock of InnoVisions, Inc., a developer and marketer of skin protective products, discontinued our prior operations in their entirety and changed our name to DermaRx Corporation. In April 2000, we effected a reverse merger with a subsidiary of Go Public Network, Inc., which was engaged in assisting early-stage development and emerging growth companies with financial and business development services. We changed our name to GoPublicNow.com, Inc., effected a 1-for-5 reverse stock split and discontinued our prior operations in their entirety. In November 2000, we changed our name to GPN Network, Inc. In July 2001, we discontinued the operations of GPN Network, Inc. in their entirety and began looking for appropriate merger partners. Our objective became the acquisition of an operating company with the potential for growth in exchange for our securities. In July 2003, we effected a reverse merger with ImmuneRegen BioSciences, Inc. and adopted our current business model. In July 2003, we effected a 1-for-20 reverse stock split, and in April 2004, we effected a 2-for-1 stock split. ImmuneRegen BioSciences, Inc. was incorporated in October 2002; all information contained herein refers to the operations of ImmuneRegen BioSciences, Inc., our wholly-owned operational subsidiary.

GENERAL

         We are a development stage biotechnology company engaged in the research and development of applications utilizing modified substance P, a naturally occurring immunomodulator. Derived from homeostatic substance P, we have named our proprietary compound "Homspera." Currently, we hold two patents and four provisional patents in the United States. Additionally, we hold a patent with the European Union and Australia and are seeking to extend our patents into Canada and, possibly, Japan.

         Our initial area of focus is in continuing development of several applications for use in improving pulmonary function and stimulating the immune system. These applications have been derived from research studies and positive results from laboratory tests conducted by management over the past nine years.

LIQUIDITY AND CAPITAL RESOURCES

         At September 30, 2004, we had current assets of $2,300, consisting of prepaid services of $2,300. Also, at September 30, 2004, we had current liabilities of $1,949,349, consisting of a cash overdraft of $5,153, notes payable net of discount of $1,044,365 and accounts payable and accrued liabilities of $899,831. This resulted in negative working capital of $1,947,049. During the nine months ended September 30, 2004, we used cash in operating activities of $448,944. From the date of inception (October 30, 2002) to September 30, 2004, we had a net loss of $5,955,688 and used cash of $1,482,107 in operating activities. We met our cash requirements during this period through the private placement of $31,200 of our common stock and $1,353,057 from the issuance of notes payable, net of repayments. In October 2004, we completed a private placement, whereby we sold an aggregate of $2,450,000 worth of units to accredited investors. Each unit was sold for $10,000 and consisted of (a) a number of shares of our common stock determined by dividing the unit price of $10,000 by $0.125, and (b) a warrant to purchase, at any time prior to the fifth anniversary following the date of issuance of the warrant, a number of shares of our common stock equal to fifty percent (50%) of the number of shares included within the unit, at a price equal to $0.50 per share of common stock. In consideration of the investment, we granted to each investor certain registration rights and anti-dilution rights.

         Our independent certified public accountants have stated in their report, included in this prospectus, that we have incurred a net loss and negative cash flows from operations of $1,856,702 and $996,890, respectively, for the year ended December 31, 2003. This loss, in addition to a lack of operational history, raises a substantial doubt about our ability to continue as a going concern. We currently have no revenue, and there is no guarantee that our business model will be successful, or that we will be able to generate sufficient revenue to fund future operations. As a result, we expect our operations to continue to use net cash, and we will be required to seek additional debt or equity financings during the coming quarters in order to fund our operations.

         While we have successfully raised capital to meet our working capital and financing needs in the past through debt and equity financings, additional financing will be required in order to implement our business plan and to meet our current and projected cash flow deficits from operations and development. There can be no assurance that we will be able to consummate future debt or equity financings in a timely manner on a basis favorable to us, or at all. If we are unable to raise needed funds, we will not be able to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements. A material shortage of capital will require us to take drastic steps such as reducing our level of operations, disposing of selected assets or seeking an acquisition partner.

         By adjusting our operations and development to the level of capitalization, we believe that we have sufficient capital resources to meet projected cash flow deficits through the next twelve months. However, if thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, this would have a material adverse effect on our business, results of operations, liquidity and financial condition.

         At September 30, 2004, we were in default on seventeen of our notes payable in the aggregate amount of $591,000 plus accrued interest of $48,131. Fifteen of these notes in the aggregate amount of $571,000 plus accrued interest of $45,785.54 were converted to equity or paid in November, 2004. The Company believes that the remaining two notes in default at September 30, 2004 in the aggregate amount of $20,000 plus accrued interest of $2,346 will either be converted to equity or paid.


         We do not anticipate the sale of any material property , plant or equipment during the next 12 months. We do not anticipate the acquisition of any material property, plant or equipment during the next 12 months.

CRITICAL ACCOUNTING POLICIES

         On March 31, 2004, the Financial Accounting Standards Board (FASB) issued a proposed Statement, Share-Based Payment, an amendment of FASB Statements No. 123 and 95, that would require companies to account for stock-based compensation to employees using a fair value method as of the grant date. The proposed statement addresses the accounting for transactions in which a company receives employee services in exchange for equity instruments such as stock options, or liabilities that are based on the fair value of the company's equity instruments or that may be settled through the issuance of such equity instruments, which includes the accounting for employee stock purchase plans. This proposed statement would eliminate a company's ability to account for share-based awards to employees using APB Opinion 25, Accounting for Stock Issued to Employees but would not change the accounting for transactions in which a company issues equity instruments for services to non-employees or the accounting for employee stock ownership plans. The proposed statement, if adopted, would be effective for awards that are granted, modified, or settled in fiscal years beginning after December 15, 2004. We are in the process of assessing the potential impact of this proposed statement to the financial statements.

RESULTS OF OPERATIONS FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004 COMPARED TO THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2003.

REVENUE

         We are in the development stage and have no revenue.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         Selling, general and administrative expenses were $3,546,641 for the nine months ended September 30, 2004 which is an increase of $2,879,980 or 432% compared to selling, general and administrative expenses of $666,661 for the nine months ended September 30, 2003. These expenses are primarily comprised of non-cash compensation of $2,636,280, legal and accounting fees of $249,077, officer wages of $131,350, research and development costs of $84,519, consulting fees of $121,550, and contract labor of $65,747.

         Over the coming twelve months, we expect legal and accounting fees to remain high due to the compliance requirements of our company's publicly-traded status. In addition, we intend to investigate possible acquisitions and strategic alliance arrangements which will require legal and accounting due diligence. Public relations and marketing expenditures are expected to increase by approximately $35,000 as we gain an understanding of the eventual placement of our products in the market. Expenses related to contract labor and personnel are expected to increase over the coming twelve months as our overhead and administrative burden increases. Officer salary will increase during the coming twelve months to approximately $175,000 pursuant to contractual arrangements. We may also hire additional and/or part-time employees to discharge certain critical functions during the next 12 months. Research and development costs are expected to increase by approximately $750,000 as we further focus on developing our products for the marketplace. Rent expense is expected to stay constant for the coming twelve months.

INTEREST EXPENSE

         Interest expense was $506,427 for the nine months ended September 30, 2004, an increase of $394,765 or 354% compared to interest expense of $111,662 for the nine months ended September 30, 2003. This amount consists of amortization of the discount on notes payable of $412,815, interest on notes payable of $57,612, and stock issued for interest and loan extension charges of $36,000.

         We expect interest expense will decrease over the next twelve months as we have either repaid or converted substantially all of this debt into shares of our common stock in November 2004.

NET LOSS

         For the reasons above, the net loss for the nine months ended September 30, 2004 was $4,053,068, an increase of $2,834,745 or 233% compared to a net loss of $1,218,323 for the nine months ended September 30, 2003.

         We expect our losses to continue and to increase over the coming twelve months. We do not expect to expect to begin to generate revenue in the next twelve months, and costs are likely to increase as we move our products through the testing and approval phases, and as we continue to build out our corporate infrastructure.

RESULTS OF OPERATIONS FOR THE TWELVE MONTH PERIOD ENDED DECEMBER 31, 2003 AND FOR THE PERIOD OF INCEPTION (OCTOBER 30, 2002) TO DECEMBER 31, 2003.

REVENUE

         We are currently in the development stage and have not yet generated any revenue.

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES

         During the twelve months ended December 31, 2003, selling, general, and administrative expenses were $1,348,078. This amount consists primarily of amortization of discount on notes payable of $302,302, legal and accounting fees of $259,381, consulting fees of $197,741, officer salary of $125,000, public relations and marketing of $95,132, non-cash compensation of $85,861, contract labor of $46,454, research and development of $42,972, and rent expense of $31,369.

         Total selling, general and administrative expenses for the period of inception (October 30, 2002) through December 31, 2003, were $1,393,796. This increase of $45,718 from the twelve months ended December 31, 2003 consists primarily of an additional $22,427 in public relations and website expenses, an additional $12,986 in legal and accounting fees, and an additional $6,613 in consulting fees.

MERGER FEES AND COSTS

         Merger fees and costs were $350,000 for the twelve months end December 31, 2003 and for the period of inception (October 30, 2002) to December 31, 2003. This amount is related to the reverse merger between GPN Network, Inc. and ImmuneRegen Biosciences, Inc., which was consummated in July 2003. $185,000 of this amount were monies paid to the former controlling shareholder of GPN Network, Inc., and the remaining $165,000 of these funds were used to satisfy certain outstanding liabilities of GPN Network, Inc.

         During the twelve months ending December 31, 2004 we may investigate potential acquisition candidates, and the potential cash costs of such an acquisition or acquisitions is not possible to forecast.

FINANCING COST

         Financing costs were $90,000 for the twelve months ending December 31, 2003 and for the period of inception (October 30, 2003) to December 31, 2003. This amount consists of non-refundable prepaid travel and road show costs relating to the reverse merger and an aborted private offering.

         We expect this amount to decrease in the twelve months ending December 31, 2004.

INTEREST EXPENSE

         Interest expense during the twelve months ended December 31, 2003 was $68,624. This amount consists of interest payable on our notes payable. An additional $200 of interest was accrued during the period of inception (October 30, 2002) through December, 2002.

NET LOSS

         For the reasons stated above, our net loss for the twelve months ending December 31, 2003 was $1,856,702 or $0.17 per shares. For the period of inception (October 30, 2002) through December 31, 2003, our net loss was $1,902,620 or $0.20 per share. We expect that losses will continue through the period ending December 31, 2004.

                                    BUSINESS

BUSINESS OVERVIEW

         We are engaged in the research and development of important life saving, health-enhancing therapeutic applications and therapies. Our proprietary product, Homspera, is derived from Substance P, a naturally occurring peptide found within the human body. Our vision to which we aspire is to be recognized as a leading developer of biotechnology products and applications for the 21st century.

         Initially, all our applications and products will be developed through our wholly-owned operational subsidiary, ImmuneRegen BioSciences, Inc., a Delaware corporation, based on Homspera, a proprietary, patented compound. Homspera is derived from Substance P, a naturally occurring peptide found within the human body, and has been developed and extensively researched by our founders over the past 10 years.

         Our strategy is to develop, test and obtain regulatory approval for various applications using Homspera in a diverse array of life enhancing and life saving applications in order to commercialize these applications and products for licensing, sales and distribution. Already, we believe that Homspera may have shown efficacy for the treatments of acute radiation syndrome ("ARS"), acute lung injury ("ALI") / acute respiratory distress syndrome ("ARDS") and hair replacement related to loss due to traditional anti-cancer treatments. The first applications that we will concentrate on developing will be in these three areas.

Further, based on research studies and results from laboratory tests conducted by our science team we believe that Homspera may be used to develop viable and exciting applications and therapies for: 1) dramatically lessening lung damage caused by cigarette smoke and other toxicants related to air pollution; 2) the treatment of SARS, Avian flu, as well as, other widespread respiratory diseases associated with chronic obstructive pulmonary disease ("COPD") and other respiratory illnesses such asthma, bronchitis, etc.; 3) the treatment of lung and other cancers; and, 4) influenza.

         Our current business model is designed around obtaining the required regulatory approvals, which will allow for the introduction of our patented Homspera based applications and products. Once approval has been obtained, we hope to expand our sales efforts and to begin to generate sales domestically through both the licensing and the direct sales of our products. We believe that we can increase and strengthen our market position in the following ways: (i) working with the FDA to obtain the approval of Homspera and future developments;
(ii) investigating foreign markets for the use of Homspera and future products;
(iii) securing relationships with strong partners in our field; (iv) entering into license agreements, strategic partnerships and joint ventures for our various applications; and, (v) continuing our current research into improving our processes, reducing costs and developing new, exciting applications.

STRATEGY AND IMPLEMENTATION

         Our strategy is to develop, test and obtain regulatory approval for various applications using Homspera in a diverse array of life enhancing and life saving applications in order to commercialize these applications for licensing, sales and distribution. We hope to build a marketing infrastructure to reach across broad geographic lines in order to ensuring maximum exposure and easy penetration into the many diverse markets throughout the world.

         Our goal is to become a leader in the research, development and commercialization of Homspera based applications to a targeted governmental, physician and retail customer base. We expect the strategy that we are pursuing will create sustainable value for patients, healthcare professionals, shareholders and employees. We believe this will be achieved by:

         o Rapidly developing, launching and marketing innovative applications and treatments based on proprietary technologies that not only satisfy unmet medical needs in large patient populations but also meet the needs of smaller, lower profile populations;

         o Aggressively deploying a targeted licensing and alliance strategy to supplement growth and enhance our vigorous in-house research and development efforts; and,

         o Working to increase our market presence throughout the United States, Europe and Asia, recruiting and retaining the best scientists with passion to discover and develop innovative therapies.

         Our business development emphasis over the next three years will be two-fold. First, we will continue to strive to access new opportunities and further product development. Second, we will actively pursue licensing or partnering our technologies with multinational biotechnology and pharmaceutical companies.

         In order to implement this strategy, our management has focused its business plan on the following major steps:

         o ACCELERATING CURRENT RESEARCH EFFORTS. We will work on capturing the full benefit of the proprietary Homspera compound in applications relating to all of the aforementioned fields. Further, the research that has led us in our current direction could be applicable to other processes, as well.

         o CREATING VALUE AND PATHWAYS TO MARKET. We plan to begin discussions with identified industry leaders in the pharmaceutical, biotechnology and medical research industries for application-specific license and distribution agreements of our therapies and products, the formation of strategic relationships and partnering.

            LICENSE AND DISTRIBUTION AGREEMENTS

            We intend to generate revenues through the licensing and the direct sale of our products and applications. We believe this will have the effect of generating revenues in the form of license agreements with companies throughout Europe and Asia, while awaiting governmental approval for sales in to begin. STRATEGIC RELATIONSHIPS It is our aim to establish relationships with such industry leaders, not only in the United States, but also throughout Europe and the rest of the world, which represent the broadest market appeal for our specific applications.

            PARTNERING

            By strategically partnering with large pharmaceutical and other biotechnology and medical research and development companies, we hope to enhance our ability to succeed in bringing our applications to the marketplace quickly and cost effectively.

         o EXPANDING sales, PRODUCTION AND ADMINISTRATIVE RESOURCES. Increased sales, research and foreign affiliations will require more resources. We expect that these will be supplied through third party relationships and increases to staff as necessary.

         o Supplementing AND LEVERAGING EXISTING ADVISORY RELATIONSHIPS. Pharmaceutical, biotechnology and medical companies are a primary channel for introducing and distributing new products. To facilitate the marketing strategies outlined above, we hope that our existing relationships will be supplemented and leveraged. Our management expects this support to be a key building block in our future growth.

SUBSTANCE P

       Homspera is derived from homeostatic substance P, a naturally occurring peptide found within the human body

       Substance P, first isolated in 1931, is a bioactive 11-amino acid peptide belonging to a group of neurokinins (small peptides that are broadly distributed in the central nervous system and peripheral nervous system). Substance

P has been found to be involved in many physiological processes including pain modulation, smooth muscle contraction, blood pressure control, kidney function and water homeostasis. The peptide is widely distributed in numerous tissues and body fluids including the central and peripheral nervous system, gastrointestinal tract, visual system and circulatory system.

       In the 1950s, substance P was considered to be the neurotransmitter for primary sensory afferent fibers, or the pain transmitter. By the 1970s, the biochemical properties of purified substance P were found to be a proteinaceous substance composed of amino acids that, subsequently, could be synthetically derived.

         Since then, substance P has been studied by researchers and scientists because of its many general physiological effects (inflammation, neurotransmission, blood vessel dilation, histamine release, and activation of the immune system) including its potential to stimulate epithelial growth; heal ulcers and ocular wounds; and, as a new approach to dulling anxiety and relieving depression and stress.

POTENTIAL APPLICATIONS

         Based on our initial studies and ongoing research through our wholly-owned subsidiary, ImmuneRegen BioSciences, Inc., we are developing applications using Homspera for the treatment of: acute radiation syndrome ("ARS"), acute lung injury ("ALI") / acute respiratory distress syndrome ("ARDS") and hair replacement related to loss due to traditional anti-cancer treatments.

INITIAL POTENTIAL APPLICATIONS

         IMMUNE-BASED THERAPIES FOR ACUTE RADIATION SICKNESS (ARS)

         Radiation sickness, known as acute radiation sickness or syndrome, is a serious illness that occurs when the entire body (or most of it) receives a high dose of radiation, usually over a short period of time. The chance of survival for people with ARS decreases with increasing radiation dose. Most people who do not recover from ARS will die within several months of exposure. The cause of death in most cases is the destruction of the person's bone marrow, which results in infections and internal bleeding. For the survivors, the recovery process may last from several weeks up to 2 years.

         Radiation is a form of energy. It comes from man-made sources such as x-ray machines, from the sun and outer space, and from some radioactive materials such as uranium in soil. Small quantities of radioactive materials occur naturally in the air, the water, the food people eat, and in the human body. Radiation that goes inside the body causes what is referred to as internal exposure. The exposure that is referred to as external comes from sources outside the body, such as radiation from sunlight and man-made and naturally occurring radioactive materials. Radiation can affect the body in a number of ways, and the adverse health consequences of exposure may not be seen for many years. These effects can range from mild, such as skin reddening, to serious effects such as cancer and death, depending on the amount of radiation absorbed by the body (the dose), the type of radiation, the route of exposure, and the length of time a person is exposed. Exposure to very large doses of radiation may cause death within a few days or months. Exposure to lower doses of radiation may lead to an increased risk of developing cancer or other adverse health effects.

         Because of past terrorist events, people have expressed much greater concern about the possibility of a terrorist attack involving radioactive materials, possibly through the use of a "dirty bomb," and the harmful effects of radiation from such an event. The adverse health consequences of a terrorist nuclear attack vary according to the type of attack and the distance a person is from the attack. Potential terrorist attacks may include a small radioactive source with a limited range of impact or a nuclear detonation involving a wide area of impact. In the event of a terrorist nuclear attack, people may experience two types of exposure from radioactive materials: external exposure and internal exposure. Exposure to very large doses of external radiation may cause death within a few days or months. External exposure to lower doses of radiation and internal exposure from breathing or eating radioactive contaminated material may lead to an increased risk of developing cancer and other adverse health effects. These adverse effects range from mild, such as skin reddening, to severe effects such as cancer and death, depending on the amount of radiation absorbed by the body (the dose), the type of radiation, the route of exposure, and the length of time of the exposure.

         In animal studies, we have achieved positive results using Homspera to treat animals subjected to lethal levels of radiation exposure. We are continuing to conduct studies in this area and have recently demonstrated what we believe is a 50% survival rate in our most recent study, up from what we believe was 25% in the prior study.

         At the request of the FDA, we are currently undergoing an animal subject study using mice to determine the effectiveness of direct muscle injection of Homspera versus inhalation. Upon the conclusion of this test, we expect to initiate our final test using primates. We believe the findings from these studies may lead to significant military and biodefense applications for Homspera.

         IMMUNE-BASED THERAPIES FOR ACUTE LUNG INJURY (ALI) AND ACUTE RESPIRATORY DISTRESS SYNDROME (ARDS)

         The lungs have as their primary function providing oxygen and eliminating carbon dioxide, and, are therefore, the doorway to the basic life processes. Since they are the major organ in the body that is in constant contact with both the outside air and the internal environment, the lungs are uniquely vulnerable to disease. Lung disease encompasses a broad spectrum of conditions, ranging from acute illnesses such as influenza and pneumonia, to chronic diseases such as asthma, cancer and emphysema. The term "Acute Lung Injury" has been used as an umbrella term for hypoxemic respiratory failure, a severe version of which is "Acute Respiratory Distress Syndrome."

         ACUTE LUNG INJURY

         ALI refers to a syndrome in which there is a widespread impairment of the function of the small blood vessels in the lungs, causing them to leak fluid and inflammatory cells into the lung substance in response to insults such as infection, shock and noxious agents. This condition is difficult to treat, because medications that speed up the removal of fluids from the lungs and increase the likelihood of survival also have undesirable side effects. To this date, no effective treatment is available.

         ALI is most often seen as part of a systemic inflammatory process, particularly systemic sepsis, as the result of a severe infection in the lungs or elsewhere in the body. Sepsis can be caused by a wide variety of infectious organisms that interact with blood cells in numerous internal organs of the body, causing a disseminated inflammatory process that leads to multiple organ failure, with the lung as a particularly susceptible target. As fluid leaks into the air spaces of the lungs, the level of oxygen in the blood falls, leading to shortness of breath and frequently to death.

         Our founder and Chief Scientific Officer, Dr. Mark Witten has over 20 years experience in studying and developing treatments for ALI. Based on his past research and our continuing research studies, we believe that Homspera may be proven to be effective in treating lung injury and could potentially save many of those who would otherwise die from the syndrome.

         ACUTE RESPIRATORY DISTRESS SYNDROME

         The term Acute Respiratory Distress Syndrome, was first introduced by Ashbaugh and Petty more than two decades ago to describe a viral infection resulting in severe damage to the lungs and often death. ARDS is characterized as a severe injury to most or all of the lungs. Patients with ARDS experience severe shortness of breath and often require mechanical ventilation (life support) because of respiratory failure. ARDS is not a specific disease; instead, it is a type of severe, acute lung dysfunction that is associated with a variety of diseases, such as pneumonia, shock, sepsis (a severe infection in the body) and trauma. ARDS can be confused with congestive heart failure, which is another common condition that can also cause acute respiratory distress.

         Since the initial description of ARDS in literature in 1967, mortality has ranged from 50 to 70 percent. The majority of deaths in ARDS are due to nonrespiratory causes. Sepsis accounts for the majority of early deaths, and multiple organ failure is a prominent cause of late mortality. As there is no known cure, the current treatment is to identify and treat the underlying condition and keep the patient alive and breathing, usually requiring mechanical ventilation. With ARDS, the breathing muscles (i.e., the diaphragm and other muscles in the chest) become fatigued very quickly and can stop working in their effort to get oxygen into the body. The level of oxygen in the blood drops rapidly and to dangerously low levels, causing damage to vital organs and body processes. If the oxygen level is not brought up quickly and maintained at adequate levels, the damage, including severe brain damage, can be irreversible.

         To date, there are no specific pharmacological interventions of proven value for the treatment of ARDS. However, based on positive results and exhaustive studies from treating lung damage due to jet fuel exposure, we believe that our trials may prove Homspera is able to be applied with similar results to the treatment of ARDS. Furthermore, recent studies using Homspera have proven successful in treating animal subjects infected with the Hong Kong influenza virus, a respiratory disease that in similar to ARDS.

         TREATMENT FOR HAIR LOSS RELATED TO TRADITIONAL CANCER TREATMENTS

         Although alopecia, (hair loss) is not life threatening, many cancer patients describe it as the most traumatic side effect of chemotherapy, as well as a constant reminder of the cancer and its treatment. Patients experiencing hair loss encounter shedding of hair, obstacles to routine hair grooming, and difficulty in maintaining body heat, particularly at night, as well as scalp sensitivity and tenderness. Hair loss can also evoke feelings of low self-esteem and fear of how an altered appearance will be perceived by others.

         Hair loss occurs because anticancer drugs can affect normal proliferating cells, including the cells responsible for hair growth. This effect, however, is not permanent, and healthy cells grow back normally once chemotherapy or radiation is completed. Scalp hairs in the, "anagen" or growing phase (about 90%) are susceptible to chemotherapy and radiation. The degree of hair loss depends on the chemotherapy drug, the dosage of chemotherapy or radiation, and how it is given.

         In radiation treatments only hair that is in a treatment field will be affected with hair loss. Generally, the hair loss will begin approximately two to three weeks after the start of treatments. This hair will grow back after the treatments are completed. If a higher dose of radiation is delivered, there is a chance that the hair loss will be permanent.

         Chemotherapy consists of the administration of drugs that destroy rapidly dividing cancer cells. Cancer cells are some of the most rapidly reproducing cells in the body, but other cells, such as those which contribute to the formation of hair shafts and nails, are also rapidly reproducing. Unfortunately, while chemotherapy drugs preferentially destroy cancer cells, the drugs also can destroy those cells responsible for normal growth of hair and nails. Cancer patients sometimes shed the hair and nails during treatment. Chemotherapy drugs are poisonous to the cells of the hair root responsible for hair shaft formation. Usually, the hair is lost rapidly in large quantities during treatment. In chemotherapy, hair loss starts approximately two to three weeks after the first dose of chemotherapy, but will not noticeable until one to two months have elapsed. Hair loss is reversible and will be back totally about three to four months after the last chemotherapy dose.

         We believe that we have found through research studies and experiments that aerosol treatments with Homspera may have had the effect of replacing hair loss in animal models. We believe that we may be able to develop applications using Homspera to effectively replace hair in those individuals undergoing radiation and chemotherapy treatments.

PIPELINE APPLICATIONS

         Based on research studies and positive results from laboratory tests conducted by our science team we believe that Homspera may be used to develop viable and exciting applications and therapies for: 1) dramatically lessening lung damage caused by cigarette smoke and other toxicants related to air pollution; 2) the treatment of SARS, Avian flu, as well as, other widespread respiratory diseases associated with chronic obstructive pulmonary disease
(COPD) and other respiratory illnesses such asthma, bronchitis, etc.; 3) the treatment of lung and other cancers; and, 4) influenza.

         We may, in the future, perform further research and development into one or more of these areas in order to develop an effective treatment.

         IMMUNE-BASED THERAPIES FOR CIGARETTE SMOKE AND OTHER TOXICANTS

         Environmental toxicants, such as cigarette smoke and air pollution, may have significant effects on many physiological systems of the exposed individual. For example, significant changes in immune competence in the lung, even if short-lived, may have serious consequences for the exposed host that may affect susceptibility to infectious agents, particularly if combined with pulmonary cellular damage. Major alterations in lung and immune function that are long lasting may result in an increased likelihood of development and/or progression of cancer and other pathological states.

         Both mainstream and second-hand exposure to cigarette smoke is known to damage the lungs, alter the immune system, and predispose individuals to the development of emphysema and lung cancer. Second-hand cigarette smoke is considered highly toxic, even compared to the mainstream cigarette smoke that a human smoker inhales, due to the low combustion temperature of the smoldering cigarette.

         Air pollution is one of the most pervasive environmental problems because atmospheric currents can carry contaminated air to every part of the globe. Most air pollution comes from motor vehicle emissions and from power plants that burn coal and oil to produce energy for industrial and consumer use. Carbon dioxide and other harmful gases released into the air from these sources adversely affect weather patterns and the health of people. Fragile lung tissue is easily damaged by pollutants in the air, resulting in increased risk of asthma and allergies, chronic bronchitis, lung cancer and other respiratory diseases. Air pollution threatens the health of virtually every living being on the Earth.

         We believe that previous studies by our founders, Drs. Harris and Witten, have demonstrated that administration of Homspera was capable of protecting the pulmonary and immune systems from damage due to environmental toxicants. Treatment of mice exposed to second-hand smoke with aerosolized Homspera helped to prevent pathological cellular and functional changes in the lung as reflected by prevention of damage to airway basement membranes/endothelial cells and preservation of normal airway dynamic compliance. Further, we believe that Homspera treatment helped to reduce and/or prevent the occurrence of micronuclei formation in cells isolated from mice exposed in vivo to second-hand (an indicator of DNA/genetic damage). Finally, in an experimental in vivo lung cancer model, we believe that Homspera helped to significantly reduce the numbers of lung tumors, increased animal survival, and activated pulmonary immune defense mechanisms.

         We believe that our results from treating lung damage due to jet fuel exposure and mainstream and second-hand smoke may be applied with similar results to damage caused to the lungs and air passages as a result of prolonged exposure to the harmful toxicants commonly found in polluted air and cigarette smoke. We believe that results from our preliminary studies may have shown that inhalation of aerosolized Homspera appears to be capable of preserving lung function and inhibiting, preventing and/or reversing the cellular and genetic precursors of emphysema and malignancy that often result from exposure to cigarette smoke and other environmental toxicants found in the air. We plan to actively seek foreign license agreements and strategic partners to begin the development and marketing of our product once the patent has been granted.

         IMMUNE-BASED THERAPIES FOR THE TREATMENT OF SARS, AVIAN FLU, AS WELL AS, OTHER WIDESPREAD RESPIRATORY DISEASES ASSOCIATED WITH CHRONIC OBSTRUCTIVE PULMONARY DISEASE (COPD)

         In mouse models conducted by our company after a week of JP-8 jet fuel exposure followed by infection with the Hong Kong influenza virus, the science team observed that Homspera treatment may have helped to diminish death (zero deaths in the Homspera-treated mice) and respiratory illness. The diminished inflammatory reaction in the lungs was characterized by the following parameters:

         (1) A very large decrease in the number of inflammatory cells recovered in the broncho-alveolar lavage fluid in the Homspera-treated mice. Additionally, these mice had markedly decreased levels of leukotriene B4 in the broncho-alveolar lavage fluid compared to the JP-8 jet fuel exposed Hong Kong virus-infected mice. Leukotriene B4 is a chemoattractant for inflammatory cells to move from the systemic circulation into the lungs.

         (2) Lung pathology demonstrated that airway cilia were intact in the JP-8 jet fuel exposed Hong Kong virus-infected mice treated with Homspera compared to the JP-8 jet fuel exposed Hong Kong virus-infected mice. Additionally, the airway epithelial cells of the mice treated with Homspera had fewer mitochondria, indicating that these cells were not under stress compared to the JP-8 jet fuel exposed Hong Kong virus-infected mice.

         (3) Lastly, the science team did not observe any Hong Kong virus individual virons in the lung tissue of the mice treated with Homspera. This led to the hypothesis that Homspera up-regulated pulmonary alveolar macrophages to phagocytize (eat and destroy) the Hong Kong virus virons.

         We believe that Homspera may be used in developing treatments for several respiratory illnesses.

         IMMUNE-BASED THERAPIES FOR CHRONIC OBSTRUCTIVE PULMONARY DISEASE (COPD)

         COPD, including chronic bronchitis and emphysema, is characterized by breathing difficulty due to partial blockage of the bronchial tubes.

         APPLICATION POTENTIAL. Based on our studies with ARDS we expect that similar treatments can be used for treating COPD, including asthma, chronic bronchitis and emphysema.

         IMMUNE-BASED THERAPIES FOR SEVERE ACUTE RESPIRATORY SYNDROME (SARS)

         Although scientists have made many advances in finding a cure for Severe Acute Respiratory Syndrome (SARS), so far they have been unable to find a drug that will cure it or treat it effectively.

         Our recent results in treating the Hong Kong influenza virus have led to discussions with a Singapore based contract research organization (CRO) and the Economic Development Boards of both Singapore and Taiwan that is seeking certain domestic and Asian pharmaceutical entities to partner on SARS studies.

         IMMUNE-BASED THERAPIES FOR THE NIPAH VIRUS

         Nipah virus is a newly recognized zoonotic virus. No drug therapies have yet been proven to be effective in treating Nipah infection and treatment relies on providing intensive supportive care.

         The virus was "discovered" in 1999 and has caused disease in animals and in humans, through contact with infectious animals. Nipah is closely related to another newly recognized zoonotic virus called Hendra virus. Although members of this group of viruses have only caused a few focal outbreaks, the biologic property of these viruses to infect a wide range of hosts and to produce a disease causing significant mortality in humans has made this emerging viral infection a public heath concern.

         It is currently believed that certain species of fruit bats are the natural hosts of both Nipah and Hendra viruses. They are distributed across an area encompassing northern, eastern and south-eastern areas of Australia, Indonesia, Malaysia, the Philippines and some of the Pacific Islands. The mode of transmission from animal to animal, and from animal to human is uncertain, but appears to require close contact with contaminated tissue or body fluids from infected animals. Nipah antibodies have been detected in pigs, other domestic and wild animals.

         The incubation period is between 4 and 18 days. In many cases the infection is mild or inapparent (sub-clinical). In symptomatic cases, the onset is usually with "influenza-like" symptoms, with high fever and muscle pains (myalgia). The disease may progress to inflammation of the brain (encephalitis) with drowsiness, disorientation, convulsions and coma.

         IMMUNE-BASED THERAPIES FOR CANCER

         Cancer remains the second-leading cause of death in the industrialized world and worldwide. As life expectancy continues to increase, so will cases of cancer. Products are beginning to emerge that are specifically targeted to cancer cells or act in collaboration with the body's immune response to combat the disease. This marks a dynamic change in the way cancer is treated, and we believe that such innovative therapies will transform the cancer market during the next decade.

         Based on results from research studies conducted by ImmuneRegen BioSciences, Inc., our management believes that Homspera may be used to assist in the treatment of cancer by slowing and, possibly, preventing the spread and metastasis of cancer from the site of origin.

         IMMUNE-BASED THERAPIES FOR INFLUENZA AND VIRAL INFECTIOUS DISEASE

         We also believe that Homspera may be used in treating influenza, viral respiratory infection (VRI), often referred to as the common cold.

         Influenza or "the flu" is a highly contagious viral infection of the nose, throat and lungs that is one of the most severe illnesses of the winter season. The flu is caused by the influenza virus. There are three types of influenza viruses: influenza A, B and C. Influenza A and B can cause serious disease and can lead to epidemics. The flu is spread easily from person to person, primarily when an infected person coughs or sneezes. It can lead to hospitalization or even death, especially among persons over the age of 65 and in infants.

         Due to its believed ability to help boost the immune system management believes that Homspera may be an effective treatment, as the infection can only be cured by one's own immune system producing specific antibodies against the virus.

INTELLECTUAL PROPERTY

         In December 2002, we entered into a royalty-free license agreement with David Harris and Mark Witten, who are our two founders and largest shareholders. Under the terms of the license agreement, Messrs. Harris and Witten granted to us an exclusive license to use and sublicense certain patents, medical applications, and other technologies developed by them. Our obligations under this agreement include (i) reasonable efforts to protect any licensed patents or other associated property rights; (ii) reasonable efforts to maintain confidentiality of any proprietary information; (iii) upon the granting by the
U. S. Food and Drug Administration to us the right to market a product, we will maintain a broad form general liability and product liability insurance.

         We believe that patents, trademarks, copyrights and other proprietary rights are important to our business. We also rely on trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain our competitive position. We seek to protect our intellectual property rights by a variety of means, including obtaining patents, maintaining trade secrets and proprietary know-how, and technological innovation to operate without infringing on the proprietary rights of others and to prevent others from infringing on our proprietary rights. Our policy is to seek to protect our proprietary position by, among other methods, actively seeking patent protection in the United States and foreign countries.

         Our success depends in part on our ability to maintain our proprietary position through effective patent claims and their enforcement against our competitors. Although we believe our patents and patent applications provide a competitive advantage, the patent positions of companies like ours are generally uncertain and involve complex legal and factual questions. We do not know whether any of our patent applications will result in the issuance of any patents. Our issued patents, those that may be issued in the future or those acquired by us, may be challenged, invalidated or circumvented, and the rights granted under any issued patent may not provide us with proprietary protection or competitive advantages against competitors with similar technology. In particular, we do not know if competitors will be able to design variations on our treatment methods to circumvent our current and anticipated patent claims. Furthermore, competitors may independently develop similar technologies or duplicate any technology developed by us. Because of the extensive time required for the development, testing and regulatory review of a potential product, it is possible that, before any of our products can be commercialized or marketed, any related patent claim may expire or remain in force for only a short period following commercialization, thereby reducing the advantage of the patent.

         We also rely upon trade secrets, confidentiality agreements, proprietary know-how and continuing technological innovation to remain competitive, especially where we do not believe patent protection is appropriate or obtainable. We continue to seek ways to protect our proprietary technology and trade secrets, including entering into confidentiality or license agreements with our employees and consultants, and controlling access to and distribution of our technologies and other proprietary information. While we use these and other reasonable security measures to protect our trade secrets, our employees or consultants may unintentionally or willfully disclose our proprietary information to competitors.

         Our commercial success will depend in part on our ability to operate without infringing upon the patents and proprietary rights of third parties. It is uncertain whether the issuance of any third party patents would require us to alter our products or technology, obtain licenses or cease certain activities. Our failure to obtain a license to technology that we may require to discover, develop or commercialize our future products may have a material adverse impact on us. One or more third-party patents or patent applications may conflict with patent applications to which we have rights. Any such conflict may substantially reduce the coverage of any rights that may issue from the patent applications to which we have rights. If third parties prepare and file patent applications in the United States that also claim technology to which we have rights, we may have to participate in interference proceedings in the USPTO to determine priority of invention.

         We have collaborated and may collaborate in the future with other entities on research, development and commercialization activities. Disputes may arise about inventorship and corresponding rights in know-how and inventions resulting from the joint creation or use of intellectual property by us and our collaborators, partners, licensors and consultants. As a result, we may not be able to maintain our proprietary position.

         As of August 2004, we had two issued U.S. patents, four pending U.S. patent applications, two issued foreign patents and three pending foreign patent applications. SEE CHART BELOW. Our issued patents and patent applications primarily cover the methods whereby Homspera is used in improving pulmonary function and stimulating the immune system. We are in the process of pursuing several other patent applications.

-----------------------------------------------------------------------------
TITLE                           COUNTRY             STATUS        DATE
-----------------------------------------------------------------------------
Acute Respiratory Distress      U.S.                Pending       4-14-03
Syndrome
-----------------------------------------------------------------------------
Acute Respiratory Syndromes     U.S.                Pending       4-25-03
-----------------------------------------------------------------------------
Amelioratin of Effects of       U.S. / Foreign      Pending       8-22-03
Cigarette Smoke
-----------------------------------------------------------------------------
Stimulation of Hair Growth      U.S. / Foreign      Pending      12-18-03
-----------------------------------------------------------------------------
Substance P Treatment for       U.S.                 Issued       8-31-99
Immunostimulation
-----------------------------------------------------------------------------
Substance P Treatment for       U.S.                 Issued       12-7-99
Immunostimulation
-----------------------------------------------------------------------------
Substance P Treatment for       Foreign              Issued        7-8-97
Immunostimulation
-----------------------------------------------------------------------------
Substance P Treatment for       Foreign              Issued        7-8-97
Immunostimulation
-----------------------------------------------------------------------------
Substance P Treatment for       Foreign             Pending        7-8-97
Immunostimulation
-----------------------------------------------------------------------------

COMPETITION

         We are engaged in segments of the biopharmaceutical industry that are intensely competitive and rapidly changing. If successfully developed and approved, the product candidates that we are currently developing will compete with numerous existing therapies. In addition, a number of companies are pursuing the development of novel pharmaceutical products that target the same diseases that we are targeting, and some companies, including several multinational pharmaceutical companies, are simultaneously marketing several different drugs and may therefore be able to market their own combination drug therapies.

         Although we believe that there is a significant future market for therapeutics to treat lung and other cancers, respiratory infection and other viral diseases, we anticipate that, even if we successfully develop Homspera and Homspera is approved for marketing, it will face intense and increasing competition in the future as new products enter the market and advanced technologies become available. There can be no assurance that existing products or new products for the treatment of such ailments developed by competitors, including GlaxoSmithKline, Merck & Co., Bristol-Myers Squibb and Abbott Laboratories, will not be more effective, or more effectively marketed and sold, than Homspera should it be successfully developed and receive regulatory approval, or any other therapeutic that may be developed by us. Competitive products or the development by others of a cure or new treatment methods may render our technologies and products and compounds obsolete, noncompetitive or uneconomical prior to our recovery of development or commercialization expenses incurred with respect to any such technologies or products or compounds. Many of our competitors have significantly greater financial, technical and human resources than us and may be better equipped to develop, manufacture, sell, market and distribute products. In addition, many of these companies have extensive experience in preclinical testing and clinical trials, obtaining FDA and other regulatory approvals and manufacturing and marketing pharmaceutical products. Many of these competitors also have products for use individually or in combination therapy that have been approved or are in late-stage development and operate large, well-funded research and development programs. Smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large pharmaceutical and biotechnology companies. Furthermore, academic institutions, governmental agencies and other public and private research organizations are becoming increasingly aware of the commercial value of their inventions and are more actively seeking to commercialize technologies they have developed.

         New developments in areas in which we are conducting our research and development are expected to continue at a rapid pace in both industry and academia. If our product candidates and compounds are successfully developed and approved, we will face competition based on the safety and effectiveness of our products and compounds, the timing and scope of regulatory approvals, availability of manufacturing, sales, marketing and distribution capabilities, reimbursement coverage, price and patent position. There can be no assurance that our competitors will not develop more effective or more affordable technology or products, or achieve earlier patent protection, product development or product commercialization than us. Accordingly, our competitors may succeed in commercializing products more rapidly or effectively than us, which could have a material adverse effect on our business, financial condition and results of operations.

GOVERNMENTAL REGULATION

         Our technologies are subject to extensive government regulation, principally by the FDA and state and local authorities in the United States and by comparable agencies in foreign countries. Governmental authorities in the United States extensively regulate the pre-clinical and clinical testing, safety, efficacy, research, development, manufacturing, labeling, storage, record-keeping, advertising, promotion, export, marketing and distribution, among other things, of pharmaceutical products under various federal laws including the Federal Food, Drug and Cosmetic Act, or FFDCA, and under comparable laws by the states and in most foreign countries.

DOMESTIC REGULATION

         In the United States, the FDA, under the FFDCA, the Public Health Service Act and other federal statutes and regulations, subject pharmaceutical and biologic products to rigorous review. If we do not comply with applicable requirements, we may be fined, the government may refuse to approve our marketing applications or allow us to manufacture or market our products or product candidates, and we may be criminally prosecuted. The FDA also has the authority to discontinue or suspend manufacture or distribution, require a product withdrawal or recall or revoke previously granted marketing authorizations, if we fail to comply with regulatory standards or if we encounter problems following initial marketing.

FDA APPROVAL PROCESS

         To obtain approval of a new product from the FDA, we must, among other requirements, submit data demonstrating the product's safety and efficacy as well as detailed information on the manufacture and composition of the product candidate. In most cases, this entails extensive laboratory tests and pre-clinical and clinical trials. This testing and the preparation of necessary applications and processing of those applications by the FDA are expensive and typically take many years to complete. The FDA may deny our applications or may not act quickly or favorably in reviewing these applications, and we may encounter significant difficulties or costs in our efforts to obtain FDA approvals that could delay or preclude us from marketing any products we may develop. The FDA also may require post-marketing testing and surveillance to monitor the effects of approved products or place conditions on any approvals that could restrict the commercial applications of these products. Regulatory authorities may withdraw product approvals if we fail to comply with regulatory standards or if we encounter problems following initial marketing. With respect to patented products or technologies, delays imposed by the governmental approval process may materially reduce the period during which we will have the exclusive right to exploit the products or technologies.

         The FDA does not apply a single regulatory scheme to human tissues and the products derived from human tissue. On a case-by-case basis, the FDA may choose to regulate such products as transplanted human tissue, medical devices or biologics. A fundamental difference in the treatment of products under these classifications is that the FDA generally permits human tissue for transplantation to be commercially distributed without marketing approval. In contrast, products regulated as medical devices or biologics usually require such approval.

         The process required by the FDA before a new drug or biologic may be marketed in the United States generally involves the following:

      o completion of pre-clinical laboratory tests or trials and formulation studies;

      o submission to the FDA of an IND for a new drug or biologic, which must become effective before human clinical trials may begin;

      o performance of adequate and well-controlled human clinical trials to establish the safety and efficacy of the proposed drug or biologic for its intended use; and,

      o submission and approval of a New Drug Application, or NDA, for a drug, or a BLA for a biologic.

         Pre-clinical tests include laboratory evaluation of product chemistry formulation and stability, as well as studies to evaluate toxicity. In view of the nature of our product candidates and our prior clinical experience with our product candidates, we concluded that it was reasonably safe to initiate clinical trials and that the clinical trials would be adequate to further assess both the safety and efficacy of our product candidates. The results of pre-clinical testing, together with manufacturing information and analytical data, are submitted to the FDA as part of an IND application. The FDA requires a 30-day waiting period after the filing of each IND application before clinical trials may begin, in order to ensure that human research subjects will not be exposed to unreasonable health risks. At any time during this 30-day period or at any time thereafter, the FDA may halt proposed or ongoing clinical trials, or may authorize trials only on specified terms. The IND application process may become extremely costly and substantially delay development of our products. Moreover, positive results of pre-clinical tests will not necessarily indicate positive results in clinical trials.

         The sponsor typically conducts human clinical trials in three sequential phases, which may overlap. These phases generally include the following:

         Phase I: The product is usually first introduced into healthy humans or, on occasion, into patients, and is tested for safety, dosage tolerance, absorption, distribution, excretion and metabolism.

         Phase II: The product is introduced into a limited patient population to:

            o  assess its efficacy in specific, targeted indications;

            o  assess dosage tolerance and optimal dosage; and

            o  identify possible adverse effects and safety risks.

         Phase III: These are commonly referred to as pivotal studies. If a product is found to have an acceptable safety profile and to be potentially effective in Phase II clinical trials, new clinical trials will be initiated to further demonstrate clinical efficacy, optimal dosage and safety within an expanded and diverse patient population at geographically-dispersed clinical study sites.

         If the FDA does ultimately approve the product, it may require post-marketing testing, including potentially expensive Phase IV studies, to monitor its safety and effectiveness.

         Clinical trials must meet requirements for Institutional Review Board, or IRB, oversight, informed consent and the FDA's Good Clinical Practices. Prior to commencement of each clinical trial, the sponsor must submit to the FDA a clinical plan, or protocol, accompanied by the approval of the committee responsible for overseeing clinical trials at one of the clinical trial sites. The FDA and the IRB at each institution at which a clinical trial is being performed may order the temporary or permanent discontinuation of a clinical trial at any time if it believes that the clinical trial is not being conducted in accordance with FDA requirements or presents an unacceptable risk to the clinical trial patients.

         The sponsor must submit to the FDA the results of the pre-clinical and clinical trials, together with, among other things, detailed information on the manufacturing and composition of the product, in the form of an NDA, or, in the case of a biologic, a BLA. Once the submission has been accepted for filing, the FDA has 180 days to review the application and respond to the applicant. The review process is often significantly extended by FDA requests for additional information or clarification. The FDA may refer the BLA to an advisory committee for review, evaluation and recommendation as to whether the application should be approved, but the FDA is not bound by the recommendation of an advisory committee.

         It is possible that our product candidates will not successfully proceed through this approval process or that the FDA will not approve them in any specific period of time, or at all. The FDA may deny or delay approval of applications that do not meet applicable regulatory criteria, or if the FDA determines that the clinical data do not adequately establish the safety and efficacy of the product. Satisfaction of FDA pre-market approval requirements for a new biologic is a process that may take several years and the actual time required may vary substantially based upon the type, complexity and novelty of the product or disease. The FDA reviews these applications and, when and if it decides that adequate data are available to show that the product is both safe and effective and that other applicable requirements have been met, approves the drug or biologic for marketing. Government regulation may delay or prevent marketing of potential products for a considerable period of time and impose costly procedures upon our activities. Success in early stage clinical trials does not assure success in later stage clinical trials. Data obtained from clinical activities is not always conclusive and may be susceptible to varying interpretations that could delay, limit or prevent regulatory approval. Upon approval, a product candidate may be marketed only for those indications approved in the BLA or NDA and may be subject to labeling and promotional requirements or limitations, including warnings, precautions, contraindications and use limitations, which could materially impact profitability. Once approved, the FDA may withdraw the product approval if compliance with pre- and post-market regulatory standards is not maintained or if safety, efficacy or other problems occur after the product reaches the marketplace.

         The FDA may, during its review of an NDA or BLA, ask for additional test data. If the FDA does ultimately approve the product, it may require post-marketing testing, including potentially expensive Phase IV studies, to monitor the safety and effectiveness of the product. In addition, the FDA may, in some circumstances, impose restrictions on the use of the product, which may be difficult and expensive to administer and may require prior approval of promotional materials.

ONGOING FDA REQUIREMENTS

         Before approving an NDA or BLA, the FDA will inspect the facilities at which the product is manufactured and will not approve the product unless the manufacturing facilities are in compliance with the FDA's current Good Manufacturing Practices, or cGMP, requirements which govern the manufacture, holding and distribution of a product. Manufacturers of biologics also must comply with the FDA's general biological product standards. Following approval, the FDA periodically inspects drug and biologic manufacturing facilities to ensure continued compliance with the cGMP requirements. Manufacturers must continue to expend time, money and effort in the areas of production, quality control, record keeping and reporting to ensure full compliance with those requirements. Failure to comply with these requirements subjects the manufacturer to possible legal or regulatory action, such as suspension of manufacturing, seizure of product, voluntary recall of product, withdrawal of marketing approval or civil or criminal penalties. Adverse experiences with the product must be reported to the FDA and could result in the imposition of marketing restrictions through labeling changes or market removal. Product approvals may be withdrawn if compliance with regulatory requirements is not maintained or if problems concerning safety or efficacy of the product occur following approval.

         The labeling, advertising, promotion, marketing and distribution of a drug or biologic product also must be in compliance with FDA and FTC requirements which include, among others, standards and regulations for direct-to-consumer advertising, industry-sponsored scientific and educational activities, and promotional activities involving the internet. The FDA and FTC have very broad enforcement authority, and failure to abide by these regulations can result in penalties, including the issuance of a Warning Letter directing the company to correct deviations from regulatory standards, a requirement that future advertising and promotional materials be pre-cleared by the FDA and enforcement actions that can include seizures, injunctions and criminal prosecution.

         Manufacturers are also subject to various laws and regulations governing laboratory practices, the experimental use of animals and the use and disposal of hazardous or potentially hazardous substances in connection with their research. In each of the above areas, the FDA has broad regulatory and enforcement powers, including the ability to levy fines and civil penalties, suspend or delay issuance of approvals, seize or recall products and deny or withdraw approvals.

HIPAA REQUIREMENTS

         Other federal legislation may affect our ability to obtain certain health information in conjunction with our research activities. The Health Insurance Portability and Accountability Act of 1996, or HIPAA, mandates, among other things, the adoption of standards designed to safeguard the privacy and security of individually identifiable health information. In relevant part, the U.S. Department of Health and Human Services, or HHS, has released two rules to date mandating the use of new standards with respect to such health information. The first rule imposes new standards relating to the privacy of individually identifiable health information. These standards restrict the manner and circumstances under which covered entities may use and disclose protected health information so as to protect the privacy of that information. The second rule released by HHS establishes minimum standards for the security of electronic health information. While we do not believe we are directly regulated as a covered entity under HIPAA, the HIPAA standards impose requirements on covered entities conducting research activities regarding the use and disclosure of individually identifiable health information collected in the course of conducting the research. As a result, unless they meet these HIPAA requirements, covered entities conducting clinical trials for us may not be able to share with us any results from clinical trials that include such health information.

         In addition to the statutes and regulations described above, we are also subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other present and potential future federal, state and local regulations.

MANUFACTURING

         We have established a pilot manufacturing facility at our lab headquarters in Tucson, Arizona for the production of immune-based therapies. We expect these facilities to be adequate to supply limited clinical trial quantities for our products under development. Additional manufacturing capacity will be needed for commercial scale production, if these therapies are approved for commercial sale.

         For the manufacture of the applications under development, we obtain synthetic peptides from third party manufacturers. We believe a synthesized version of substance P is readily available at low cost from several life science and technology companies that provide biochemical and organic chemical products and kits used in scientific and genomic research, biotechnology, pharmaceutical development and the diagnosis of disease and chemical manufacturing. We believe that the synthetic substance P and other materials necessary to produce Homspera are readily available from various sources, and several suppliers are capable of supplying substance P in both clinical and commercial quantities. These suppliers also store and ship the product as well.

         We believe that our products will use an inhaler (puffer) device to deliver Homspera to the user. To develop, manufacture and test an inhaler device, we hope to partner with a full-service drug development and chemical services company that offers services ranging from pre-clinical and toxicology studies to clinical trial support and manufacturing services. We believe such a partnership may enable us to decrease the time-to-market for our products and to increase our productivity.

Employees

         As of November 23, 2004, we had one full-time employee and three contract employees. None of our employees are covered by a collective bargaining agreement or are represented by a labor union. We have not experienced any work stoppages and consider our employee relations to be good.

PROPERTY

         We have a lease agreement for 800 square feet of office space in Scottsdale, Arizona. The lease expires September 30, 2005. Rent expense is $2,297 per month. We believe that our facilities are adequate for our current needs and suitable additional or substitute space will be available in the future to replace our existing facilities, if necessary, or accommodate expansion of our operations.

LEGAL PROCEEDINGS

         On December 13, 2001, service of process was effectuated upon GPN Network, Inc. with regard to a fee agreement between GPN Network, Inc. and Silver and Deboskey, a Professional Corporation located in Denver, Colorado. On November 7, 2002, judgment was entered in favor of Silver & Deboskey in the amount of $28,091. At October 31, 2004, we had not paid any of this amount.

                                   MANAGEMENT

         Executive officers are elected annually by the Board of Directors. Board members serve one-year terms until their death, resignation or removal by the Board of Directors.

Name                      Age    Position
--------------------------------------------------------------------------------
Michael K. Wilhelm        37     President, Chief Executive Officer and Director
Mark L. Witten, Ph.D.     51     Director and Research Scientist
David T. Harris, Ph.D.    48     Director and Research Scientist
Theodore E. Staahl, M.D.  59     Director
Eric J. Hopkins           49     Chief Financial Officer
Steven J. Scronic         32     Secretary

         MICHAEL K. WILHELM, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR. Mr. Wilhelm has served as our President and Chief Executive Officer and on our Board of Directors since July 2003 and as President and Chief Executive Officer of ImmuneRegen BioSciences, Inc. since December 2002 and on its Board of Directors since November 2002. Mr. Wilhelm has been actively involved in the financial industry since 1990. After leaving the brokerage industry, Mr. Wilhelm founded Foresight Capital Partners in July 1996, a company designed to identify early stage companies with above average growth potential and assist them in reaching the next stage of development. In working with these companies, Mr. Wilhelm took an active role, provided advisory services and facilitated financing for continued growth and development. Mr. Wilhelm was Managing Director of Foresight Capital Partners until December 2002.

         MARK L. WITTEN, PH.D., DIRECTOR AND RESEARCH SCIENTIST. Dr. Witten has served as a research scientist for our company and on our Board of Directors since July 2003 and as a research scientist for ImmuneRegen BioSciences, Inc. since December 2002 and on its Board of Directors since November 2002. Dr. Witten is a Research Professor and Director of the Joan B. and Donald R. Diamond Lung Injury Laboratory in the Department of Pediatrics at the University of Arizona College of Medicine. Dr. Witten obtained his Ph.D. from Indiana University in 1983 with a double major in physiology and exercise physiology. He conducted a post-doctoral fellowship in Respiratory Sciences at the University of Arizona College of Medicine from 1983 to 1988. He then spent two years as an Assistant Biologist at Massachusetts General Hospital and Instructor in Medicine at Harvard Medical School. He returned to The University of Arizona College of Medicine in 1990. Dr. Witten has authored over 200 published manuscripts, book chapters and abstracts.

         DAVID T. HARRIS, PH.D., DIRECTOR AND RESEARCH SCIENTIST. Dr. Harris has served as a research scientist for our company and on our Board of Directors since July 2003 and as a research scientist for ImmuneRegen BioSciences, Inc. since December 2002 and on its Board of Directors since November 2002. Dr. Harris is a Professor in the Department of Microbiology and Immunology in the College of Medicine at The University of Arizona. Dr. Harris obtained his Ph.D. degree from Wake Forest University in 1982 with a major in microbiology and immunology. After three years of post-doctoral fellowship (1982-1985) in immunology at the Ludwig Institute for Cancer Research in Lausanne, Switzerland, Dr. Harris became a Research Assistant Professor in the College of Medicine at the University of North Carolina-Chapel Hill. In 1989, Dr. Harris moved to The University of Arizona College of Medicine. Dr. Harris is also Director of the Stem Cell Bank and Chief Science Officer for Cord Blood Registry, Inc. He is also Head of the Gene Therapy Group. Dr. Harris is a co-inventor with Dr. Witten on the substance P patents and also holds three additional U.S. patents. Dr. Harris has authored more than 200 published papers, book chapters and abstracts. Dr. Harris has extensive experience in start-up biotechnology companies, having established one of the first stem cell banks in 1992 at the University of Arizona. Additionally, Dr. Harris has extensively consulted for a number of biotechnology companies.

         THEODORE E. STAAHL, M.D., DIRECTOR. Dr. Staahl has served on our Board of Directors since April 2003. Dr. Staahl founded the Cosmetic, Plastic and Reconstructive Surgery Center in 1978. Dr. Staahl's professional training was received at the University of Illinois and the University of Wisconsin and is board certified by the American Board of Facial, Plastic and Reconstruction Surgeons, the Board of Cosmetic Surgeons and the American Board of Head and Neck Surgeons. Dr. Staahl has presented papers at national and international meetings on hair transplant, rhinoplasty and cleft lip deformities. Additionally, Dr. Staahl is currently participating in the FDA approval process of another biotechnology company.

         ERIC HOPKINS, CHIEF FINANCIAL OFFICER. Mr. Hopkins has served as our Chief Financial Officer since July 2003. Mr. Hopkins is a certified public accountant and financial consultant located in Costa Mesa, California. From April 2001 to the present, Mr. Hopkins has been in private practice, specializing in financial consulting to publicly held companies. He is also President of EdgarEyes, LLC, a financial reporting firm. From April 2000 to April 2001, Mr. Hopkins served as the Chief Financial Officer of GPN Network, Inc. From July 1997 to April 2000, he served as Director of Finance for Unisys-PulsePoint Communications, a telecommunications hardware/software company located in Carpinteria, California. Mr. Hopkins obtained his MBA from Pepperdine University.

         STEVEN J. SCRONIC, SECRETARY. Mr. Scronic has served as our Secretary since December 2002, and from December 2002 to June 2003, he served as our Chief Financial Officer. Mr. Scronic has worked in the investment banking sector of the financial services industry since 1993, specializing in public financings and private placements, including institutional 144 and non-arbitrage Regulation D private placements of debt and equity for private and public companies. His corporate finance experience has focused on generating, analyzing, structuring and placing middle-market based financial transactions. Previously, Mr. Scronic was a Vice President of WestPark Capital and an equity analyst and investment banker for John Charles & Associates, Inc. and EBI Securities, Inc. Mr. Scronic has been elected to several corporate boards and currently serves on the board of two public companies and several private companies.

         There are no family relationships between any of our directors or executive officers.

COMPENSATION OF DIRECTORS

         We do not intend to pay our non-employee directors any annual compensation. Non-employee directors will be reimbursed for reasonable costs and expenses incurred for attending any director or committee meetings. Our officers who are directors will not be paid any director's fees.

COMMITTEES AND ATTENDANCE AT BOARD MEETINGS

         One meeting of our Board of Directors was held in 2003, which each director attended.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long-term compensation earned by (1) our Chief Executive Officer, (2) our former Chief Executive Officer and President who served in such capacities until July 2003 when ImmuneRegen BioSciences, Inc. became a wholly-owned subsidiary of IR BioSciences, Inc. (the "Reorganization") and (3) each of the other executive officers whose annual salary and bonus during 2001, 2002 and 2003 exceeded $100,000 (the "Named Executive Officers").

                                                             ANNUAL COMPENSATION
                                                             -------------------
              NAME AND PRINCIPAL POSITION              YEAR      SALARY ($)
--------------------------------------------------------------------------------
Michael K. Wilhelm                                     2003        125,000
   Chief Executive Officer and President(1)........... 2002          5,208

Todd M. Ficeto                                         2003              0
   Chief Executive Officer, Chief Financial Officer,   2002              0
   President and Secretary(2)......................... 2001              0

----------

(1) Michael K. Wilhelm has served as Chief Executive Officer and President of IR BioSciences, Inc. since July 2003 when the Reorganization was completed. Prior to the completion of the Reorganization, Mr. Wilhelm served as Chief Executive Officer and President of ImmuneRegen BioSciences, Inc. since December 2002.

     See "Certain Relationships and Related Transactions--ImmuneRegen BioSciences, Inc." Mr. Wilhelm's compensation is reported in the table with respect to his positions at both IR BioSciences Holdings, Inc. and ImmuneRegen BioSciences, Inc. for the years ended December 31, 2002 and 2003.

(2) Todd M. Ficeto served as Chief Financial Officer and Secretary of GPN Network, Inc. from July 2001 until the completion of the Reorganization in July 2003 and as Chief Executive Officer and President of GPN Network, Inc. from August 2001 until the completion of the Reorganization in July 2003.

EMPLOYMENT AGREEMENT

         On December 16, 2002, we entered into an employment agreement with our President and CEO, Michael Wilhelm, for a period of three years terminating on December 16, 2005. The employment agreement calls for a salary at the rate of $125,000 per annum for the first year, $175,000 for the second year, and $250,000 for the third year. This agreement also provides for the following various bonus incentives:

           i) A quarterly discretionary bonus based upon our performance in the previous quarter. This discretionary bonus will be in the form of stock options.

          ii) A quarterly five-year warrant to purchase up to 4,490 shares of our common stock at 75% of the fair market value of the stock on the date the warrant is granted.

         iii) At such time as Mr. Wilhelm introduces a financial partner to our company through which we raise at least $1,500,000 in equity or debt financing, he shall be granted a five-year warrant to purchase 224,490 shares (post reverse-split) of our common stock.

CONSULTING AGREEMENTS

         On December 16, 2002 we entered into consulting agreements with David Harris and Mark Witten, who are our two founders and chief research scientists. The consulting agreements are on a month-to-month basis. Under the terms of these agreements, Messrs. Harris and Witten agree to place at the disposal of us their judgment and expertise in the area of acute lung injury. In consideration for these services, we agree to pay each of them a non-refundable fee of $5,000 per month, which shall accrue until such time as we raise at least $2,000,000 in equity or debt financing, at which time such accrued amount will become due and payable.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         We did not grant stock options to any of the Named Executive Officers during the year ended December 31, 2003.

AGGREGATE OPTION EXERCISED IN LAST FISCAL YEAR END Y/E OPTION VALUES

         As of December 31, 2003, there were no outstanding stock options held by any of the Named Executive Officers, and the Named Executive Officers did not exercise any stock options during the year ended December 31, 2003.

2003 STOCK OPTION, DEFERRED STOCK AND RESTRICTED STOCK PLAN

         During the twelve months ended December 31, 2003, we adopted our 2003 Stock Option, Deferred Stock and Restricted Stock Plan which authorizes our
Board of Directors in accordance with the terms of our 2003 Stock Option, Deferred Stock and Restricted Stock Plan , among other things, to grant incentive stock options, as defined by Section 422(b) of the Internal Revenue Code, nonstatutory stock options and awards of restricted stock and deferred stock and to sell shares of our common stock pursuant to the exercise of such stock options for up to an aggregate of 3,600,000 shares (post split). The options will have a term not to exceed ten years from the date of the grant. We had issued shares of restricted stock, but had not granted any stock options under our 2003 Stock Option, Deferred Stock and Restricted Stock Plan as of November 23, 2004.

         Through December 31, 2003, we had granted, prior to the merger with ImmuneRegen BioSciences, Inc., options to purchase 63,212 shares of our common stock at a weighted average exercise price of $25.00 per share to certain employees and consultants that are exercisable over various periods through March 2010. These stock options were granted outside of our 2003 Stock Option, Deferred Stock and Restricted Stock Plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table provides information as of December 31, 2003 regarding compensation plans (including individual compensation arrangements) under which equity securities of our company are authorized for issuance. All share information included in this table has been adjusted to reflect a 2-for-1 forward stock split of our common stock that was effected in April 2004.

                                                                                  Number of securities
                                                                                 remaining available for
                          Number of Securities to be     Weighted-average     future issuance under equity
                            issued upon exercise of      exercise price of         compensation plans
                             outstanding options,      outstanding options,       (excluding securities
     Plan Category            warrants and rights       warrants and rights      reflected in column (a)
                                      (a)                       (b)                        (c)
--------------------------------------------------------------------------------------------------------
Equity compensation
plans approved by
security holders........             0(1)                       N/A                   3,600,000(2)

Equity compensation
plans not approved by
security holders........            63,212                      $25                     --

Total...................            63,212                                            3,600,000
                                   =======                                            =========

(1) Represents stock options outstanding under our 2003 Stock Option, Deferred Stock and Restricted Stock Plan.

(2) Represents shares available for future issuance under our 2003 Stock Option, Deferred Stock and Restricted Stock Plan as of December 31, 2003.

(3) 374,800 shares are available for future issuance under our 2003 Stock Option, Deferred Stock and Restricted Stock Plan as of the date hereof.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

IMMUNEREGEN BIOSCIENCES, INC.

         ImmuneRegen BioSciences, Inc. is a wholly-owned subsidiary of IR BioSciences Holdings, Inc. IR BioSciences Holdings, Inc. and ImmuneRegen BioSciences, Inc. have interlocking executive positions and share common ownership.

LICENSE AGREEMENT

         In December 2002, we entered into a royalty-free license agreement with David Harris and Mark Witten, who are our two founders and largest shareholders. Under the terms of the license agreement, Messrs. Harris and Witten granted to us an exclusive license to use and sublicense certain patents, medical applications, and other technologies developed by them. Our obligations under this agreement include (i) reasonable efforts to protect any licensed patents or other associated property rights; (ii) reasonable efforts to maintain confidentiality of any proprietary information; (iii) upon the granting by the
U. S. Food and Drug Administration to us the right to market a product, we will maintain a broad form general liability and product liability insurance. We have recorded a capital contribution of $9,250 and an offsetting intangible asset as a result of this agreement at December 31, 2002. It is being amortized over the 10-year term of the license agreement.

DUE TO RELATED PARTIES

         Pursuant to consulting agreements entered into with David Harris and Mark Witten, who are our two founders and chief research scientists, during the period from October 30, 2002 (inception) to December 31, 2002, we accrued $5,000 in consulting fees. During the period from January 1, 2003 to December 31, 2003, we accrued an additional $120,000 in consulting fees. We had accrued payables collectively due to Drs. Harris and Witten of $125,000 and $5,000 as of December 31, 2003 and 2002, respectively. In connection with our recently completed private offering in October 2004, $90,500 of such amount owed to Dr. Witten converted into 724,000 shares of our common stock and warrants to purchase 362,000 shares of common stock. As of August 15, 2004, we had accrued payables due to our President and CEO, Michael Wilhelm, of $109,374. In connection with our recently completed private offering in October 2004, $89,500 of such amount was converted into 716,000 shares of common stock and warrants to purchase 358,000 shares of common stock.

OUTSTANDING LOANS

         In October 2003, we were loaned $30,000 by the father of one of our founders. Pursuant to the terms of this transaction, we provided this lender with a warrant to purchase 15,000 shares of our common stock at a price of $2.00 per share. This loan was repaid in October 2004.

         In October 2003, we were loaned $40,000 by a company controlled by Michael Wilhelm, our President and CEO. Pursuant to the terms of this transaction, we provided this lender with a warrant to purchase 20,000 shares of our common stock at a price of $2.00 per share. This loan was repaid in October 2004.

         In December 2003, we were loaned $20,000 by the mother-in-law of Michael Wilhelm, our President and CEO. Pursuant to the terms of this transaction, we provided this lender with a warrant to purchase 10,000 shares of our common stock at a price of $2.00 per share. This loan was repaid in October 2004.

STRATUM CONSULTING LLC

         Stratum Consulting LLC, an entity controlled by Steve Scronic, our Secretary, has a consulting agreement whereby they were issued 200,000 shares of restricted common stock and are paid a monthly fee of $2,500 in cash and an additional $2,500 in restricted common stock.

                       PRINCIPAL AND SELLING STOCKHOLDERS

         This prospectus relates to the resale from time to time of up to a total of 47,161,581 shares of common stock by the selling stockholders, comprising:

         o 37,144,505 shares of our common stock that were issued to selling stockholders pursuant to transactions exempt from registration under the Securities Act of 1933; and

         o 10,019,600 shares of common stock underlying warrants that were issued to selling stockholders pursuant to transactions exempt from registration under the Securities Act of 1933.

         The following table sets forth certain information regarding the beneficial ownership of our common stock as to (1) each person known to us to beneficially own more than five percent of our common stock, (2) each director,
(3) our Named Executive Officers, (4) all directors and executive officers as a group and (5) the selling stockholders and the shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of common stock underlying shares of convertible preferred stock, options or warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days of November 23, 2004 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder's percentage of ownership in the following table is based upon 62,125,081 shares of common stock outstanding as of November 23, 2004.

         Except as described below, none of the selling stockholders within the past three years has had any material relationship with us or any of our affiliates:

         o Michael Wilhelm has served as our company's Chief Executive Officer since December 2002 and on our Board of Directors since November 2002;

         o Mark Witten has served as a research scientist for our company since December 2002 and on our Board of Directors since November 2002;

         o  Theodore Staahl has served on our Board of Directors since April
            2003;

         o CDM Group, Synergos, Inc., Spelling Communications, Stratum Consulting Group, LLC, Debra Gessner, and Michael Caridi have provided services to our company within the past three years, and we agreed to issue shares of our common stock and warrants to purchase additional shares of our common stock to each of them in exchange for the settlement of outstanding indebtedness;

         o Steve Scronic, our company's Secretary, is a control party of Stratum Consulting Group, LLC.

The term "selling stockholders" also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name.

                                                                                                  NUMBER OF      PERCENTAGE OF
                                                                PERCENTAGE OF                     SHARES OF        SHARES OF
                                                  NUMBER OF       SHARES OF       NUMBER OF      COMMON STOCK    COMMON STOCK
                                                  SHARES OF      COMMON STOCK     SHARES OF      BENEFICIALLY    BENEFICIALLY
                                                 COMMON STOCK    BENEFICIALLY    COMMON STOCK    OWNED AFTER      OWNED AFTER
                                                 BENEFICIALLY    OWNED PRIOR      REGISTERED    COMPLETION OF    COMPLETION OF
                                                 OWNED PRIOR        TO THE         FOR SALE      THE OFFERING    THE OFFERING
             SELLING STOCKHOLDER                 TO OFFERING       OFFERING         HEREBY           (1)              (1)
-------------------------------------------------------------------------------------------------------------------------------

Named Executive Officers and directors:

Michael K. Wilhelm
11007 N. Ridgeview Ct.
Fountain Hills, AZ  85268                       8,889,024(2)        14.0%       1,074,000(2)       7,815,024(2)      12.4%

Mark L. Witten
7032 E. Rosewood St.
Tucson, AZ  85710-1236                          9,962,139(3)        15.6%       1,086,000(3)       8,876,139(3)      13.9%

David T. Harris
4110 N. Alvernon Way
Tucson, AZ  85721                               8,306,138(4)        13.4%               0          8,306,138         13.4%

Theodore Staahl
1329 Spanos Court
Suite A-1
Modesto, CA  95356                              1,597,796(5)         2.6%         350,000          1,247,796(5)       2.0%

Todd M. Ficeto
9300 Wilshire Blvd.
Penthouse Suite
Beverly Hills, CA  90212                                0             0                 0                  0           0

All directors and executive officers
as a group (6 persons)                         29,256,750(7)        44.5%       2,510,000(7)      26,746,750(7)      41.1%

Other Selling Stockholders:

Wayne Adams
4845 Campo Ct.
Coral Gables, FL  33146                           300,000(8)          *           300,000(8)            0              0

David Benadum
13960 Fox Trail Dr.
Holland, MI  49424                                120,000(9)          *           120,000(9)            0              0

Delaware Charter Guarantee Trust Co.
F/B/O ML Bond Dental MP-Money Purch Keogh/FBO
Betty C. Bond
601 S. Main St.
Gretna, VA  24557                                 120,000(9)          *           120,000(9)            0              0

Delaware Charter Guarantee Trust Co.
F/B/O ML Bond Dental MP-Money Purch Keogh/FBO
Michael L. Bond
601 S. Main St.
Gretna, VA  24557                                 120,000(9)          *           120,000(9)            0              0

Michael L. Bond
601 S. Main St.
Gretna, VA  24557                                 240,000(10)         *           240,000(10)           0              0

David Briskie
15006 Beltway Dr.
Addison, TX  75001                                300,000(8)          *           300,000(8)            0              0

Edward L. Chant
226 Edward Street
Suite #2
Aurora Ontario L4G 3S8
Canada                                            600,000(11)         *           600,000(11)           0              0

Jerry Chitwood
3276 Lexington Rd.
Richmond, KY  40475                               120,000(9)          *           120,000(9)            0              0

Keith H. Cooper
5840 De Claire Ct.
Atlanta, GA  30328                                240,000(10)         *           240,000(10)           0              0

Raymond B. Cromer
873 Westtown Rd.
West Chester, PA  19382                           120,000(9)          *           120,000(9)            0              0

Sherida Downer & Paul Downer JT WROS
546 Merimont Blvd.
Auburn AL  36830                                  180,000(12)         *           180,000(12)           0              0

John R. Durant
1867 S. Ashe Ct.
Auburn, AL  36830                                 240,000(10)         *           240,000(10)           0              0

Matt Earl
5120 Aihama Dr.
Woodland Hills, CA  91364                         120,000(9)          *           120,000(9)            0              0

                                                                                                  NUMBER OF      PERCENTAGE OF
                                                                PERCENTAGE OF                     SHARES OF        SHARES OF
                                                  NUMBER OF       SHARES OF       NUMBER OF      COMMON STOCK    COMMON STOCK
                                                  SHARES OF      COMMON STOCK     SHARES OF      BENEFICIALLY    BENEFICIALLY
                                                 COMMON STOCK    BENEFICIALLY    COMMON STOCK    OWNED AFTER      OWNED AFTER
                                                 BENEFICIALLY    OWNED PRIOR      REGISTERED    COMPLETION OF    COMPLETION OF
                                                 OWNED PRIOR        TO THE         FOR SALE      THE OFFERING    THE OFFERING
             SELLING STOCKHOLDER                 TO OFFERING       OFFERING         HEREBY           (1)              (1)
-------------------------------------------------------------------------------------------------------------------------------
Gary Ecklar
1630 N. Broadway
Lexington, KY  40505                              720,000(13)        1.2%         720,000(13)           0              0

Robert Lee England IV
3 Montcrest Dr.
Birmingham, AL  35213                             120,000(9)          *           120,000(9)            0              0

Roger Erickson
850 S. Boulder Hwy. 222
Henderson, NV  89015                              360,000(14)         *           360,000(14)           0              0

Delaware Charter Guarantee & Trust Co.
F/P/O Roger Erickson
SEP IRA
850 S. Boulder Hwy. 222
Henderson, NV  89015                              240,000(10)         *           240,000(10)           0              0

Arturo L. Filippe
1300 N. Portrero Grande Dr. S.
San Gabriel, CA  91770                            120,000(9)          *           120,000(9)            0              0

Flagship Mortgage Co.
c/o Brian Shannon
30 East Padonia Rd.
Ste 207
Timonium, MD 21093                                120,000(9)          *           120,000(9)            0              0

William L. Fox & Lynne Fox JT WROS
450 Music Mountain Rd.
Falls Village, CA  CT  06031                      600,000(11)         *           600,000(11)           0              0

Delaware Charter G&T Co. Trust Co. F/B/O
Anthony Gentile IRA
7076 Via Quito
Pleasanton, CA  94566                             300,000(8)          *           300,000(8)            0              0

Myron Gerber
84 Gifford St. #33
New Bedford, MA  02744                            240,000(10)         *           240,000(10)           0              0

Gummersbach LTD
22 Victoria St.
Hamilton, Bermuda HMF 12                          600,000(11)         *           600,000(11)           0              0

Steven Gurewitsch
930 5th Ave.
Apt. 3-G
New York, NY  10021                               480,000(15)         *           480,000(15)           0              0

Jack Ham Revocable Living Trust Dtd. 3/22/00
Jack Ham Trustee
3143 Marcus Pointe Blvd.
Pensicola, FL  32505                              240,000(10)         *           240,000(10)           0              0

William J. Kathol
7220 S. 141st
Omaha, NE  68138                                  600,000(11)         *           600,000(11)           0              0

                                                                                                  NUMBER OF      PERCENTAGE OF
                                                                PERCENTAGE OF                     SHARES OF        SHARES OF
                                                  NUMBER OF       SHARES OF       NUMBER OF      COMMON STOCK    COMMON STOCK
                                                  SHARES OF      COMMON STOCK     SHARES OF      BENEFICIALLY    BENEFICIALLY
                                                 COMMON STOCK    BENEFICIALLY    COMMON STOCK    OWNED AFTER      OWNED AFTER
                                                 BENEFICIALLY    OWNED PRIOR      REGISTERED    COMPLETION OF    COMPLETION OF
                                                 OWNED PRIOR        TO THE         FOR SALE      THE OFFERING    THE OFFERING
             SELLING STOCKHOLDER                 TO OFFERING       OFFERING         HEREBY           (1)              (1)
-------------------------------------------------------------------------------------------------------------------------------
Reichert, Wenner, Koch, & Provinzino
Profit Sharing Plan
F/B/O John Koch
501 St. Germain
St. Cloud, MN  56302                              180,000(12)         *           180,000(12)           0              0

Robert Koch
1825 Eye St. N.W.
Ste 1100
Washington, DC 20006                              240,000(10)         *           240,000(10)           0              0

Peter J. Lawrence
5 Landsdowne Crescent
London W11 2NH
United Kingdom                                    360,000(14)         *           360,000(14)           0              0

David Lind
267 Dedham St.
Norfolk, MA  02056                                300,000(8)          *           300,000(8)            0              0

Lind Family Investments LP
1000 West Washington St.
Suite #502
Chicago, IL  60607                                120,000(9)          *           120,000(9)            0              0

Barry Lind Revocable Trust
Barry Lind Trustee U/A/D 12/19/1989
1000 West Washington St.
Suite #502
Chicago, IL  60607                                720,000(13)        1.2%         720,000(13)           0              0

Randall K. Lowry, Jr.
14511 Falling Creek Dr.
Houston, TX  77014                                600,000(11)         *           600,000(11)           0              0

Mike Marr
3577 Fruitville Ave.
Oakland, CA  94602                                240,000(10)         *           240,000(10)           0              0

Glen Miskiewicz
48 Par-La-Ville Rd.
Apt. 724
Hamilton, HM11
Bermuda                                           600,000(11)         *           600,000(11)           0              0

MSB Family Trust
D/T/D 6/25/93 Michael Blechman
TTEE 295 Shadowood Ln.
Northfield, IL  60093                             540,000(16)         *           540,000(16)           0              0

Daniel Navarro Jr. &
Richard Navarro JT WROS 2036 Highway 35 N.
South Amboy, NJ  08879                            120,000(9)          *           120,000(9)            0              0

                                                                                                  NUMBER OF      PERCENTAGE OF
                                                                PERCENTAGE OF                     SHARES OF        SHARES OF
                                                  NUMBER OF       SHARES OF       NUMBER OF      COMMON STOCK    COMMON STOCK
                                                  SHARES OF      COMMON STOCK     SHARES OF      BENEFICIALLY    BENEFICIALLY
                                                 COMMON STOCK    BENEFICIALLY    COMMON STOCK    OWNED AFTER      OWNED AFTER
                                                 BENEFICIALLY    OWNED PRIOR      REGISTERED    COMPLETION OF    COMPLETION OF
                                                 OWNED PRIOR        TO THE         FOR SALE      THE OFFERING    THE OFFERING
             SELLING STOCKHOLDER                 TO OFFERING       OFFERING         HEREBY           (1)              (1)
-------------------------------------------------------------------------------------------------------------------------------
David R. Nichols & Angela S. Nichols
Revocable Trust 1993
David Nichols and Angela Nichols TTEES
2250 Applewood Ln.
Camarillo, CA  93012                              600,000(11)         *           600,000(11)           0              0

Michael O'Brien
1575 Professional Way
P.O. Box 2737
Auburn, AL  36831                                 180,000(12)         *           180,000(12)           0              0

Nelson Pan
985 Main St.
Melrose, MA  02176                                180,000(12)         *           180,000(12)           0              0

Prahalathan Rajasekaran
c/o Jupiter Asset Management
1 Grosvenor Place
London SW1X 7JJ
England                                           360,000(14)         *           360,000(14)           0              0

The Richardson Family Trust D/T/D 07/19/90
Dennis L. Richardson &
Evette Richardson TTEES
537 Ocampo Dr.
Pacific Palisades, CA  90272                      480,000(15)         *           480,000(15)           0              0

Barry Saxe
35 McDaniel Rd.
Shady, NY  12409                                1,440,000(17)        2.3%       1,440,000(17)           0              0

Jody R. Saxe & Richard Saxe JT WROS
3 West Ledge Rd.
Marblehead, MA  01945                             120,000(9)          *           120,000(9)            0              0

Lawrence M. Silver
225 West Hubbard
Suite #600
Chicago, IL  60610                                420,000(18)         *           420,000(18)           0              0

Delaware Charter Guarantee Trust Co. F/B/O
Richard S. Simms II Keogh Plan
5951 S. Middlefield Rd.
Ste. 105
Littleton, CO  80123                              120,000(9)          *           120,000(9)            0              0

John Spiziri
5 Nettie Lane
Lancaster, PA  17603                              120,000(9)          *           120,000(9)            0              0

Charles D. Stadterman
5620 Elgin St.
Pittsburgh, PA  15206                             180,000(12)         *           180,000(12)            0              0

William S. Tyrrell
Dogwood Townhouses #A12
4601 Henry Hudson Parkway
Bronx, NY  10471                                  720,000(13)         1.2%        720,000(13)            0              0

                                                                                                  NUMBER OF      PERCENTAGE OF
                                                                PERCENTAGE OF                     SHARES OF        SHARES OF
                                                  NUMBER OF       SHARES OF       NUMBER OF      COMMON STOCK    COMMON STOCK
                                                  SHARES OF      COMMON STOCK     SHARES OF      BENEFICIALLY    BENEFICIALLY
                                                 COMMON STOCK    BENEFICIALLY    COMMON STOCK    OWNED AFTER      OWNED AFTER
                                                 BENEFICIALLY    OWNED PRIOR      REGISTERED    COMPLETION OF    COMPLETION OF
                                                 OWNED PRIOR        TO THE         FOR SALE      THE OFFERING    THE OFFERING
             SELLING STOCKHOLDER                 TO OFFERING       OFFERING         HEREBY           (1)              (1)
-------------------------------------------------------------------------------------------------------------------------------
Peter T. White
122 Wilsondale St.
Westwood, MA  02090                               300,000(8)          *           300,000(8)            0              0

Robert Wilner
787 King St.
Rye Brook, NY  10573                              480,000(15)         *           480,000(15)           0              0

Olen C. Wilson
2404 Teckla Blvd.
Amarillo, TX  79106                               180,000(12)         *           180,000(12)           0              0

Tad Wilson
877 Maple Dr.
Spencer, IN  47460                                120,000(9)          *           120,000(9)            0              0

Jonathan H. Witherspoon
730 Yorkshire Road
Winston Salem, NC  27106                          120,000(9)          *           120,000(9)            0              0

Alan J. Young
1750 Braeside Avenue
Northbrook, IL  60062                             420,000(18)         *           420,000(18)           0              0

Roger Bouchard
32 Walnut Road
Rocky Hill, CT  06067                             563,527(19)         *           555,527             8,000(19)        *

John Dann
895 Moraga Road, Suite 7
Lafayette, CA  94549                              788,750            1.3%         788,750               0              0

Donn Fassero
600 Coffee Road
Modesto, CA  95355                                619,745             *           619,745               0              0

Jerome French
1600 N. Foliage Dr.
Wichita, KS  67206                              1,723,033(20)        2.8%       1,698,033            25,000(20)        *

Jeffrey Friedman
12074 Broadway Terrace
Oakland, CA  94611                              2,647,320(21)        4.3%       2,397,320           250,000(21)        *

Steven Moore
1026 Rodeo Rd.
Pebble Beach, CA  93953                         1,041,353(22)        1.7%         991,353            50,000(22)        *

Daniel P. Neri
308 Bordeaux Lane
Cary, NC  27511                                   502,593(22)         *           452,593            50,000(22)        *

                                                                                                  NUMBER OF      PERCENTAGE OF
                                                                PERCENTAGE OF                     SHARES OF        SHARES OF
                                                  NUMBER OF       SHARES OF       NUMBER OF      COMMON STOCK    COMMON STOCK
                                                  SHARES OF      COMMON STOCK     SHARES OF      BENEFICIALLY    BENEFICIALLY
                                                 COMMON STOCK    BENEFICIALLY    COMMON STOCK    OWNED AFTER      OWNED AFTER
                                                 BENEFICIALLY    OWNED PRIOR      REGISTERED    COMPLETION OF    COMPLETION OF
                                                 OWNED PRIOR        TO THE         FOR SALE      THE OFFERING    THE OFFERING
             SELLING STOCKHOLDER                 TO OFFERING       OFFERING         HEREBY           (1)              (1)
-------------------------------------------------------------------------------------------------------------------------------
Warren Stout
800 E. Colorado Blvd., Suite 450
Pasadena, CA  91101                             1,602,551(23)        2.6%       1,552,551            50,000(23)        *

Stephen Walker
5829 Niwot Road
Longmont, CO  80503                                44,347             *            44,347               0              0

CDM Group
3541 East Broadway Rd.
Phoenix, AZ  85040                                115,064(24)         *           115,064(24)           0              0

Synergos, Inc.
2202 Timberloch Place, Suite 230
The Woodlands, TX  77380                          839,088(25)        1.4%         839,088(25)           0              0

Spelling Communications
2211 Corinth Avenue, Suite 210
Los Angeles, CA  890064                           286,164(26)         *           286,164(26)           0              0

Stratum Consulting Group, LLC
11442 E. Aster Drive
Scottsdale, AZ  85259                             296,276(27)         *           266,276(27)        30,000(27)        *

Debra Gessner
9331 E. Calle de Valle
Scottsdale, AZ  85255                             270,000(28)         *           270,000(28)           0              0

Richard Ackner
14643 Drafthorse Ln.
Wellington, FL  33414                             120,000(9)          *           120,000(9)            0              0

Jason J. Aiello &
Rachel Aiello JT WROS
714 Willowbrook Rd.
Staten Island, NY  10314                          120,000(9)          *           120,000(9)            0              0

Richard B. Aronson
11 Lawrence Ln.
Lexington, MA  02421                              120,000(9)          *           120,000(9)            0              0

Richard E. Beattie
101 Graystone Farm Rd.
White Hall, MD  21161                             240,000(10)         *           240,000(10)           0              0

John J. Bender
2803 S. 22nd St.
LaCrosse, WI  54601                               120,000(9)          *           120,000(9)            0              0

Lester B. Boelter
50 Shady Oak Ct.
Winona, MN  55987                                 900,000(29)        1.4%         900,000(29)           0              0

Elliot Braun
3775 Park Ave.
Edison, NJ  08820                                 300,000(8)          *           300,000(8)            0              0

Robert Burkhardt
2615 Kingston Point
Fort Wayne, IN  46815                             240,000(10)         *           240,000(10)           0              0

                                                                                                  NUMBER OF      PERCENTAGE OF
                                                                PERCENTAGE OF                     SHARES OF        SHARES OF
                                                  NUMBER OF       SHARES OF       NUMBER OF      COMMON STOCK    COMMON STOCK
                                                  SHARES OF      COMMON STOCK     SHARES OF      BENEFICIALLY    BENEFICIALLY
                                                 COMMON STOCK    BENEFICIALLY    COMMON STOCK    OWNED AFTER      OWNED AFTER
                                                 BENEFICIALLY    OWNED PRIOR      REGISTERED    COMPLETION OF    COMPLETION OF
                                                 OWNED PRIOR        TO THE         FOR SALE      THE OFFERING    THE OFFERING
             SELLING STOCKHOLDER                 TO OFFERING       OFFERING         HEREBY           (1)              (1)
-------------------------------------------------------------------------------------------------------------------------------
William Crowell &
Patricia Crowell JT WROS
9045 E. Havasupia Dr.
Scottsdale, AZ  85255                             120,000(9)          *           120,000(9)            0              0

Edward Duffy
178 Hanson Ln.
New Rochelle, NY  10804                           120,000(9)          *           120,000(9)            0              0

Franz Family Trust
D/T/D 8/16/02 David Franz & Nicole Franz
TTEES 5553 Wellesley Dr.
Calabasas, CA  91302                              120,000(9)          *           120,000(9)            0              0

Bernie Gallas
5200 N. Diversey Blvd. #204
Milwaukee, WI  53217                              180,000(10)         *           180,000(10)           0               0

William M. Goldstein
787 Trethanny Ln.
Wayne, PA  19087                                  150,000(30)         *           150,000(30)           0               0

Mark Hellner
900 West Olive
Merced, CA  95348                                 480,000(15)         *           480,000(15)           0               0

Michael Hennessy
686 Bowman Rd.
Chamberburg, PA  17201                            120,000(9)          *           120,000(9)            0               0

Joel Katz
c/o American Business
1205 Northern Blvd.
Manahasset, NY  11030                             300,000(8)          *           300,000(8)            0               0

Michael Kramm &
Doris Kramm JT WROS
39 Rugen Dr.
Harrington Pk., NY  07640                         120,000(9)          *           120,000(9)            0               0

Indy S. Kullar
3-8699 10th Ave.
Burnaby, BC  V3N259
Canada                                            180,000(12)         *           180,000(12)           0               0

David Bruce Laughton
12065 Beaufait Ave.
Northridge, CA  91326                             120,000(9)          *           120,000(9)            0               0

Myron A. Leon
2806 Saklan Indian Dr.
Walnut Creek, CA  94595                           120,000(9)          *           120,000(9)            0               0

Dwight E. Long
406 Belle Glen Ln.
Brentwood, TN  37027                              360,000(14)         *           360,000(14)           0               0

                                                                                                  NUMBER OF      PERCENTAGE OF
                                                                PERCENTAGE OF                     SHARES OF        SHARES OF
                                                  NUMBER OF       SHARES OF       NUMBER OF      COMMON STOCK    COMMON STOCK
                                                  SHARES OF      COMMON STOCK     SHARES OF      BENEFICIALLY    BENEFICIALLY
                                                 COMMON STOCK    BENEFICIALLY    COMMON STOCK    OWNED AFTER      OWNED AFTER
                                                 BENEFICIALLY    OWNED PRIOR      REGISTERED    COMPLETION OF    COMPLETION OF
                                                 OWNED PRIOR        TO THE         FOR SALE      THE OFFERING    THE OFFERING
             SELLING STOCKHOLDER                 TO OFFERING       OFFERING         HEREBY           (1)              (1)
-------------------------------------------------------------------------------------------------------------------------------
George F. McCabe Jr. Family Trust
DTD 2/11/98
George F. McCabe TTEE
926 Hawk Landing
Frontland Park, FL  34731                         300,000(8)          *           300,000(8)            0               0

James L. McCormack
3355 Fruitvale Rd.
Lincoln, CA  95648                                120,000(9)          *           120,000(9)            0               0

John Kevin McCrary
4520 Red Fox Rd.
Fort Collins, CO  80526                           120,000(9)          *           120,000(9)            0               0

E. Scott Millbury
Southshore Dr.
Millbury Lane
Rangely, ME  04970                                120,000(9)          *           120,000(9)            0              0

John Richard Miller
29 Bishop Kirk Place
Oxford, OX27HJ
UK                                                600,000(11)         *           600,000(11)           0               0

Sanford J. Miller &
Babette D. Miller JT WROS
7606 Forsyth Blvd.
St. Louis, MO  63105                              300,000(8)          *           300,000(8)            0               0

Enrico Monaco
2230 Ocean Ave.
Brooklyn, NY  11229                               180,000(12)         *           180,000(12)           0               0

James Mulryan &
Maureen Mulryan JT WROS
9925 S. Bell Ave.
Chicago, IL  60643                                120,000(9)          *           120,000(9)            0               0

Allen Notowitz
2710 Victoria Mnr.
San Carlos, CA  94070                             120,000(9)          *           120,000(9)            0               0

Paul B. Poulsen &
Kathleen J. Poulsen
JT WROS 215 Alvarado Ave.
Los Angeles, CA  94022                            240,000(10)         *           240,000(10)           0               0

Progressive Ins. Services, Inc.
Money Purchase Pension Plan
Russell E. Davis TTEE
205 E. Reynolds Rd.
Lexington, KY  40571                              120,000(9)          *           120,000(9)            0               0

Palangat Radhakrishnan &
Devika Radhakrishnan JT WROS
115 White Ave.
New Hyde Pk., NY  11040                           300,000(8)          *           300,000(8)            0               0

                                                                                                  NUMBER OF      PERCENTAGE OF
                                                                PERCENTAGE OF                     SHARES OF        SHARES OF
                                                  NUMBER OF       SHARES OF       NUMBER OF      COMMON STOCK    COMMON STOCK
                                                  SHARES OF      COMMON STOCK     SHARES OF      BENEFICIALLY    BENEFICIALLY
                                                 COMMON STOCK    BENEFICIALLY    COMMON STOCK    OWNED AFTER      OWNED AFTER
                                                 BENEFICIALLY    OWNED PRIOR      REGISTERED    COMPLETION OF    COMPLETION OF
                                                 OWNED PRIOR        TO THE         FOR SALE      THE OFFERING    THE OFFERING
             SELLING STOCKHOLDER                 TO OFFERING       OFFERING         HEREBY           (1)              (1)
-------------------------------------------------------------------------------------------------------------------------------
Frank Restivo
1311 S. Hidden Valley Dr.
W. Covina, CA  91791                              120,000(9)          *           120,000(9)            0               0

Delaware Charter Guaranty & Trust Co.
FBO Stanley Riggins IRA
1349 Biltmore Drive
Charlotte, NC  28207                              120,000(9)          *           120,000(9)            0               0

Paul Sallwasser &
Teri Sallwasser JT WROS
301 Windmill Palm Ave.
Plantation, FL  33324                             240,000(10)         *           240,000(10)           0               0

Ronald S. Sheldon Self Directed
Profit Sharing Plan & Trust
Ronald S. Sheldon TTEE
1488 Old Barn Lane
Highland Pk., IL  60035                           240,000(10)         *           240,000(10)           0               0

Delaware Charter Guarantee & Trust Co.
FBO Stanley Sides IRA
631 Walker Ferry Rd.
Alexander City, AL  35010                         240,000(10)         *           240,000(10)           0               0

Claire Spooner
111 Seaview Ct.
Neptune, NJ  07753                                120,000(9)          *           120,000(9)            0               0

Henry Steinberg
934 Southern Drive
Franklin Sq., NY  02038                           120,000(9)          *           120,000(9)            0               0

Daniel C. Strum
95 Upper Hampden Rd.
Monson, MA  01057                                 240,000(10)         *           240,000(10)           0               0

Frank Sylva
450 Sylva Lane
Lakeport, CA  95453                               120,000(9)          *           120,000(9)            0               0

Michael Van Petten
5113 Rolling Fairway Dr.
Valrilo, FL  33594                                120,000(9)          *           120,000(9)            0               0

John Wechsler
159 Bedford Rd.
Greenwich, CT  06831                              150,000(30)         *           150,000(30)           0               0

Michael Kulick, MD
Profit Shared Plan
450 Sutter, Suite 2620
San Francisco, CA  94118                          714,660(31)        1.1%         614,770           100,000(31)        *

Michael Caridi
32 Cutler Road
Greenwich, CT  06831                              120,000(9)          *           120,000(9)            0               0


                                                                                                  NUMBER OF      PERCENTAGE OF
                                                                PERCENTAGE OF                     SHARES OF        SHARES OF
                                                  NUMBER OF       SHARES OF       NUMBER OF      COMMON STOCK    COMMON STOCK
                                                  SHARES OF      COMMON STOCK     SHARES OF      BENEFICIALLY    BENEFICIALLY
                                                 COMMON STOCK    BENEFICIALLY    COMMON STOCK    OWNED AFTER      OWNED AFTER
                                                 BENEFICIALLY    OWNED PRIOR      REGISTERED    COMPLETION OF    COMPLETION OF
                                                 OWNED PRIOR        TO THE         FOR SALE      THE OFFERING    THE OFFERING
             SELLING STOCKHOLDER                 TO OFFERING       OFFERING         HEREBY           (1)              (1)
-------------------------------------------------------------------------------------------------------------------------------
Salvatore Clark
P.O. Box 317
Deer Park, NY  11729                              220,000             *           220,000               0               0

Antonio Coladonato
2526 Harway Ave.
Brooklyn, NY  11214                                 5,000             *             5,000               0               0

Kris Destefano
2 Manchester Drive
Bethpage, NY  11714                               185,000             *           185,000               0               0

Kristina Fasullo
77 Claradon Lane
Staten Island, NY  10305                            5,000             *             5,000               0               0

Alan Ferraro
7201 4th Avenue
Apt. #C-14
Brooklyn, NY  11209                               165,000             *           165,000               0               0

William Christopher Frasco
532 Nugent Ave.
Staten Island, NY  10305                          100,000             *           100,000               0               0

Steven Markowitz
c/o Joseph Stevens & Co., Inc.
59 Maiden Lane
32nd Fl.
New York, NY  10038                               600,625             *           600,625               0               0

Matthew S. Menies
52 Beach Road
Massapequa, NY  11758                             125,000             *           125,000               0               0

Fabio Migliaccio
658 Henry Street
Brooklyn, NY  11231                               200,000             *           200,000               0               0

Dina Mondelli
1 74th Street
Apt. #2S
Brooklyn, NY  11209                                 5,000             *             5,000               0               0

Peter Orthos
52 Stone Hill Drive S.
Manhasset, NY  11030                              200,000             *           200,000               0               0

Alexander Orthos &
Peter Orthos JT WROS
52 Stone Hill Drive S.
Manhasset, NY  11030                            1,336,250            2.2%       1,336,250               0               0

George Paxinos
32043 46th Street
Astoria, NY  11103                                 85,000             *            85,000               0               0

Robert Petrozzo
20 Woods Lane
East Hampton, NY  11937                           340,000             *           340,000               0               0

                                                                                                 NUMBER OF      PERCENTAGE OF
                                                               PERCENTAGE OF                     SHARES OF        SHARES OF
                                                 NUMBER OF       SHARES OF       NUMBER OF      COMMON STOCK    COMMON STOCK
                                                 SHARES OF      COMMON STOCK     SHARES OF      BENEFICIALLY    BENEFICIALLY
                                                COMMON STOCK    BENEFICIALLY    COMMON STOCK    OWNED AFTER      OWNED AFTER
                                                BENEFICIALLY    OWNED PRIOR      REGISTERED    COMPLETION OF    COMPLETION OF
                                                OWNED PRIOR        TO THE         FOR SALE      THE OFFERING    THE OFFERING
             SELLING STOCKHOLDER                TO OFFERING       OFFERING         HEREBY           (1)              (1)
-------------------------------------------------------------------------------------------------------------------------------
James Rathgeber
14 Richboyrne Lane
Melville, NY  11747                               410,000            *            410,000              0               0

Joseph Sorbara
4 Windham Court
Muttontown, NY  11545                             600,625            *            600,625              0               0

Edward Taylor
6415 Boulevard East
West New York, NJ  07093                           46,875            *             46,875              0               0

Andrea Todaro
55 92nd Street
Apt. #2F
Brooklyn, NY  11209                                20,000            *             20,000              0               0

Drew Tranchina
178-15 69th Ave.
Fresh Meadows, NY  11365                           55,000            *             55,000              0               0

Louis John Ventre
1339 85th Street
Brooklyn, NY  11228                               100,000            *            100,000              0              0

Westrock Advisors
230 Park Ave.
Suite #934
New York, NY  10169                                15,625            *             15,625              0              0

Jeffrey Blake Woolf
80 Park Ave.
Apt. #7F
New York, NY  10016                                80,000            *             80,000              0              0

SBM Certificate Company
5101 River Road, Suite 101
Bethesda, MD  20816
Attn:  Eric Westbury                              900,000           1.4%          900,000              0              0

----------
* Less than 1 percent.

(1) Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumption that all shares registered for sale hereby will be sold. However, the selling stockholders may offer all, some or none of the shares pursuant to this prospectus, and to our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering.
(2) Includes 6,505,350 shares underlying warrants that are currently exercisable, 358,000 of which are being registered for sale hereby, and 5,000,000 of which represent warrants to purchase shares held by David T. Harris.
(3) Includes 1,932,000 shares underlying warrants that are currently exercisable, 362,000 of which are being registered for sale hereby. Includes 75,250 shares held by Mark L. Witten that underlie currently exercisable warrants held by Jeffrey Friedman and Steven Moore.
(4) Includes 6,000,000 shares held by David T. Harris that underlie currently exercisable warrants held by Michael K. Wilhelm and Theodore Staahl and an additional 75,250 shares held by Mr. Harris that underlie currently exercisable warrants held by Jeffrey Friedman and Steven Moore.
(5) Includes 1,158,000 shares underlying warrants that are currently exercisable, 1,000,000 of which represent warrants to purchase shares held by David T. Harris.
(6)  Not used.
(7) Includes 9,615,350 shares underlying warrants that are currently exercisable, 720,000 of which are being registered for sale hereby and 6,000,000 of which are underlying warrants held by Michael Wilhelm and Theodore Staahl to purchase shares held by David T. Harris. Includes an aggregate of 150,500 shares held by Mark L. Witten and David T. Harris that underlie currently exercisable warrants held by Jeffrey Friedman and Stevevn Moore. Excludes 296,276 shares beneficially owned by Stratum Consulting Group, LLC, of which Steve Scronic is a control party.
(8)  Includes 100,000 shares underlying warrants that are currently exercisable.
(9)  Includes 40,000 shares underlying warrants that are currently exercisable.
(10) Includes 80,000 shares underlying warrants that are currently exercisable.
(11) Includes 200,000 shares underlying warrants that are currently exercisable.
(12) Includes 60,000 shares underlying warrants that are currently exercisable.
(13) Includes 240,000 shares underlying warrants that are currently exercisable.
(14) Includes 120,000 shares underlying warrants that are currently exercisable.
(15) Includes 160,000 shares underlying warrants that are currently exercisable.
(16) Includes 180,000 shares underlying warrants that are currently exercisable.
(17) Includes 480,000 shares underlying warrants that are currently exercisable.
(18) Includes 140,000 shares underlying warrants that are currently exercisable.

(19) Includes 8,000 shares underlying warrants that are currently exercisable.
(20) Includes 25,000 shares underlying warrants that are currently exercisable.
(21) Includes 250,000 shares underlying warrants that are currently exercisable, 62,750 of which represent warrants to purchase shares held by Mark L. Witten and 62,750 of which represent warrants to purchase shares held by David T. Harris.
(22) Includes 50,000 shares underlying warrants that are currently exercisable, 12,500 of which represent warrants to purchase shares held by Mark L. Witten and 12,500 of which represent warrants to purchase shares held by David T. Harris.
(23) Includes 50,000 shares underlying warrants that are currently exercisable.
(24) Excludes 12,500 shares underlying warrants that are currently exercisable held by the owner of CDM Group.
(25) Excludes 10,000 shares underlying warrants that are currently exercisable held by the owner of Synergos, Inc.
(26) Excludes 1,000 shares underlying warrants that are currently exercisable held by the owner of Spelling Communication.
(27) Includes 30,000 shares underlying warrants that are currently exercisable. Steve Scronic is a control party of Stratum Consulting Group, LLC and our Secretary.
(28) Includes 90,000 shares underlying warrants that are currently exercisable.
(29) Includes 300,000 shares underlying warrants that are currently exercisable.
(30) Includes 50,000 shares underlying warrants that are currently exercisable.
(31) Includes 100,000 shares underlying warrants that are currently exercisable.

         We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We have agreed to bear expenses incurred by the selling stockholders, up to a maximum limit of $15,000, that relate to the registration of the shares being offered and sold by the selling stockholders, including the Securities and Exchange Commission registration fee and legal, accounting, printing and other expenses of this offering.

                          DESCRIPTION OF CAPITAL STOCK

         We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. The following description of our capital stock does not purport to be complete and is governed by and qualified by our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law.

COMMON STOCK

         As of November 23, 2004, we had 62,125,081 shares of common stock outstanding, which were held of record and beneficially by approximately 515 stockholders. As of November 3, 2004, there were 17,430,710 shares of common stock underlying outstanding warrants, and options to purchase 63,212 shares of common stock had been granted or were outstanding outside our 2003 Stock Option, Deferred Stock and Restricted Stock Plan. No options had been granted or were outstanding under our 2003 Stock Option, Deferred Stock and Restricted Stock Plan; 374,800 shares remain available for issuance under this plan.

         The holders of our common stock are entitled to one (1) vote per share on all matters submitted to a vote of our stockholders. In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available therefore. No dividends may be paid on the common stock until all accrued but unpaid dividends on the shares of our preferred stock have been paid. In the event of the dissolution, liquidation or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities of our company and the preference amount distributable to the holders of the shares of preferred stock. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock do not have any subscription, redemption or conversion rights, nor do they have any preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares.

         Pursuant to our bylaws, except for any matters which pursuant to Delaware law require a greater percentage vote for approval, the holders of a majority of the outstanding shares of common stock, if present in person or by proxy, are sufficient to constitute a quorum for the transaction of business at meetings of our stockholders. Except as to any matters which pursuant to Delaware law require a greater percentage vote for approval, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at any meeting (provided a quorum is present) is sufficient to authorize, affirm or ratify any act or action, including the election of our Board of Directors.

         The holders of the common stock do not have cumulative voting rights. Accordingly, the holders of more than half of the outstanding shares of common stock can elect all of the directors to be elected in any election, if they choose to do so. In such event, the holders of the remaining shares of common stock would not be able to elect any directors. Our Board of Directors is empowered to fill any vacancies on the Board created by the resignation, death or removal of directors.

         In addition to voting at duly called meetings at which a quorum is present in person or by proxy, Delaware law and our bylaws provide that stockholders may take action without the holding of a meeting by written consent or consents signed by the holders of a majority of the outstanding shares of our capital stock entitled to vote thereon. Prompt notice of the taking of any action without a meeting by less than unanimous consent of the stockholders will be given to those stockholders who do not consent in writing to the action. The purposes of this provision are to facilitate action by stockholders and to reduce the corporate expense associated with special meetings of stockholders.

PREFERRED STOCK

         Under our certificate of incorporation, shares of our preferred stock may, without any action by our stockholders, be issued by our Board of Directors from time to time in one or more series for such consideration and with such relative rights, privileges and preferences as the Board may determine. Accordingly, our Board of Directors has the power, without stockholder approval, to fix the dividend rate and to establish the provisions, if any, relating to voting rights, redemption rate, sinking fund, liquidation preferences and conversion rights for any series of preferred stock (subject to the preferences of the shares of common stock offered hereby) issued in the future, which could adversely affect the voting power or other rights of the holders of common stock.

         Our Board of Directors' authority to issue preferred stock provides a convenient vehicle in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a person or group to gain control of our company. As of the date of the prospectus, there are no shares of preferred stock outstanding, and we do not have present plans to issue any shares of preferred stock or designate any series of preferred stock.

STOCK OPTIONS

         As of November 23, 2004, there were no outstanding stock options under our 2003 Stock Option, Deferred Stock and Restricted Stock Plan and 374,800 shares were reserved for future grant under our 2003 Stock Option, Deferred Stock and Restricted Stock Plan. There were outstanding stock options to purchase an additional 63,212 shares of our common stock that were granted outside of our 2003 Stock Option, Deferred Stock and Restricted Stock Plan at a weighted average exercise price of $25.00 per share.

WARRANTS

         As of November 23, 2004, there were outstanding warrants to purchase 17,430,710 shares of our common stock with exercise prices ranging from $0.05 to $2.00 per share.

DELAWARE ANTI-TAKEOVER LAW AND CHARTER AND BYLAW PROVISIONS

         We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless, with certain exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder.

         Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns or within three years prior, did own 15% or more of the corporation's voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of us without further action by our stockholders.

         Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control of our company, including changes a stockholder might consider favorable. In particular, our certificate of incorporation and bylaws, as applicable, among other things, will:

         o provide our board of directors with the ability to alter our bylaws without stockholder approval;

         o provide that special meetings of stockholders can only be called by our Board of Directors or by a committee of our Board of Directors that has been duly designated by the Board and whose powers and authority included the power to call such meetings;

         o provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders;

         o provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum; and

         o allow us to issue up to 10,000,000 shares of preferred stock with rights senior to those of the common stock and that otherwise could adversely affect the rights and powers, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock, as well as having the anti-takeover effects discussed above.

         Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

TRANSFER AGENT AND REGISTRAR

         The transfer agent for our common stock is Stalt, Inc., located at 848 Tanager Street, Suite N, Incline Village, NV 89451.

                         SHARES ELIGIBLE FOR FUTURE SALE

         As of November 23, 2004, we had outstanding 62,125,081 shares of common stock.

RULE 144

         All of the 47,161,581 shares registered in this offering will be and 3,225,200 shares issued under our 2003 Stock Option, Deferred Stock, and
Restricted Stock Plan are freely tradable without restriction or further registration under the Securities Act of 1933. As of November 3, 2004, we also have outstanding an additional 21,757,900 shares of common stock outstanding that were issued and sold in reliance on exemptions from the registration requirements of the Securities Act of 1933. If shares are purchased by our
"affiliates" as that term is defined in Rule 144 under the Securities Act of 1933, their sales of shares would be governed by the limitations and restrictions that are described below.

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares of our common stock for at least one year, including any person who may be deemed to be an "affiliate" (as the term "affiliate" is defined under the Securities Act of 1933), would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

         o 1% of the number of shares of common stock then outstanding, which as of November 3, 2004 would equal approximately 621,251 shares; or

         o the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

         Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. Under Rule 144, however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the issuer is free to sell shares that are "restricted securities" which have been held for at least two years without regard to the limitations contained in Rule
144. The selling stockholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

RULE 144(K)

         Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144.

                              PLAN OF DISTRIBUTION

         The selling stockholders, and any of their pledgees, assignees and successors-in-interest, may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o  privately negotiated transactions;

         o settlement of short sales entered into after the date of this prospectus;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o  a combination of any such methods of sale;

         o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

         o  any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

         In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may, after the date of this prospectus, also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholders has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock.

         We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders .

         We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                                  LEGAL MATTERS

         The validity of the common stock offered by this prospectus will be passed upon for us by Kirkpatrick & Lockhart LLP, Los Angeles, California.

                                     EXPERTS

         The financial statements appearing in this Prospectus and Registration Statement have been audited by Russell Bedford Stefanou Mirchandani LLP and Stonefield Josephson, Inc., independent accountants; to the extent and for the periods indicated in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firms as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

         We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports, and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM......................F-2

CONSOLIDATED FINANCIAL STATEMENTS

     Consolidated Balance Sheet as of December 31, 2003......................F-4

     Consolidated Statements of Operations for the twelve
           months ended December 31, 2003 and for the period
           from the date of inception (October 30,2002)
           to December 31, 2002..............................................F-5

     Consolidated Statements of Stockholders' Equity (Deficit)
           from the date of inception (October 30,2002) to
           December 31, 2003.................................................F-6

     Consolidated Statements of Cash Flows for the twelve
           months ended December 31, 2003 and for the period
           from the date of inception (October 30,2002) to
           December 31, 2002.................................................F-7

     Notes to Consolidated Financial Statements for the year ended
           December 31, 2003 and for the period from the date of
           inception (October 30,2002) to December 31, 2002..................F-9

     Consolidated Balance Sheet as of September 30, 2004 (unaudited)........F-26

     Consolidated Statements of Operations for the three months and nine months ended September 30, 2003 and 2004 (unaudited)
           and for the period from the date of inception (October 30,
           2002) to September 30, 2004 (unaudited)..........................F-27

     Consolidated Statements of Stockholders' Equity (Deficit)
           from the date of inception (October 30,2002) to
           September 30, 2004 (unaudited)...................................F-28

     Consolidated Statements of Cash Flows for the nine months ended
           September 30, 2003 and 2004 (unaudited)..........................F-31

     Notes to Consolidated Financial Statements for the three months and nine months ended September 30, 2003 and 2004 (unaudited)....F-33

                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

                          CERTIFIED PUBLIC ACCOUNTANTS

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
IR BioSciences Holdings Inc.

Scottsdale, Arizona

We have audited the accompanying consolidated balance sheet of IR BioSciences Holdings Inc. and Subsidiary (a development stage company) (the "Company") as of December 31, 2003 and the related consolidated statements of losses, deficiency in stockholders' equity, and cash flows for the year ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2003 and the consolidated results of its operations and its cash flows for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. We express no opinion on the cumulative period from inception through December 31, 2002.

The accompanying consolidated financial statements for the year ended December 31, 2003 have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses since its inception. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                  /S/  RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                  ---------------------------------------------
                                       Russell Bedford Stefanou Mirchandani LLP
                                             Certified Public Accountants

New York, New York
May 18, 2004

                           STONEFIELD JOSEPHSON, INC.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
ImmuneRegen BioSciences, Inc.
Scottsdale, Arizona

We have audited the accompanying balance sheet of ImmuneRegen
BioSciences, Inc. as of December 31, 2002, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from October 30, 2002 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2002, and the results of its operations and its cash flows for the period from October 30, 2002 (inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

/S/ STONEFIELD JOSEPHSON, INC.
------------------------------
Certified Public Accountants
Irvine, California
December 8, 2003

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A Development Stage Company)

                           Consolidated Balance Sheet

                                                                    DECEMBER 31,
                                                                       2003
                                                                   -----------
Assets
Current assets:
   Cash and cash equivalents ....................................  $    10,534
   Prepaid services and other assets ............................       35,843
                                                                   -----------
      Total current assets ......................................       46,377
      Licensed proprietary rights, net ..........................        8,247
      Capitalized website costs, net ............................       11,250
      Furniture and equipment, net ..............................        2,795
                                                                   -----------
Total assets ....................................................  $    68,669
                                                                   ===========
Liabilities and Stockholders' Deficit
Current liabilities:
   Accounts payable and accrued liabilities .....................      538,441
      Notes payable to shareholder ..............................       62,171
      Notes payable, net of discount ............................      311,805
                                                                   -----------
        Total current liabilities ...............................      912,417
Commitments and Contingencies
Stockholders' deficit
   Preferred stock, 0.001 par value:  10,000,000
        shares authorized, no shares issued and outstanding .....           --
   Common stock, $0.001 par value;
        100,000,000 shares authorized; 23,431,300 shares
        issued and outstanding ..................................       23,431
   Additional paid-in capital ...................................    1,035,441
   Deficit accumulated during the development stage .............   (1,902,620)
                                                                   -----------
      Total stockholder's deficit ...............................     (843,748)
                                                                   -----------
Total liabilities and stockholders' deficit .....................  $    68,669
                                                                   ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                  FROM THE DATE       CUMULATIVE FROM
                                                               FOR THE            OF INCEPTION           INCEPTION
                                                            TWELVE MONTHS           (OCTOBER             (OCTOBER
                                                            ENDED DECEMBER        30, 2002) TO          30, 2002) TO
                                                               31, 2003         DECEMBER 31, 2002    DECEMBER 31, 2003
                                                            ------------        ------------------   -----------------
Revenues ................................................   $         --          $         --          $         --
Operating expenses:
   Selling, general and administrative expenses .........      1,348,078                45,718             1,393,796
   Merger fees and costs ................................        350,000                     0               350,000
   Financing cost .......................................         90,000                     0                90,000
                                                            ------------          ------------          ------------
     Total operating expenses ...........................      1,788,078                45,718             1,833,796
                                                            ------------          ------------          ------------
Operating loss ..........................................     (1,788,078)              (45,718)           (1,833,796)
   Interest expense .....................................         68,624                   200                68,824
                                                            ------------          ------------          ------------
   Loss before income taxes .............................     (1,856,702)              (45,918)           (1,902,620)
   Provision for income taxes ...........................             --                    --                    --
Net loss during development stage .......................   $ (1,856,702)         $    (45,918)         $ (1,902,620)
                                                            ============          ============          ============
Net loss per share - basic and diluted ..................   $      (0.09)         $      (0.01)         $      (0.10)
                                                            ============          ============          ============
Weighted average shares outstanding - basic and diluted .     21,317,292             4,424,084            18,644,114
                                                            ------------          ------------          ------------

        The accompanying notes are an integral part of these consolidated financial statements.

                   IR BIOSCIENCES HOLDING, INC. AND SUBSIDIARY
                          (A Development Stage Company)
            Consolidated Statement of Stockholders' Equity (Deficit)
         From date of inception (October 30, 2002) to December 31, 2003

                                                                                                   DEFICIT
                                                                                                 ACCUMULATED
                                                                    ADDITIONAL                     DURING
                                             COMMON STOCK            PAID-IN        DEFERRED     DEVELOPMENT
                                        SHARES          AMOUNT       CAPITAL      COMPENSATION      STAGE         TOTAL
---------------------------------------------------------------------------------------------------------------------------
Balance at October 30, 2002
   (date) of inception ...........   $        --     $       --    $        --    $        --    $        --    $        --
Shares of common stock  issued to
   founders for license of
   proprietary rights in December
   2002 ..........................    16,612,276         16,612         (7,362)            --             --          9,250
Shares of common stock issued to
   founders for services rendered
   in December 2002 ..............     1,405,310          1,405           (623)            --             --            782
Shares of common stock issued to
   consultants for services
   rendered in December 2002 .....        53,878             54          8,946         (9,000)            --             --
Sale of common stock for cash in
   December 2002 .................       185,578            186         30,815             --             --         31,001
Net loss for the period from
   inception (October 30, 2002)
   to December 31, 2002 ..........            --             --             --             --        (45,918)       (45,918)
                                      ----------     ----------        -------         ------        -------       --------
Balance at December 31, 2002
   (reflective of stock splits)  .    18,257,042         18,257         31,776         (9,000)       (45,918)        (4,885)
Shares granted to consultants for
   services rendered in January
   2003 ..........................        98,776             99         13,651             --             --         13,750
Sale of shares of common stock
   for cash in January 2003 ......       329,552            330         49,670             --             --         50,000
Shares granted to consultants for
   services rendered in March 2003       154,450            154         21,346             --             --         21,500
Conversion of notes payable to
   common stock in April 2003 ....     1,436,736          1,437        198,563             --             --        200,000
Shares granted to consultants for
   services rendered in April 2003        14,368             14          2,016             --             --          2,030
Sale of shares of common stock
   for cash in May 2003 ..........        17,960             18          4,982             --             --          5,000
Sales of shares of common stock
   for cash in June 2003 .........        35,918             36          9,640             --             --         10,000
Conversion of notes payable to
   common stock in June 2003 .....       718,368            718         99,282             --             --        100,000
Beneficial conversion feature
   associated with notes issued
   in June 2003 ..................            --             --         55,556             --             --         55,556
Beneficial conversion feature
   associated with interest on
   notes, amortized in July 2003              --             --          5,004             --             --          5,004
Amortization of deferred
   compensation ..................            --             --             --          9,000             --          9,000
   Costs of GPN Merger in July
    2003 .........................     2,368,130          2,368       (123,168)            --             --       (120,799)
Value of warrants issued with
   extended notes payable in
   October 2003 ..................                                     189,937             --             --        189,937
Value of Company warrants issued
   in conjunction with fourth
   quarter notes payable issued
   October through December 2003 .                                     207,457             --             --        207,457
Value of warrants contributed by
   founders in conjunction with
   fourth quarter notes payable
   issued October through
   December 2003 .................                                     183,543             --             --        183,543
Value of warrants issued for
   services in October through
   December 2003 .................                                      85,861             --             --         85,861
Net loss for the twelve month
   period ending December 31, 2003    (1,856,702)    (1,856,702)                                  (1,856,702)    (1,856,702)
                                      ----------     ----------        -------         ------        -------       --------
Balance at December 31, 2003 .....    23,431,300         23,431      1,035,441             --     (1,902,620)      (843,748)

        The accompanying notes are an integral part of these consolidated financial statements.

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 From the Date          Cumulative
                                                             For the Twelve      of  Inception          from Inception
                                                             Months Ended        October 30, 2002) to   October 30, 2002) to
                                                             December 31, 2003   December 31, 2002      December 31, 2003
                                                             -----------------   --------------------   ---------------------
Cash flows from operating activities:
   Net loss during development stage                           $(1,856,702)            (45,918)            $(1,902,620)
  ADJUSTMENTS TO RECONCILE NET LOSS TO TO NET
  CASH USED IN OPERATING ACTIVITIES:
  Non-cash compensation                                            105,641                 782                 106,423
  Amortization of deferred compensation                              9,000                  --                   9,000
  Interest expense                                                  68,624                  --                  68,624
  Amortization of discount on notes payable                        302,302                  --                 302,302
  Depreciation and amortization                                     12,685                  77                  12,762
  Changes in operating assets and liabilities:                          --
        Prepaid services and other assets                          (35,842)                 --                 (35,842)
        Accounts payable and accrued expenses                      397,402               8,786                 406,188
                                                               -----------         -----------             -----------
   NET CASH USED IN OPERATING ACTIVITIES                          (996,890)            (36,273)             (1,033,163)
Cash flows from investing activities:
   Acqisition of property and equipment                             (3,304)                 --                  (3,304)
                                                               -----------         -----------             -----------
   NET CASH USED IN INVESTING ACTIVITIES                            (3,304)                 --                  (3,304)
Cash flows from financing activities:
   Proceeds from notes payable                                   1,186,000              15,000               1,201,000
   Principal payments on notes payable                            (250,000)                 --                (250,000)
   Shares of stock issued for cash                                  65,000              31,001                  96,001
   Officer repayment of amounts paid on his behalf                  19,880                  --                  19,880
   Cash paid on behalf of officer                                  (19,880)                 --                 (19,880)
   Cash paid on amount due to officer                              (22,427)             22,427                      --
                                                               -----------         -----------             -----------
   NET CASH PROVIDED BY FINANCING ACTIVITIES                       978,573              68,428               1,047,001
                                                               -----------         -----------             -----------
Net increase in cash and cash equivalents                          (21,621)             32,155                  10,534
Cash and cash equivalents at beginning of period                    32,155                  --                      --
                                                               -----------         -----------             -----------
Cash and cash equivalents at end of period                     $    10,534         $    32,155             $    10,534
                                                               ===========         ===========             ===========
              Cash paid during the period for:
                                      Interest                 $    41,793                  --             $    41,793
                                                               ===========         ===========             ===========
                                         Taxes                 $        --                  --             $        --
                                                               ===========         ===========             ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

NON-CASH INVESTING AND FINANCING ACTIVITIES:

FOR THE PERIOD ENDING DECEMBER 31, 2002:

In December 2002, the Company issued 16,612,276 shares (post split) of common stock with a fair value of $9,250 to the Company's founders for a license to certain proprietary rights.

In December 2002, the Company issued 1,346,942 shares (post split) of common stock with a fair value of $750 to a Company founder for services provided.

In December 2002, the Company issued 112,246 shares (post split) of common stock with a fair value of $9,000 to a service provider.

FOR THE PERIOD ENDING DECEMBER 31, 2003:

During January 2003, the Company issued 98,776 shares (post split) of its common stock with a fair value of $13,750 to 2 service providers.

During March 2003, the Company issued 154,450 shares (post split) of its common stock with a fair value of $21,500 to a service provider.

In April 2003, the Company issued 14,368 shares (post split) of its common stock with a fair value of $2,000 to a service provider.

In April 2003, the Company converted a note payable in the amount of $200,000 into 718,368 (post split) shares of common stock.

In June and July 2003, the Company recorded a beneficial conversion feature of its convertible notes payable in the amount of $60,560 as a discount to the notes payable.

In July 2003, the Company effected a reverse split of its common stock in the ratio of .897960746 to one. The net effect was a reduction in the number of shares of common stock outstanding of 2,393,496 (post split).

In July 2003, the Company completed the Merger with GPN Network, Inc. Pursuant to the Merger, the Company assumed the following assets and liabilities of GPN
Network: Net accounts payable of $60,492, due to related part of $4,486, and note payable of $55,821 in exchange for 2,368,130 shares (post split) of the Company's common stock and $350,000 in cash. The Company expensed the $350,000 cash payment, and recorded an increase of $2,368 for the par value of the common stock and a decrease of $123,168 to addition paid-in capital.

In October 2003, the Company recorded the value of warrants issued with notes payable as an increase to paid-in capital of $189,937.

In October through December 2003, the Company recorded the value of warrants issued with notes payable as an increase to paid-in capital of $207,457.

In October through December 2003, the Company recorded the value of warrants contributed by the Company's founders as an increase to paid-in capital of $183,543.

In October through December 2003, the Company recorded the value of warrants issued with notes payable as in increase to paid-in capital of $85,861.

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      FOR YEAR ENDED DECEMBER 31, 2003 AND
                      FOR THE PERIOD FROM OCTOBER 30, 2002
                    (INCEPTION) TO DECEMBER 31, 2002 AND 2003

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF BUSINESS

IR BioSciences Holdings Inc. ("Company") formerly GPN Network, Inc. ("GPN") is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7. The Company, which was incorporated under the laws of the State of Delaware on October 30, 2002, is a biotechnology company and plans to develop and market applications utilizing modified substance P, a naturally occurring immunomodulator.

GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has no established source of revenue. This matter raises substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence: Management intends to continue to raise additional financing through private debt or equity financing or other means and interests that it deems necessary, with a view to moving forward and sustaining a prolonged growth in its strategy phases. The Company believes that its status as a publicly traded company will improve its chances of raising funds through either equity or debt financings.

ACQUISITION AND CORPORATE RESTRUCTURE

On July 20, 2003 ImmuneRegen BioSciences Inc. ("ImmuneRegen")entered into an Agreement of Plan and Merger ("Agreement") with GPN Network, Inc. ("GPN") an inactive publicly registered shell corporation with no significant assets or operations. In accordance with SFAS No. 141, the Company was the acquiring entity. While the transaction is accounted for using the purchase method of accounting, in substance the Agreement is a recapitalization of the Company's capital structure.

For accounting purposes, the Company has accounted for the transaction as a reverse acquisition and the Company shall be the surviving entity. The total purchase price and carrying value of net assets acquired was $ 0. From July 2001 until the date of the Agreement the Company was inactive. The Company did not recognize goodwill or any intangible assets in connection with the transaction.

Effective with the Agreement, all previously outstanding common stock, preferred stock, options and warrants owned by the Company's shareholders were exchanged for an aggregate of 21,163,170 (post-split) shares of GPN common stock. The value of the stock that was issued was the historical cost of GPN's net tangible assets, which did not differ materially from their fair value.

Effective  with the Agreement,  GPN changed its name to IR BioSciences  Holdings
Inc.

The  accompanying   financial   statements  present  the  historical   financial
condition, results of operations and cash flows of the Company prior to the merger with GPN.

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      FOR YEAR ENDED DECEMBER 31, 2003 AND
                      FOR THE PERIOD FROM OCTOBER 30, 2002
                    (INCEPTION) TO DECEMBER 31, 2002 AND 2003

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued:

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

CASH EQUIVALENTS

For purposes of the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

CASH CONCENTRATION

The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

BASIC AND DILUTED LOSS PER SHARE

In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of December 31, 2002, the Company granted options or warrants to employees or consultants that can be converted into additional shares of common stock. These options and warrants would have an anti-dilutive effect and therefore are not included in diluted loss per share.

COMPREHENSIVE INCOME

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of December 31, 2003 and 2002 the Company has no items that represent other comprehensive income and, therefore, has not included a Statement of Comprehensive Income.

INCOME TAXES

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance, if any, is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      FOR YEAR ENDED DECEMBER 31, 2003 AND
                      FOR THE PERIOD FROM OCTOBER 30, 2002
                    (INCEPTION) TO DECEMBER 31, 2002 AND 2003

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued:

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company measures its financial assets and liabilities in accordance with accounting principles generally accepted in the United States of America. The estimated fair values approximate their carrying value because of the short-term maturity of these instruments or the stated interest rates are indicative of market interest rates.

STOCK-BASED COMPENSATION

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS 123, "Accounting for Stock-Based Compensation." Under APB 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the deemed fair value of the Company's shares over the employee's exercise price. When the exercise price of the employee share options is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with FASB Interpretation No. 28 over the vesting period of the individual options. Accordingly, because the exercise price of the Company's employee options equals or exceeds the market price of the underlying shares on the date of grant, no compensation expense is recognized. Options or shares awards issued to non-employees are valued using the fair value method and expensed over the period services are provided.

PREPAID SERVICES

Prepaid services consist of outside services that the Company has paid for in advance. At December 31, 2003 this amount was $35,843, consisting of a legal retainer in the amount of $18,543 and a prepaid research contract with the University of Arizona of $17,300. These items are charged to expense as the services are performed.

LICENSED PROPRIETARY RIGHTS

The Company has licensed from its founders certain proprietary rights which the Company intends to utilize in the execution of its business plan. Consideration for this license was the issuance of 16,612,276 shares (post-split) of the Company's common stock. These proprietary rights are being amortized over the term of the license agreement, or ten years. The shares issued were valued at $.001 per share (par value).

CAPITALIZED WEBSITE COSTS

The Company capitalized certain website development costs pursuant to EITF 00-2 "Accounting for Web Site Development Costs"; these costs are amortized over two years.

FURNITURE AND EQUIPMENT

Furniture and equipment are valued at cost. Depreciation and amortization are provided over the estimated useful lives up to seven years using the straight-line method. The estimated service lives of property and equipment are as follows:

                -----------------------------------------
                Computer equipment                3 years
                Furniture                         7 years
                -----------------------------------------

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      FOR YEAR ENDED DECEMBER 31, 2003 AND
                      FOR THE PERIOD FROM OCTOBER 30, 2002
                    (INCEPTION) TO DECEMBER 31, 2002 AND 2003

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued:

ADVERTISING

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company has not incurred any advertising costs during the year ended December 31, 2003 and for the period from October 30, 2002 (inception) through December 31, 2002 and 2003.

NEW ACCOUNTING PRONOUNCEMENTS

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement amends Statement 133 for decisions made (1) as part of the Derivatives Implementation Group process that effectively required amendments to Statement 133, (2) in connection with other Board projects dealing with financial instruments, and (3) in connection with implementation issues raised in relation to the application of the definition of a derivative, in particular, the meaning of an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors, the meaning of underlying, and the characteristics of a derivative that contains financing components. The Company does not anticipate that the adoption of this pronouncement will have a material effect on the financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The remaining provisions of this Statement are consistent with the Board's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. While the Board still plans to revise that definition through an amendment to Concepts Statement 6, the Board decided to defer issuing that amendment until it has concluded its deliberations on the next phase of this project. That next phase will deal with certain compound financial instruments including puttable shares, convertible bonds, and dual-indexed financial instruments. The Company does not anticipate that the adoption of this pronouncement will have a material effect on the financial statements

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      FOR YEAR ENDED DECEMBER 31, 2003 AND
                      FOR THE PERIOD FROM OCTOBER 30, 2002
                    (INCEPTION) TO DECEMBER 31, 2002 AND 2003

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or Results of operations.

During October 2003, the FASB issued Staff Position No. FIN 46 deferring the effective date for applying the provisions of FIN 46 until the end of the first interim or annual period ending after December 31, 2003, if the variable interest was created prior to February 1, 2003, and the public entity has not issued financial statements reporting that variable interest entity in accordance with FIN 46. The FASB also indicated it would be issuing a modification to FIN 46 prior to the end of 2003. Accordingly, the Company has deferred the adoption of FIN 46 with respect to VIE's created prior to February 1, 2003. Management is currently assessing the impact, if any, FIN 46 may have on the Company; however, management does not believe there will be any material impact on its financial statements, results of operations or liquidity resulting from the adoption of this interpretation.

2. RELATED-PARTY TRANSACTIONS:

EMPLOYMENT CONTRACTS

On December 16, 2002, the Company entered into an employment contract with its President and CEO (the "CEO Contract") for a period of three years terminating on December 16, 2005. The agreement calls for a salary at the rate of $125,000 per annum for the first year, $175,000 for the second year, and $250,000 for the third year. The CEO Contract also provides for the following various bonus incentives:

i) A quarterly discretionary bonus based upon the Company's performance in the previous quarter. This discretionary bonus will be in the form of stock options.

ii) A quarterly five-year warrant to purchase up to 8,980 shares (post reverse-split) of the Company's common stock at 75% of the fair market value of the stock on the date the warrant is granted.

iii) At such time as the CEO  introduces  a  financial  partner  to the  Company through which the Company raises at least $1,500,000 in equity or debt financing, the CEO shall be granted a five-year warrant to purchase 224,490 shares (post reverse-split) of the Company's common stock.

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      FOR YEAR ENDED DECEMBER 31, 2003 AND
                      FOR THE PERIOD FROM OCTOBER 30, 2002
                    (INCEPTION) TO DECEMBER 31, 2002 AND 2003

2. RELATED-PARTY TRANSACTIONS, continued:

CONSULTING AGREEMENTS

On December 16, 2002, the Company entered into consulting agreements (the "Consulting Agreements") with its two founders and chief research scientists (the "Consultants"). The Consulting Agreements are on a month-to-month basis. Under the terms of the Consulting Agreements, the Consultants agree to place at the disposal of the Company their judgment and expertise in the area of acute lung injury. In consideration for these services, the Company agrees to pay each consultant a non-refundable fee of $5,000 per month, which shall accrue until such time as the Company raises at least $2,000,000 in equity or debt financing, at which time such accrued amount will become due and payable. As of December 31, 2003 and 2002, the Company has accrued payables due to the founders of $125,000 and $5,000, respectively.

PROPRIETARY RIGHTS AGREEMENT

In December 2002, the Company entered into a royalty-free license agreement (the "License Agreement") with its two founders and largest shareholders (the "Licensors"). Under the terms of the License Agreement, the Licensors grant to the Company an exclusive license to use and sublicense certain patents, medical applications, and other technologies developed by the Licensors. The Company's obligations under the License Agreement include (i) reasonable efforts to protect any licensed patents or other associated property rights; (ii) reasonable efforts to maintain confidentiality of any proprietary information;
(iii) upon the granting by the U. S. Food and Drug Administration to the Company the right to market a product, the Company will maintain a broad form general liability and product liability insurance. The Company has recorded a capital contribution of $9,250 and an offsetting intangible asset as a result of this agreement at December 31, 2002. It is being amortized over the 10-year term of the agreement.

DUE TO RELATED PARTIES

Pursuant to the Consulting Agreements, during the period from October 30, 2002 (inception) to December 31, 2002, the Company accrued $5,000 in consulting fees. During the period from January 1, 2003 to December 31, 2003, the Company accrued an additional $120,000 in consulting fees. As of December 31, 2003 and 2002, the Company has accrued payables due to the founders of $125,000 and $5,000, respectively.

OFFICE LEASE

The Company entered into a lease agreement for the period from December 1, 2002 to August 31, 2004. Rent expense is $2,734 per month. The Company subleases its office space from Foresight Capital Partners, a company controlled by the Company's CEO. The rent cost is passed through to ImmuneRegen at the same rental rate that Foresight Capital Partners is charged by the facility's primary landlord. The remaining amount due under the non-cancelable lease agreement entered into December 1, 2002 is $21,872 for the period January 1, 2004 through August 31, 2004.

Rent expense amounted to $31,369 for the year ended December 31, 2003 and $2,734 and $34,103 for the periods from October 30, 2002 (inception) through December 31, 2002 and 2003, respectively.

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      FOR YEAR ENDED DECEMBER 31, 2003 AND
                      FOR THE PERIOD FROM OCTOBER 30, 2002
                    (INCEPTION) TO DECEMBER 31, 2002 AND 2003

2. RELATED-PARTY TRANSACTIONS, continued:

INONE CONTRACT

The Company has entered into a series of contracts with InOne Advertising & Design, Inc. ("InOne"). InOne employs the spouse of the Company's Chief Executive Officer. These contracts include (i) a three-year agreement dated January 13, 2003 whereby InOne will design and create certain corporate identity and marketing materials in exchange for 64,653 shares (post-split) of the Company's common stock and $15,000. This agreement also provides that InOne will bill the Company on an hourly basis for additional services, as well as a $100,000 termination fee if the agreement is terminated as a result of a merger or acquisition of the Company; (ii) an agreement dated March 14, 2003 whereby InOne will design, create, maintain, and host the Company's website for one year in exchange for 125,715 shares (post-split) of the Company's common stock and $4,200; (iii) an agreement dated December 30, 2003 whereby InOne will name and design a logo for the Company's new product for SARS application in exchange for $5,000 and a warrant to purchase 20,000 shares of the Company's common stock at a price of $0.125; (iv) an agreement dated December 31, 2003 whereby InOne will name and design a logo for the Company's new product for ARDS application in exchange for $5,000 and a warrant to purchase 20,000 shares of the Company's common stock at a price of $0.125.

NOTES PAYABLE

In October 2003, the Company was loaned $30,000 by the father of one of the Company's founders. Pursuant to the terms of this transaction, the Company provided this lender with a warrant to purchase 30,000 (post-split) shares of the Company's common stock at a price of $1.00 per share. See Note 4 Notes Payable - Fourth Quarter Secured Convertible Promissory Notes.

In October 2003, the Company was loaned $40,000 by a company controlled by the Company's President and CEO. Pursuant to the terms of this transaction, the Company provided this lender with a warrant to purchase 40,000 shares (post-split) of the Company's common stock at a price of $1.00 per share. See
Note 4 Notes Payable - Fourth Quarter Secured Convertible Promissory Notes.

In December 2003, the Company was loaned $20,000 by the mother-in-law of the Company's President and CEO. Pursuant to the terms of this transaction, the Company provided this lender with a warrant to purchase 20,000 shares (post-split) of the Company's common stock at a price of $1.00 per share. See
Note 4 Notes Payable - Fourth Quarter Secured Convertible Promissory Notes.

3. Commitments and Contingencies:

MINIMUM FEE - ADVERTISING AND DESIGN

The Company has a three-year contract for the period January 2003 to January 2006 with its advertising and design agency. This contract stipulates that there will be a minimum guaranteed annual fee for consultation, planning, creative and account service of $100,000 for each of the three years of the contract if termination of the contract is the result of a merger or acquisition of the Company. The contract was not terminated upon the GPN Merger Agreement.

On December 13, 2001, service of process was effectuated upon GPN with regard to a fee agreement between GPN and Silver and Deboskey, a Professional Corporation located in Denver, Colorado. On November 27, 2002, judgment was entered in favor of Silver & Deboskey in the amount of $28,091. At December 31, 2003, the Company has not paid any of these amounts.

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      FOR YEAR ENDED DECEMBER 31, 2003 AND
                      FOR THE PERIOD FROM OCTOBER 30, 2002
                    (INCEPTION) TO DECEMBER 31, 2002 AND 2003

3. COMMITMENTS AND CONTINGENCIES, continued:

OFFICE LEASE

The Company entered into a lease agreement for the period from December 1, 2002 to August 31, 2004. Rent expense is $2,734 per month. The Company subleases its office space from Foresight Capital Partners, a company controlled by the Company's CEO. The rent cost is passed through to ImmuneRegen at the same rental rate that Foresight Capital Partners is charged by the facility's primary landlord. The remaining amount due under the non-cancelable lease agreement entered into December 1, 2002 is $21,872 for the period January 1, 2004 through August 31, 2004.

Rent expense amounted to $31,369 for the year ended December 31, 2003 and $2,734 and $34,103 for the periods from October 30, 2002 (inception) through December 31, 2002 and 2003, respectively.

INONE CONTRACT

The Company has entered into a series of contracts with InOne Advertising & Design, Inc. ("InOne"). InOne employs the spouse of the Company's Chief Executive Officer. These contracts include (i) a three-year agreement dated January 13, 2003 whereby InOne will design and create certain corporate identity and marketing materials in exchange for 64,653 shares (post-split) of the Company's common stock and $15,000. This agreement also provides that InOne will bill the Company on an hourly basis for additional services, as well as a $100,000 termination fee if the agreement is terminated as a result of a merger or acquisition of the Company; (ii) an agreement dated March 14, 2003 whereby InOne will design, create, maintain, and host the Company's website for one year in exchange for 125,715 shares (post-split) of the Company's common stock and $4,200; (iii) an agreement dated December 30, 2003 whereby InOne will name and design a logo for the Company's new product for SARS application in exchange for $5,000 and a warrant to purchase 17,959 shares (post-split) of the Company's common stock at a price of $0.14; (iv) an agreement dated December 31, 2003 whereby InOne will name and design a logo for the Company's new product for ARDS application in exchange for $5,000 and a warrant to purchase 17,959 (post-split) shares of the Company's common stock at a price of $0.125.

4. CONVERTIBLE NOTES:

A summary of convertible promissory notes payable at December 31, 2003 is as follows:

Convertible Promissory Note                                           $  15,000
Secured Convertible Promissory Notes                                    245,000
Debt discount - value attributable to warrants issued with
   Amended Notes, net of accumulated amortization of $84,169           (105,768)
Fourth Quarter Secured Convertible Promissory Notes                     391,000
Debt Discount - value attributable to Company Warrants issued with
   Fourth Quarter Notes, net of accumulated amortization of $84,882    (122,575)
Debt Discount - value attributable to Founders Warrants issued with
   Fourth Quarter Notes, net of accumulated amortization of $72,691    (110,852)
                                                                      ---------
                                                                      $ 311,805
                                                                      =========

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      FOR YEAR ENDED DECEMBER 31, 2003 AND
                      FOR THE PERIOD FROM OCTOBER 30, 2002
                    (INCEPTION) TO DECEMBER 31, 2002 AND 2003

4. CONVERTIBLE NOTES, continued:

CONVERTIBLE PROMISSORY NOTE

On November 1, 2002, the Company received a loan in the amount of $15,000. On January 20, 2003, a convertible promissory note agreement (the "Convertible Note") was executed in support of this loan. The Convertible Note is due on January 20, 2004, and bears interest at the rate of 8%. The Convertible Note is accelerated if certain events occur with regard to a sale of the Company's assets or an initial public offering of the Company's securities. The Convertible Note may be converted into shares of the Company's common stock at any time prior to the anniversary of the note by mutual consent of the Company and the note holder at the conversion price of $0.84 per share (post-split). As additional consideration, the note holder also received a warrant to purchase 26,939 shares (post reverse-split) of the Company's common stock at the price of $0.84 per share (post-split). In accordance with Emerging Issues Task Force Issue 98-5, ACCOUNTING FOR CONVERTIBLE SECURITIES WITH BENEFICIAL CONVERSION FEATURES OR CONTINGENTLY ADJUSTABLE CONVERSION RATIOS ("EITF 98-5"), the Company determined that the Convertible Note does not contain a beneficial conversion feature. The Company accounted for the warrant issued with the Convertible Promissory Note in accordance with Emerging Issues Task Force Issue 00-27, APPLICATION OF ISSUE NO. 98-5 TO CERTAIN CONVERTIBLE INSTRUMENTS ("EITF 00-27") and calculated the value of the warrant utilizing the Black-Scholes model and determined that the warrant had no value.

In May 2004, the Company received an extension of the terms of the Convertible Promissory Note to August, 2004.

SECURED CONVERTIBLE PROMISSORY NOTES

In May and June 2003, the Company entered into eight note agreements (the "Secured Convertible Promissory Notes") in the aggregate principal amount of $495,000. These notes were due 120 days from the date of issuance and were immediately convertible into shares of common stock at the option of the note holder. Notes aggregating a principal amount of $295,000 carried interest at the rate of 10% per annum, and one note in the amount of $200,000 carried a flat fee of 20% or $40,000. Following the guidance in EITF 00-27, the Company computed the value of the beneficial conversion feature of the Convertible Secured Promissory Notes and recorded the amount of $55,556 as a discount to notes payable and as additional paid-in capital during the twelve months ended December 31, 2003. This discount was amortized over the term of the notes, or 120 days.

In July 2003, the Company computed an additional beneficial conversion feature in the amount of $5,004 for the interest accrued on the Secured Convertible Promissory Notes. This discount was expensed in July 2003.

As an additional incentive to investors in the Secured Convertible Promissory Notes, the Company also provided five-year warrants (the "Secured Note Warrants") to purchase that number of shares of common stock equal to one-half the initial principal amount of the Secured Convertible Promissory Notes. For example, an investor who purchased a $10,000 Secured Convertible Promissory Note would receive a warrant to purchase 10,000 shares (post-split) of common stock. The exercise price of the Secured Note Warrants is equal to the price per share paid by investors in a future equity financing (the "Reorganization Financing"). The Secured Note Warrants are not considered granted until the completion of the Reorganization Financing. Warrants to purchase a total of 495,000 shares (post-split) of common stock are potentially issuable under the Secured Note Warrants. In accordance with EITF 00-27, because the Reorganization Financing had not occurred at December 31, 2003, the Company ascribed no value to the Secured Note Warrants at December 31, 2003.

At December 31, 2003, three of the Secured Convertible Promissory Notes with an aggregate principal amount of $250,000 and accrued interest of $41,696 had been repaid. The remaining five notes with an aggregate principal amount of $245,000 were exchanged for new notes (see "Amended Secured Convertible Promissory Notes").

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      FOR YEAR ENDED DECEMBER 31, 2003 AND
                      FOR THE PERIOD FROM OCTOBER 30, 2002
                    (INCEPTION) TO DECEMBER 31, 2002 AND 2003

4. CONVERTIBLE NOTES, continued:

AMENDED SECURED CONVERTIBLE PROMISSORY NOTES

When the eight Secured Convertible Promissory Notes became due, three were paid and five were exchanged for new notes in October, 2003 (the "Amended Secured Convertible Promissory Notes", or the "Amended Notes"). The five Amended Notes have an aggregate principal amount of $245,000 and bear interest at the rate of 8% per annum. The Amended Notes are convertible into common stock at a price of 60% of the price of common stock issued in a "Qualified Financing", defined for this purpose as the next sale of shares of capital stock of the Company within the term of the Amended Notes in one transaction or a series of transactions of at least $500,000. The Company accounted for the Amended Notes in accordance with EITF 00-27 and accordingly, because the conversion of the Amended Notes is contingent upon a future event, the value of the Beneficial Conversion Feature associated with the Amended Notes will not be recorded until the occurrence of the Qualified Financing.

The common stock underlying the Amended Secured Convertible Promissory Notes is subject to demand registration rights whereby, should the Company receive a request by holders of at least 30% of the total number of shares underlying the Amended Notes, the Company is obligated to file a registration statement within 90 days of such request. The Amended Notes are secured by substantially all the assets of the Company.

The investors in the Amended Notes also received five-year warrants (the "Amended Note Warrants") to purchase the number of shares of common stock equal to one-half the principal amount of their investment in the Amended Notes. For example, an investor who purchased an Amended Note in the amount of $10,000 would also receive a warrant to purchase 10,000 shares (post-split) of the Company's common stock. The exercise price of the Amended Note Warrants is $1.00 (post-split).

The total number of shares of common stock potentially issuable pursuant to the Amended Note Warrants is 245,000 (post-split). See note 6.

In accordance with EITF 00-27, the Company recognized the value attributable to the Amended Note Warrants in the amount of $189,937 to additional paid-in capital and a discount against the Amended Notes.

The Company valued the Amended Note Warrants using the Black-Scholes pricing model and the following assumptions:

o  contractual terms of 5 years
o  an average risk free interest rate of 2.375%
o  a dividend yield of 0.00%
o  volatility of 312%
o debt discount attributed to the value of the warrants issued is amortized over the 180 day term of the Amended Notes as interest expense.

During the twelve months ended December 31, 2003, the Company amortized $84,169 of the discount associated with the Amended Notes to interest expense.

The common stock underlying the Amended Notes is subject to demand registration rights whereby, should the Company receive a request by holders of at least 30% of the total number of shares underlying the Amended Notes, the Company is obligated to file a registration statement within 90 days of such request. The Amended Notes are secured by substantially all the assets of the Company .

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      FOR YEAR ENDED DECEMBER 31, 2003 AND
                      FOR THE PERIOD FROM OCTOBER 30, 2002
                    (INCEPTION) TO DECEMBER 31, 2002 AND 2003

4. CONVERTIBLE NOTES, continued:

In May 2004, the Company received 90 day extensions of the terms of the Amended Convertible Promissory Note to July, 2004.

FOURTH QUARTER SECURED CONVERTIBLE PROMISSORY NOTES

During October, November, and December 2003, the Company entered into ten note agreements in the aggregate amount of $391,000 (the "Fourth Quarter Secured convertible Promissory Notes", or the "Fourth Quarter Notes"). The Fourth Quarter Notes bear interest at the rate of 8% per annum and have a term of 180 days, and are convertible into common stock at a price equal to 80% of the price per share of common stock issued in the Qualified Financing. The Company accounted for the Fourth Quarter Notes in accordance with EITF 00-27 and accordingly, because the conversion of the Amended Notes is contingent upon a future event, the value of the BCF associated with the Fourth Quarter Notes will not be recorded until the occurrence of the Qualified Financing.

The ten investors in the Fourth Quarter Notes also received five-year warrants (the "Fourth Quarter Company Warrants") to purchase the number of shares of common stock equal to 50% of the principal amount of their investment in the Fourth Quarter Notes. For example, an investor who purchased a Fourth Quarter
Note in the amount of $10,000 would received a warrant to purchase 10,000 shares (post-split) of the Company's common stock. The exercise price of the Fourth Quarter Note Warrants is $1.00 (post-split). The total number of shares of common stock issuable pursuant to the Fourth Quarter Note Warrants is 391,000 (post-split). See note 6.

In accordance with EITF 00-27, the Company recorded the value attributable to the Fourth Quarter Company Warrants in the amount of $207,457 to additional paid-in capital and a discount against the Fourth Quarter Notes. The Company valued the Fourth Quarter Company Warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions:

o  contractual terms of 5 years
o  an average risk free interest rate of 2.375%
o  a dividend yield of 0.00%
o  volatility of 312%
o debt discount attributed to the value of the warrants issued is amortized over the 180 day term of the Amended Notes as interest expense.

During the twelve months ended December 31, 2003, the Company amortized $84,882 of the discount associated with the Fourth Quarter Company Warrants to interest expense.

Nine of the ten investors who received a Fourth Quarter Note Warrant also received a five-year warrant (the "Fourth Quarter Founders Warrants") from two of the Company's founders (the "Founders") to purchase directly from the Founders at a price of $0.01 per share the number of shares of common stock equal to 50% of their investment in the Fourth Quarter Notes. For example, an investor who purchased a Fourth Quarter Note in the amount of $10,000 would have received a warrant to purchase 10,000 shares (post-split) of the Company's common stock directly from the Founders. The total number of shares of common stock issuable pursuant to the Fourth Quarter Note Warrants is 366,000 (post-split). The Fourth Quarter Founders Warrants are not an obligation of the Company. However, they are considered a capital contribution by the Founders and are recorded as a discount to the Fourth Quarter Notes and as an addition to additional paid-in capital during the twelve months ended December 31, 2003 in the amount of $183,543.

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      FOR YEAR ENDED DECEMBER 31, 2003 AND
                      FOR THE PERIOD FROM OCTOBER 30, 2002
                    (INCEPTION) TO DECEMBER 31, 2002 AND 2003

4. CONVERTIBLE NOTES, continued:

FOURTH QUARTER SECURED CONVERTIBLE PROMISSORY NOTES (CONTINUED)

The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions:

o  contractual terms of 5 years
o  an average risk free interest rate of 2.375%
o  a dividend yield of 0.00%
o  volatility of 312%
o debt discount attributed to the value of the warrants issued is amortized over the 180 day term of the Amended Notes as interest expense.

During the twelve months ended December 31, 2003, the Company amortized $72,691 of the discount associated with the Fourth Quarter Founders Warrants to interest expense.

The total discount against the Fourth Quarter Notes (attributable to both the Founders Warrants and the Company Warrants) was $391,000. Of this amount, a total of $157,573 was charged to interest expense during the twelve months ended December 31, 2003.

In May 2004, the Company received a 90 day extension of the terms of the Amended Convertible Promissory Notes to July, August, and September, 2004.

5. NOTES PAYABLE - SHAREHOLDER:

At December 31, 2003, the Company has outstanding two notes payable to shareholders in the aggregate amount of $62,171. These notes bear interest at the rate of 6% per annum, which is capitalized quarterly.

6. STOCKHOLDERS' DEFICIT:

PREFERRED STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share. No shares of preferred stock have been issued as of December 31, 2003.

COMMON STOCK

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.001 per share.

In December 2002, the Company issued 16,612,276 shares (post split) of common stock with a fair value of $9,250 to the Company's founders for a license to certain proprietary rights.

Also in December 2002, the Company issued 1,346,942 shares (post split) of common stock with a fair value of $782 to a Company founder for services provided.

In December 2002, the Company issued 53,878 shares (post reverse-split) of common stock with a fair value of $9,000 to a vendor for services rendered.

In December 2002, the Company sold 185,578 shares (post split) of its common stock for net proceeds of $31,001.

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      FOR YEAR ENDED DECEMBER 31, 2003 AND
                      FOR THE PERIOD FROM OCTOBER 30, 2002
                    (INCEPTION) TO DECEMBER 31, 2002 AND 2003

6. STOCKHOLDERS' DEFICIT, continued:

During January 2003, the Company issued 98,776 shares (post split) of its common stock with a fair value of $13,750 to 2 service providers.

During January 2003, the Company sold 329,552 (post split) shares of its common stock for $50,000 in cash.

During March 2003, the Company issued 154,450 shares (post split) of its common stock with a fair value of $21,500 to a service provider.

In April 2003, the Company converted a note payable in the amount of $200,000 to 1,436,736 shares (post split) of its common stock.

In April 2003, the Company issued 14,368 shares (post split) of its common stock with a fair value of $2,030 to a service provider.

In May 2003, the Company sold 17,960 shares (post split) of its common stock for $5,000 in cash.

In June 2003, the Company sold 35,918 shares (post split) of its common stock for $10,000 in cash.

In June 2003, the Company converted a note in the amount of $100,000 into 718,368 shares (post split) of common stock.

In July 2003, the Company issued 2,368,130 shares (post split) of its common stock pursuant to the Merger with GPN Network, Inc.

WARRANTS

At December 31, 2002, the Company had outstanding warrants to purchase 26,937 shares (post split) of common stock at $0.84 per share.

During the twelve months ended December 31, 2003, the Company issued warrants to purchase 169,572 shares (post split) of common stock at prices ranging from $0.125 to $1.00 per share (post-split) to eight service providers. The Company valued the warrants using the Black-Scholes calculation model, and the warrants were deemed to have a combined value of $85,860. This amount was charged to expense on the Company's financial statements for the twelve months ending December 31, 2003.

In October 2003, pursuant to the Amended Note agreements (see note 4), the Company issued the Amended Note Warrants to purchase 245,000 shares (post-split) of its common stock at a price of $1.00 per share (post-split). The Company valued the Amended Note Warrants using the Black-Scholes calculation model, and the warrants were deemed to have a combined value of $189,937. This amount was recorded as a discount to the Amended Notes and an addition to paid-in capital, and is being charged to expense over the term of the notes, or 180 days. During the twelve months ended December 31, 2003, the Company recognized $84,169 of expense in relation to these warrants.

In October, November, and December 2003, pursuant to the Fourth Quarter Note agreements (see note 4), the Company issued the Fourth Quarter Company Warrants to purchase 391,000 shares (post-split) of its common stock at a price of $1.00 per share (post split). In addition, also pursuant to the Fourth Quarter Note agreements, two of the Company's founders issued directly to investors in the Fourth Quarter Notes warrants to purchase directly

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      FOR YEAR ENDED DECEMBER 31, 2003 AND
                      FOR THE PERIOD FROM OCTOBER 30, 2002
                    (INCEPTION) TO DECEMBER 31, 2002 AND 2003

6. STOCKHOLDERS' DEFICIT, continued:

from the founders a total of 183,000 shares of the Company's common stock at a price of $0.01 per share. The Founders Warrants are recorded as a capital contribution to the Company. The Company valued the Company Warrants and the Founders Warrants using the Black-Scholes valuation model. The combined value of the Company Warrants and the Founders Warrants exceeded the total principal amount of the Fourth Quarter Notes, or $391,000. The Company allocated the relative value of the Founders Warrants and the Company Warrants to the total value of the Fourth Quarter Notes, or $391,000, and recorded this amount as a discount to the Fourth Quarter Notes and as an addition to paid-in capital. The discount is being amortized over the life of the notes, or 180 days. During the twelve months ended December 31, 2003, the Company recognized $157,573 of expense in relation to these warrants.

The following represents a summary of warrant transactions (post-split):

                                Warrants       Weighted  Average
                              Outstanding        Exercise Price
                              -----------------------------------
Balance, December 31, 2001             0                0
                       Granted    26,937            $0.84
                     Exercised         0                0
                                 -------            -----
Balance, December 31, 2002        26,937            $0.84
                       Granted   805,572            $0.89
                     Exercised         0                0
                                 -------            -----
    Balance, December 31, 2003   832,509            $0.89
                                 =======            =====

REVERSE STOCK SPLIT

On June 30, 2003, the Company's  Board of Directors  approved a 0.897960946  for
1.00 reverse-split of the Company's common stock. Immediately before the reverse-split, there were 23,456,666 shares (post split) of the Company's common stock issued and outstanding; immediately after the split, there were 21,063,170 shares (post split) of the Company's common stock issued and outstanding. The effect of the reverse split has been presented in the accompanying financial statement and footnote disclosures.

7. STOCK OPTION PLAN:

During the twelve months ended December 31, 2003, the Company adopted the 2003 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan") which authorizes the Board of Directors in accordance with the terms of the Plan, among other things, to grant incentive stock options, as defined by Section 422(b) of the Internal Revenue Code, nonstatutory stock options (collectively, the "Stock Options") and awards of restricted stock and deferred stock and to sell shares of common stock of the Company ("Common Stock") pursuant to the exercise of such stock options for up to an aggregate of 6,465,316 shares (post split). The options will have a term not to exceed ten years from the date of the grant.

The Company has elected to follow APB Opinion No. 25 (Accounting for Stock Issued to Employees) in accounting for its employee stock options. Accordingly, no compensation expense is recognized in the Company's financial statements related to options issued to employees because the exercise price of the Company's employee stock options equals the market price of the Company's common stock on the date of grant. For options issued to consultants, pursuant to
Financial Accounting Standards Board Statement No. 123 (Accounting for Stock-Based Compensation) the Company determined that there was no compensation costs based on the fair value at the grant date for its stock options.

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      FOR YEAR ENDED DECEMBER 31, 2003 AND
                      FOR THE PERIOD FROM OCTOBER 30, 2002
                    (INCEPTION) TO DECEMBER 31, 2002 AND 2003

7. STOCK OPTION PLAN, continued:

The Company had not issued any stock options under the Plan at December 31, 2003.

Through December 31, 2002, GPN had granted, pre-Merger, stock options to certain employees and consultants which are exercisable over various periods through March 2010. These stock options are currently held by the Company outside of the Plan. A summary of the Company's stock options granted outside the Plan as of December 31, 2003 and 2002 is presented below:

                                           2003                 2002
                                           ----                 ----
                                               Average               Average
                                               Exercise              Exercise
                                    Options     Price    Options      Price
-----------------------------------------------------------------------------
Outstanding at beginning of period   63,212     $25.00         0         N/A
Granted or assumed from GPN               0        N/A    63,212     $ 25.00
Exercised                                 0        N/A         0
Cancelled                                 0        N/A         0
Outstanding at end of year           63,212    $ 25.00    63,212     $ 25.00
Weighted-average value of options
granted during the period             $ N/A                $ N/A

8.  PRIVATE  PLACEMENT   AGREEMENT   (REORGANIZATION   FINANCING)  AND  OFFERING
MEMORANDUM:

On May 28, 2003, the Company entered into an engagement agreement (the "Private Placement Agreement") with VMR Capital Markets, U.S. ("VMR") whereby VMR will act as the agent for the Company in connection with the private placement of up to $2,000,000 of the Company's common stock on a best efforts basis. The offering will be made only to "Qualified Institutional Buyers" and individuals who are "Accredited Investors," as those terms are defined in Rule 144 and in Regulation D, respectively, under the Securities Act of 1933, as amended. The term of the Private Placement Agreement is for a period of six months. Upon consummation of a financing under the Private Placement Agreement, the Company will pay to VMR a fee equal to 10% of the principal amount of any common stock sold in the Private Placement. In addition, the Company will pay to VMR a non-accountable expense allowance equal to 3% of the principal amount of stock sold in the Private Placement. For the year ended December 31, 2003, the Company had charged $90,000 to operations. On November 28, 2003, the Private Placement Agreement expired and no funds had been raised.

9. DEVELOPMENT STAGE COMPANY:

The Company is in the development stage, and its operations are subject to the risks inherent in the establishment of a new business with previously untested technology. The Company has generated no revenues and has accumulated losses of more than $1.9 million for the period from inception (October 30, 2002) to December 31, 2003. Since inception, the Company has financed its operations primarily by the issuance of equity securities and short-term borrowings.

During 2003, the Company financed its operations with (i) sale of equity securities of $65,000 and (ii) short-term borrowings of $1,186,000. See Notes 4 and 5.

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      FOR YEAR ENDED DECEMBER 31, 2003 AND
                      FOR THE PERIOD FROM OCTOBER 30, 2002
                    (INCEPTION) TO DECEMBER 31, 2002 AND 2003

10. SUBSEQUENT EVENTS:

FINANCIAL PUBLIC RELATIONS

In January 2004, the Company signed a six-month agreement with a consultant for financial public relations services in exchange for a monthly fee of $6,000 and a warrant to purchase 100,000 shares (post split) of the Company's common stock at a price equal to the closing price of the Company's common stock on the date of the agreement.

12% Senior Secured Promissory Note

In January 2004, the Company received a loan in the amount of $150,000 (the "January Note"). The January Note bears interest at the rate of 12% and has a term of 90 days. The January Note also provides that the lender receives 1,200,000 shares (post split) of the Company's common stock.

In April 2004, the Company purchased the January Note and replaced it with a new note (the "April Note"). The April Note bears interest at the rate of 12% per annum and has a term of 90 days. The April Note also provides that the lender receives 1,200,000 shares (post split) of the Company's common stock.

MARKETING AGREEMENTS

In January and March 2004, the Company entered into two one-year agreements with marketing consultants (the "Marketing Consultants") for services relating to marketing the company with investors and the investment community. The Company agreed to compensate the Marketing Consultants with an aggregate of 3,703,222 shares (post split) of the Company's common stock.

S-8 REGISTRATION

In March 2004, the Company completed an S-8 Registration Statement with the Securities and Exchange Commission to register 3,600,000 shares (post split) of its common stock.

STOCK COMPENSATION

In February, March, and April 2004, the Company issued 206,100 shares (post split) of common stock to seven service providers.

In April 2004, the Company issued 200,000 shares (post split) of common stock and a five-year warrant to purchase 10,000 shares (post split) of common stock at a price of $1.00 per share to its Chief Financial Officer for services.

In April 2004, the Company issued 62,500 shares (post split) of common stock to its operations manager for services.

In April 2004, the Company issued 20,000 (post split) shares of common stock to a service provider.

STRATEGIC PLANNING CONSULTING AGREEMENT

In March 2004, the Company entered into a six month agreement with a consultant for services relating to strategic planning, marketing, operations, and business development in exchange for 500,000 shares (post split) of the Company's common stock.

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      FOR YEAR ENDED DECEMBER 31, 2003 AND
                      FOR THE PERIOD FROM OCTOBER 30, 2002
                    (INCEPTION) TO DECEMBER 31, 2002 AND 2003

STOCK SPLIT

In April 2004, the Company effected a two-for-one forward split of its common stock. The effect of this stock has been presented in the accompanying financial statements and footnote disclosures.

CORPORATE PLANNING CONSULTING AGREEMENT

In April 2004, the Company entered into a twelve-month consulting agreement for corporate planning services in exchange for 1,200,000 shares (post split) of the Company's common stock and a warrant to purchase 1,500,000 shares (post split) of common stock at $1.00 per share and a warrant to purchase 500,000 shares (post split) of common stock at $1.50 per share.

NOTES PAYABLE EXTENSION:

In May 2004, the Company negotiated 90 day extensions of its maturing notes payable.

                  IR BioSciences Holdings, Inc. and Subsidiary
                          (A Development Stage Company)
                      Condensed Consolidated Balance Sheet

                                                                September 30,
                                                                    2004
                                                                -----------

Assets
Current assets

    Prepaid services and other assets                           $     2,300
                                                                -----------

      Total current assets                                            2,300

    Licensed proprietary rights, net                                  7,552
    Furniture and equipment, net                                      2,286
                                                                -----------

Total assets                                                    $    12,138
                                                                ===========

Liabilities and Stockholders' Deficit
Current liabilities
   Cash overdraft                                                     5,153
   Current portion of notes payable,
     net of discount                                              1,044,365
   Accounts payable and accrued liabilities                         899,831
                                                                -----------

      Total current liabilities                                   1,949,349

    Long-term notes payable, net of discount                         31,515

Commitments and Contingencies

Stockholders' deficit Preferred stock, 0.001 par value:
      10,000,000 shares authorized, no shares
      issued and outstanding                                             --
   Common stock, $0.001 par value; 100,000,000
      shares authorized; 29,621,776 shares
      issued and  outstanding                                        29,621
   Additional paid-in capital                                     4,555,194
   Deferred compensation                                           (597,853)
   Deficit Accumulated during the
      Development Stage                                          (5,955,688)
                                                                -----------

      Total stockholder's deficit                                (1,968,726)
                                                                -----------

Total liabilities and stockholders' deficit                     $    12,138
                                                                ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                  IR BioSciences Holdings, Inc. and Subsidiary
                    (A Development Stage Company) Cumulative
                 Condensed Consolidated Statements of Operations

                                                                                                                   Cumulative
                                                                                                                   From
                                                                                                                   Inception
                                                 For the Three   For the Three    For the Nine    For the Nine    (October 30,
                                                  Months Ended    Months Ended    Months Ended    Months Ended      2002) to
                                                 September 30,   September 30,    September 30,   September 30,   September 30,
                                                      2004            2003            2004            2003            2004
                                                  ------------    ------------    ------------    ------------    ------------


Revenues                                          $         --    $         --    $         --    $         --    $         --

Operating expenses:
   Selling, general and administrative expenses      1,041,152         297,587       3,546,641         666,661       4,940,437
   Merger fees and costs                                   --          350,000              --         350,000         350,000
   Financing cost                                          --           90,000              --          90,000          90,000
                                                  ------------    ------------    ------------    ------------    ------------

      Total operating expenses                       1,041,152         737,587       3,546,641       1,106,661       5,380,437

Operating loss                                      (1,041,152)       (737,587)     (3,546,641)     (1,106,661)     (5,380,437)

Other expense:
   Interest expense                                    (70,612)        (89,020)       (506,427)       (111,662)       (575,251)
                                                  ------------    ------------    ------------    ------------    ------------

      Total other expense                              (70,612)        (89,020)       (506,427)       (111,662)       (575,251)
                                                  ------------    ------------    ------------    ------------    ------------

Loss before income taxes                            (1,111,764)       (826,607)     (4,053,068)     (1,218,323)     (5,955,688)

Provision for income taxes                                  --              --              --              --              --
                                                  ------------    ------------    ------------    ------------    ------------

Net Loss                                          $ (1,111,764)   $   (826,607)   $ (4,053,068)   $ (1,218,323)   $ (5,955,688)
                                                  ============    ============    ============    ============    ============

Net loss per share - basic and diluted            $      (0.04)   $      (0.04)   $      (0.15)   $      (0.06)   $      (0.27)
                                                  ============    ============    ============    ============    ============

Weighted average shares outstanding -
   basic and diluted                                29,040,133      23,379,818      27,129,221      20,604,880      22,094,881
                                                  ============    ============    ============    ============    ============


        The accompanying notes are an integral part of these consolidated financial statements.

                   IR BIOSCIENCES HOLDING, INC. AND SUBSIDIARY
                          (A Development Stage Company)
          Consolidated Statement of Deficiency in Stockholders' Equity
           From date of inception (October 30, 2002) to September 30, 2004

                                   (Unaudited)

                                              COMMON STOCK
                                       -----------------------     AMOUNT PAID     DEFERRED     ACCUMULATED
                                         SHARES         AMOUNT     IN CAPITAL    COMPENSATION     DEFICIT        TOTAL
                                       -----------------------------------------------------------------------------------
Balance at October 30, 2002 (date)             --      $     --    $       --    $        --    $        --    $        --
Shares of common stock  issued at
   $0.0006 per share to founders
   for license of proprietary right
   in December 2002 ...............    16,612,276        16,612        (7,362)            --                         9,250
Shares of common stock issued at
   $0.0006 per share to founders
   for services rendered in
   December 2002 ..................     1,405,310         1,405          (623)            --                           782
Shares of common stock issued at
   $0.1671 per share to consultants
   for services rendered in
   December 2002 ..................        53,878            54         8,946         (9,000)                           --
Sale of common stock for cash at
   $0.1671 per share in December
   2002 ...........................       185,578           186        30,815             --                        31,001
Net loss for the period from
   inception (October 30, 2002) to
   December 31, 2002 ..............            --            --            --             --        (45,918)       (45,918)
                                       ----------   -----------   -----------    -----------    -----------    -----------
Balance at December 31, 2002
   (reflective of stock splits)  ..    18,257,042        18,257        31,776         (9,000)       (45,918)        (4,885)
Shares granted to consultants at
   $0.1392 per share for services
   rendered in January 2003 .......        98,776            99        13,651             --                        13,750
Sale of shares of common stock for
   cash at $0.1517 per share in
   January 2003 ...................       329,552           330        49,670             --                        50,000
Shares granted to consultants at
   $0.1392 per share for services
   rendered in March 2003 .........       154,450           154        21,346             --                        21,500
Conversion of notes payable to
common stock at
  $0.1392 per share in April 2003 .     1,436,736         1,437       198,563             --                       200,000
Shares granted to consultants at
   $0.1413 per share for services
   rendered in April 2003 .........        14,368            14         2,016             --                         2,030
Sale of shares of common stock for
cash at $0.2784
  per share in May 2003 ...........        17,960            18         4,982             --                         5,000
Sales of shares of common stock for
   cash at $0.2784 per share in
   June 2003 ......................        35,918            36         9,964             --                        10,000
Conversion of notes payable to
   common stock at $0.1392 per
   share in June 2003 .............       718,368           718        99,282             --                       100,000
Beneficial conversion feature
   associated with notes issued in
   June 2003 ......................            --            --        60,560             --                        60,560
Amortization of deferred
   compensation ...................            --            --            --          9,000                         9,000
Costs of GPN Merger in July 2003...     2,368,130         2,368      (123,168)            --                      (120,799)
Value of warrants issued with
   extended notes payable in
   October 2003 ...................            --            --       189,937             --                       189,937
Value of Company warrants issued
   in conjunction with fourth
   quarter notes payable issued
   October through December 2003               --            --       207,457             --                       207,457


                                              COMMON STOCK
                                       -----------------------     AMOUNT PAID     DEFERRED     ACCUMULATED
                                         SHARES         AMOUNT     IN CAPITAL    COMPENSATION     DEFICIT        TOTAL
                                       -----------------------------------------------------------------------------------
Value of warrants contributed by
   founders in conjunction with
   fourth quarter notes payable
   issued October through
   December 2003 ..................            --            --       183,543             --                       183,543
Value of warrants issued for
   services in October through
   December 2003 ..................            --            --        85,861             --                        85,861
Net loss for the year ended
   December 31, 2003 ..............            --            --            --             --     (1,856,702)    (1,856,702)
                                       ----------   -----------   -----------    -----------    -----------    -----------
Balance at December 31, 2003  .....    23,431,300        23,431     1,035,441             --     (1,902,620)      (843,748)
Shares granted at $1.00 per share
   pursuant to the Senior Note
   Agreement in January 2004 ......       600,000           600       599,400       (600,000)                           --
Shares issued in January 2004 at
   $1.00 per share to a consultant
   for services ...................       800,000           800       799,200       (800,000)                           --
Shares issued in February 2004 to a
   consultant at $0.62 per share
   for services ...................        40,000            40        24,760        (24,800)                           --
Shares issued in March 2004 to a
   consultant at $0.40 per share
   for services ...................     1,051,600         1,052       419,588       (420,640)                           --
Shares issued in March 2004 to a
   consultant at $0.50 per share
   for services ...................       500,000           500       249,500       (250,000)                           --
Shares sold for cash in March 2004
   at $0.15 per share .............         8,000             8         1,192             --                         1,200
Shares issued in March 2004 at
   $0.2857 per share to consultants
   for services ...................        67,800            68        10,732             --                        10,800
Shares issued in March 2004 at
   $0.64 per share to consultants
   for services ...................        45,800            45        29,267             --                        29,312
Amortization of deferred
   compensation through March 2004             --            --            --        688,027                       688,027
Shares to be issued to a consultant
   at $0.41 per share for
   contracted services ............            --            --            --        (82,000)                      (82,000)
Shares granted pursuant to the New
   Senior Note Agreement in April
   2004 ...........................       600,000           600       149,400       (150,000)                           --
Shares issued in April 2004 to
   officer at (0.32 per share for
   services .......................       200,000           200        63,800             --                        64,000
Conversion of Note Payable to
   common stock at $0.10 per share
   in May 2004 ....................       350,000           350        34,650             --                        35,000
Beneficial Conversion Feature
   associated with note payable in
   May 2004 .......................            --            --        52,500             --                        52,000
Issuance of warrants to officers
   and founder in May 2004 for
   services .......................            --            --       250,704             --                       250,704
Shares to a consultant in May 2004
   at $0.20 per share as a due
   diligence fee ..................       125,000           125        24,875             --                        25,000
Shares issued to a consultant in
   May 2004 at $1.00 per share for
   services .......................       500,000           500       499,500       (500,000)                           --
Beneficial Conversion Feature
   associated with notes payable
   issued in April, May, and June
   2004 ...........................            --            --        20,938             --                        20,938
Issuance of warrants to employees
   and consultants for services
   rendered in April through June
   2004 ...........................            --            --         5,427             --                         5,427
Amortization of deferred
   compensation through June 2004 .            --            --            --        952,069                       952,069
Shares issued in July  to a
   consultant at $0.10 for
   services to be rendered
   through July 2005...............       250,000           250        24,750        (25,000)                           --

                                      F-29

                                              COMMON STOCK
                                       -----------------------     AMOUNT PAID     DEFERRED     ACCUMULATED
                                         SHARES         AMOUNT     IN CAPITAL    COMPENSATION     DEFICIT        TOTAL
                                       -----------------------------------------------------------------------------------

Shares issued to a consultant in
   July and September at $0.41
   per share for services to be
   rendered through April 2005.....       200,000           200        81,800                                       82,000
Shares issued from July to
   September 2004 as interest
   on note payable.................       300,000           300        35,700                                       36,000
Accrued deferred compensation in
   August 2004 to a consultant
   for 100,000 shares at $0.10 per
   share, committed but unissued...            --            --            --        (10,000)                      (10,000)
Shares issued in August 2004 at
   $0.14 to a consultant for
   services to be performed
   through October 2004............       100,000           100        13,900        (14,000)                           --
Shares issued in August 2004 at
   $0.125 per share for conversion
   of $30,000 demand loan..........       200,000           200        29,800             --                        30,000
Shares issued in August 2004 at
   $0.16 per share to a consultant
   for services provided...........       125,000           125        19,875             --                        20,000
Shares issued to a consultant in
   September  at $0.12 to $0.22
   for services rendered through
   September 2004                         127,276           127        16,783             --                        16,910
Issuance of warrants to employees
   and consultants for services
   through September, 2004                                             61,716                                       61,716
Amortization of deferred
   compensation through
   September, 2004                                                                   638,492                       638,492
Loss for the nine months ended
   September 30, 2004                                                                            (4,053,068)    (4,053,068)
                                       ----------   -----------   -----------    -----------    -----------    -----------
   Balance at September 30, 2004...    29,621,776   $    29,621   $ 4,555,194    $  (597,853)   $(5,955,688)   $(1,968,726)
                                       ==========   ===========   ===========    ===========    ===========    ===========

                                      F-30


                  IR BioSciences Holdings, Inc. and Subsidiary
                          (A Development Stage Company)
                 Condensed Consolidated Statements of Cash Flows

                                                                                    Cumulative
                                                                                    From
                                                                                    Inception
                                                    For the Nine    For the Nine   (October 30,
                                                    Months Ended    Months Ended     2002) to
                                                    September 30,   September 30,  September 30,
                                                        2004             2003          2004
                                                     -----------    -----------    -----------
Cash flows from operating activities:
   Net loss                                          $(4,053,068)   $(1,218,323)   $(5,955,688)
  Adjustments to reconcile net loss to to net
  cash used in operating activities:
  Non-cash compensation                                2,636,280         28,779      2,751,703
  Interest expense                                        74,517             --        143,141
  Amortization of discount on notes payable              406,360         60,582        708,662
  Depreciation and amortization                           12,454          9,470         25,216
  Changes in operating assets and liabilities:
        Prepaid services and other assets                 33,543        (49,043)        (2,299)
        Accounts payable and accrued expenses            440,970        290,906        847,158
                                                     -----------    -----------    -----------

   Net cash used in operating activities                (448,944)      (877,629)    (1,482,107)

Cash flows from investing activities:
   Acqisition of property and equipment                       --         (3,304)        (3,304)
                                                     -----------    -----------    -----------

   Net cash used in investing activities                      --         (3,304)        (3,304)

Cash flows from financing activities:
   Proceeds from notes payable                           576,057        795,000      1,777,057
   Principal payments on notes payable                  (174,000)      (200,000)      (424,000)
   Proceeds from third parties for advances                   --        265,000         96,001
   Shares of stock sold for cash                          31,200         65,000         31,200
   Officer repayment of amounts paid on his behalf            --             --         19,880
   Cash paid on behalf of officer                             --        (19,880)       (19,880)
   Cash paid on amount due to officer                         --        (22,427)            --
                                                     -----------    -----------    -----------

   Net cash provided by financing activities             433,257        882,693      1,480,258

Net increase in cash and cash equivalents                (15,687)         1,760         (5,153)

Cash and cash equivalents at beginning of period          10,534         32,155             --
                                                     -----------    -----------    -----------

Cash and cash equivalents at end of period           $    (5,153)   $    33,915    $    (5,153)
                                                     ===========    ===========    ===========

Cash paid during the period for:

                         Interest                    $     4,553    $    40,000    $    46,346

                         Taxes                       $        --    $        --    $        --


        The accompanying notes are an integral part of these consolidated financial statements.

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                   (Unaudited)

Non-cash investing and financing activities:

In January 2004, the Company issued 800,000 shares (post-split) of common stock with a fair market value of $800,000 to a consultant.

In February 2004, the Company issued 40,000 shares (post-split) of common stock with a fair market value of $24,800 to a consultant.

In March 2004, the Company issued 1,051,600 shares (post-split) of common stock with a fair market value of $420,640 to a consultant.

In March 2004, the Company issued 500,000 shares (post-split) of common stock with a fair market value of $250,000 to a consultant.

In March 2004, the Company issued 67,800 shares (post-split) of common stock with a fair market value of $10,800 to consultants.

In March 2004, the Company issued 45,800 shares (post-split) of common stock with a fair maket value of $29,132 to a vendor in satisfaction of accounts payable.

In April 2004, the Company issued 200,000 shares (post-split) of common stock with a fair market value of $64,000 to its Chief Financial Officer is payment for services rendered.

In May 2004, the Company converted a Note Payable in the amount of $35,000 into 350,000 shares (post-split) of common stock.

In May 2004, the Company issued 125,000 shares (post-split) of common stock with a fair market value of $25,000 to a consultant.

In May 2004, the Company issued 500,000 shares (post-split) of common stock with a fair market value of $500,000 to a consultant.

In July through September 2004, the Company issued 200,000 shares (post-split) of common stock with a fair market value of $82,000 to a consultant.

In July 2004, the Company issued 250,000 shares (post-split) of common stock with a fair market value of $25,000 to a consultant.

In August 2004, the Company issued 100,000 shares (post-split) of common stock with a fair market value of $14,000 to a consultant.

In August 2004, the Company issued 200,000 shares (post-split) of common stock for conversion of a note payable of $30,000.

In July through August 2004, the Company issued 300,000 shares (post-split) of common stock with a fair market value of $36,000 to as interest on a note.

In September 2004, the Company issued 127,276 shares (post-split) of common stock with a fair market value of $16,910 to a consultant.


        The accompanying notes are an integral part of these consolidated financial statements.

                         IR BIOSCIENCES HOLDINGS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         SEPTEMBER 30, 2004 (UNAUDITED)

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

General
-------

The accompanying unaudited condensed financial statements have been prepared in accordance with the instructions to Form 10-QSB, and therefore, do not include all the information necessary for a fair presentation of financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America for a complete set of financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results from operations for the three-month and nine-month periods ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004. The unaudited condensed consolidated financial statements should be read in conjunction with the December 31, 2003 financial statements and footnotes thereto included in the Company's Securities and Exchange Commission Form 10-KSB.

Business and Basis of Presentation
----------------------------------

ImmuneRegen BioSciences, Inc. ("Company" or "ImmuneRegen") is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7. The Company was incorporated under the laws of the State of Delaware on October 30, 2002, and has a December 31 year-end. ImmuneRegen is a biotechnology company and plans to develop and market applications utilizing modified substance P, a naturally occurring immunomodulator.

Reclassification
----------------

Certain reclassifications have been made to conform to prior periods' data to the current presentation. These reclassifications had no effect on reported losses.

Stock Based Compensation
------------------------

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2002 and for the subsequent periods.

Reverse acquisition
-------------------

ImmuneRegen BioSciences, Inc., a private corporation, was formed on October 30, 2002 according to the laws of Delaware. On July 2, 2003, GPN Network, Inc. ("Registrant") and ImmuneRegen entered into and consummated an Agreement and Plan of Merger (the "Merger"). In accordance with the Merger, on July 2, 2003, the Registrant, through its wholly-owned subsidiary, GPN Acquisition Corporation, a Delaware corporation ("Merger Sub"), acquired ImmuneRegen in exchange for 21,063,170 shares (post split) of the Registrant's common stock. The transaction contemplated by the Agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

The stockholders of ImmuneRegen (aggregating approximately 40) owned approximately 90% of the Registrant's common stock outstanding immediately after the effective time of the Merger (excluding any additional shares issuable upon outstanding options, warrants and other securities convertible into our common stock).

Under Delaware law, the Registrant did not need to obtain the approval of its stockholders to consummate the Merger, as the constituent corporations in the merger were Merger Sub and ImmuneRegen, each of which are business entities incorporated under the laws of Delaware. The Registrant is not a constituent corporation in the Merger.

For accounting purposes, this transaction was accounted for as a reverse merger, since the stockholders of ImmuneRegen own a majority of the issued and outstanding shares of common stock of the Registrant, and the directors and executive officers of ImmuneRegen became the directors and executive officers of the Registrant. No agreements exist among present or former controlling stockholders of the Registrant or present or former members of ImmuneRegen with respect to the election of the members of our board of directors, and to the Registrant's knowledge, no other agreements exist which might result in a change of control of the Registrant.

Going Concern
-------------

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has no established source of revenue. This matter raises substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence: Management intends to continue to raise additional financing through private debt or equity financing or other means and interests that it deems necessary, with a view to moving forward and sustaining a prolonged growth in its strategy phases. The Company believes that its status as a publicly traded company will improve its chances of raising funds through either equity or debt financings.

Interim Financial Statements
----------------------------

The accompanying balance sheet as of September 30, 2004, the statements of operations for the three months and nine months ended September 30, 2004 and 2003, and for the period from inception to September 30, 2004, and the statements of cash flows for the nine months ended September, 2004 and 2003, and from the period of inception (October 30, 2002) to September 30, 2004 are unaudited. These unaudited interim financial statements include all adjustments (consisting of normal recurring accruals), which, in the opinion of management, are necessary for a fair presentation of the results of operations for the periods presented. Interim results are not necessarily indicative of the results to be expected for a full year.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

Prepaid Services
----------------

Prepaid services consist of outside services that the Company has paid for in advance. At September 30, 2004 this amount was $2,300 consisting of an employee advance.

Licensed Proprietary Rights
---------------------------

The Company has licensed from its founders certain proprietary rights which the Company intends to utilize in the execution of its business plan. These proprietary rights are being amortized over the term of the license agreement, or ten years. The amount amortized during the three months and nine months ended September 30, 2004 was $232 and $696, respectively.

Furniture and Equipment
-----------------------

Furniture and equipment are valued at cost. Depreciation and amortization are provided over the estimated useful lives up to seven years using the straight-line method. The estimated service lives of property and equipment are as follows:

                 Computer equipment               3 years
                 Furniture                        7 years

The amounts depreciated for the three months and nine months ended September 30, 2004 were $170 and $510, respectively. The amounts depreciated for the three months and nine months ended September, 2003 were $170 and $340, respectively. The amount depreciated from the date of inception (October 30, 2002) through June 30, 2004 was $1,019.

NOTE 2 - RELATED PARTY TRANSACTIONS

Founder's Consulting Fees
-------------------------

During the three months and nine months ended September 30, 2004, the Company accrued $30,000 and $90,000, respectively, in consulting fees payable to two of the Company's founders.

In-One Contract
---------------

The Company has entered into a series of contracts for marketing, website development, and website hosting with In-One Advertising "(In-One"), a company run by the spouse of the Company's CEO. Pursuant to these contracts, during the nine months ended September 30, 2004, the Company issues 91,600 shares (post-split) of its common stock to with a value of $29,312 to In-One.

Office Lease
------------

The Company subleases its office space from Foresight Capital Partners, a company controlled by the Company's CEO. The rent cost is passed through to the Company at the same rental rate that Foresight Capital Partners is charged by the facility's primary landlord. Rent expense amounted to $7,196 and $24,332, respectively, for the three and nine month periods ended September 30, 2004.

Stratum Consulting Agreement
----------------------------

On April 1, 2004, the Company entered into a consulting agreement with Stratum Consulting Group, Inc. ("Stratum", "The Stratum Agreement") a company controlled by the Company's Secretary. The Stratum Agreement has a term of twelve months, and calls for Stratum to provide financial consulting to the Company in return for the following: 200,000 shares (post-split) of the Company's common stock upon execution of the agreement, and the number of shares of the Company's common stock equal to $2,500 per month for the term of the agreement. The Stratum agreement also calls for a cash fee of an additional $2,500 per month.

During the three months ended September 30, 2004, the Company issued 127,776 shares (post reverse-split) of common stock to Stratum, and accrued $7,500 in cash fees. At September 30, 2004, the Company has accrued a total of $12,500 in cash fees due to Stratum.

NOTE 3 - DEBT

At September 30, 2004, the Company had the following debt outstanding:

                                         Principal   Discount  Net Book Value
Current:                                 ---------   --------  --------------

Amended Secured Convertible
  Promissory Notes                      $  245,000  $      --    $    245,000

Fourth Quarter Secured Convertible
  Promissory Notes                         337,000         --         337,000

Senior Secured Promissory Note             154,500         --         154,500

Other Notes Payable                        310,653     (2,788)        307,865
                                         ---------   --------  --------------
                                        $1,047,153  $  (2,788)   $  1,044,365
                                         =========   ========  ==============
Long term:

Other Notes Payable                     $   35,000  $  (3,485)   $     31,515
                                         =========   ========  ==============

Amended Secured Convertible Promissory Notes
--------------------------------------------

At September 30, 2004, the Company had outstanding five Amended Secured Convertible Promissory Notes in the aggregate amount of $245,000. Interest accrued for the three and nine months ended September 30, 2004 was $4,940 and $14,576, respectively. Total accrued interest due on the Amended Notes at September 30, 2004 was $18,908. At September 30, 2004, these notes were in default as they had not been paid at their maturity date. All of the Amended Secured Convertible Promissory Notes were either paid or converted to common stock in October and November 2004.

Fourth Quarter Secured Convertible Promissory Notes
---------------------------------------------------

At September 30, 2004, the Company had outstanding nine Amended Secured Convertible Promissory Notes in the aggregate amount of $337,000. Interest accrued for the three and nine months ended September 30, 2004 was $6,795 and $21,622, respectively. Total accrued interest due on the Fourth Quarter Notes at September 30, 2004 was $28,330. At September 30, 2004, eight of the nine Fourth Quarter Notes were in default as they had not been paid at their maturity date. All of the Fourth Quarter Secured Convertible Promissory Notes were either paid or converted to common stock in October and November 2004.

Senior Secured Promissory Notes
-------------------------------

At September 30, 2004, the Company had outstanding one Senior Secured Promissory Notein the amount of $154,500 (the "New Senior Note"). The New Senior Note bears interest at the rate of 12% per annum and has a term of 90 days. Interest accrued on the New Senior Secured Note for the three and nine months period ending September 30, 2004 was $4,672 and $7,924, respectively. The New Senior
Note is senior secured indebtedness of the Company and is secured by certain collateral. As additional incentive to enter into the New Senior Note, the Company provided 600,000 shares (post-split) of the Company's common stock valued at $150,000. During the three months ended September 30, 2004, the New Senior Note was extended to October 11, 2004. As compensation for extending the due date of this note, the Company issued 300,000 shares of its common stock with a fair value of $36,000. The New Senior Note was paid in November 2004.

Other Notes Payable
-------------------

At June 30, 2004, the Company had outstanding eight other notes payable in the aggregate principal amount of $211,581. These notes bear interest at rates ranging from 6% to 12% per annum. During the three months ended September 30, 2004, the Company entered into five new note agreements in the aggregate amount of $133,100 bearing interest at rates ranging from 8% to 12% per annum. At September 30, 2004 the Company had outstanding a total of thirteen other notes in the aggregate amount of $344,681. Accrued interest on these notes amounted to $5,725 for the $9,430 for the three and nine months ended September 30, 2004, respectively. Two notes with an aggregate amount of $35,000 are due twenty-four months from inception, or April and May 2006. Three notes in the aggregate amount of $84,081 are in default at September 30, 2004 as they have not been paid by their due dates; the Company expects to negotiate conversion or payment of these notes. Eight notes in the aggregate amount of $225,600 were either paid or converted to common stock in October and November 2004.

NOTE 4 - EQUITY

Stock Split
-----------

On April 6, 2004, the Company effected a two-for-one forward split of its common stock. The number of shares of common stock outstanding immediately prior to the reverse split was 13,272,250; the number of shares of common stock outstanding immediately after the reverse split was 26,544,500. The accompanying financial statements reflect the effect of this stock split.

Common Stock
------------

In January 2004,  the Company  entered into the Senior Note  Agreement (see Note
3). Pursuant to this agreement, the Company issued to the lender 600,000 shares (post-split) of the Company's common stock valued at $600,000. This amount was charged to deferred compensation and additional paid-in capital, and is being amortized over the term of the 90 day term of the Senior Note. During the three months and six months ended June 30, 2004, $106,667 and $600,000of this amount, respectively, had been charged to non-cash compensation.

In January 2004, the Company issued 800,000 shares (post-split) of common stock with a fair market value of $800,000 to a consultant in exchange for services to be provided through January 2005. This amount was charged to deferred compensation and additional paid-in capital, and is being amortized over the term of the 360 day Agreement. During the three months and six months ended June 30, 2004, $204,444 and $362,222 of this amount, respectively, had been charged to non-cash compensation.

In February 2004, the Company issued 40,000 shares of common stock with a fair market value of $24,800 to a consultant in exchange for services to be provided through August 2004. This amount was charged to deferred compensation and additional paid-in capital, and is being amortized over the term of the 180 day Agreement. During the three and six months ended June 30, 2004, $12,676 and $19,564 of this amount, respectively, had been charged to non-cash compensation.

In March 2004, the Company issued 1,051,600 shares (post-split) of common stock with a fair market value of $420,640 to a consultant in exchange for services to be provided through March 2005. This amount was charged to deferred compensation and additional paid-in capital, and is being amortized over the term of the 360 day Agreement. During the three and six months ended June 30, 2004, $107,497 and $125,024 of this amount, respectively, been charged to non-cash compensation.

In March 2004, the Company issued 500,000 shares (post-split) of common stock with a fair market value of $250,000 to a consultant in exchange for services to be provided through September 2004. This amount was charged to deferred compensation and additional paid-in capital, and is being amortized over the term of the 180 day Agreement. During the three and six months ended June 30, 2004, $127,778 and $140,278 of this amount, respectively, had been charged to non-cash compensation.

In March 2004, the Company issued 8,000 shares (post-split) of common stock with a fair market value of $1,200 for cash.

In March 2004, the Company issued 67,800 shares (post-split) of common stock with a fair market value of $10,800 to various consultants in exchange for services rendered. This amount was charged to non-cash compensation.

In March 2004, the Company issued 45,800 shares (post-split) of stock with a market value of $29,312 to InOne as payment for outstanding payables.

In April 2004, the Company  entered into the New Senior Note Agreement (see Note
3). Pursuant to this agreement, the Company issued to the lender 600,000 shares (post-split) of the Company's common stock valued at $150,000. This amount was charged to deferred compensation and additional paid-in capital, and is being amortized over the term of the 90 day term of the New Senior Note. During the three months and six months ended June 30, 2004, $103,846 of this amount had been charged to non-cash compensation.

In April 2004, the Company issued 200,000 shares (post-split) of stock with a market value of $64,000 to its Chief Financial Officer for services rendered. This amount was charged to non-cash compensation.

In May 2004, the Company issued 350,000 shares (post-split) of stock with a market value of $87,500 via conversion of a note payable in the amount of $35,000. The Company recorded a charge to interest expense for the beneficial conversion feature of this transaction in the amount of $52,500.

In May 2004, the Company issued 125,000 shares (post-split) of stock with a market value of $25,000 to a consultant as a due diligence fee. This amount was charged to non-cash compensation.

In May 2004, the Company issued 500,000 shares (post-split) of stock with a market value of $500,000 to a consultant for services to be rendered through December 2004. This value was determined as of the date the consulting agreement was signed, which was in December 2003. This amount was charged to deferred compensation and additional paid-in capital, and is being amortized over the term of the agreement. During the three and six months ended June 30, 2004, $268,493 of this amount has been charged to non-cash compensation.

In July 2004, the Company issued 250,000 shares (post-split) of stock with a market value of $25,000 to a consultant for services to be rendered through July 2005. This amount was charged to deferred compensation.

In July and September 2004, the Company issued 200,000 shares of stock with a market value of $82,000 to a consultant for services to be rendered through April 2005. This amount was charged to deferred compensation at the time the contract with this consultant was signed in April 2005.

In July, August, and September 2004, the Company issued 300,000 shares of stock with a market value of $36,000 to a lender as consideration for extending the due date of a note payable. This amount was charged to interest expense.

In August 2004, the Company committed to issue 100,000 shares of common stock to a consultant for services rendered through July 2005. These shares are to be issued in October 2005. The Company charged the $10,000 fair value of these shares to deferred compensation.

In August 2004, the Company issued 100,000 shares of common stock at a fair value of $14,000 to a consultant for services to be rendered through October 2004. The Company charged this amount to deferred compensation.

In August 2004, the Company issued 200,000 shares of common stock for conversion of a note payable in the amount of $30,000.

In August 2004, the Company issued 125,000 shares of common stock at a fair value of $20,000 to a consultant for services provided.

In September 2004, the Company issued 127,276 shares of common stock at a fair value of $16,910 to a consultant for services provided through September 2004.

Except as otherwise indicated above, all valuations of the above shares are based on the stock price at the date of issue, which did not differ materially from the value of the services that were rendered by the consultants under the contracts.

NOTE  5 - SUBSEQUENT EVENTS

In October 2004, Company completed the private placement (the "Private Placement") of 19,600,000 shares of its common stock at a price of $0.125 per share for gross proceeds of $2,450,000. The Company also converted approximately $837,893 in notes payable and $157,218 in vendor payables at the same terms as the Private Placement into 6,703,151 and 1,257,746 shares of common stock, respectively. Pursuant to the terms of the Private Placement, the Company also issued five-year warrants to purchase approximately 13,900,449 shares of the Company's common stock at a price of $0.50.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has sole discretion to indemnify our officers and other employees. We may limit the extent of such indemnification by individual contracts with our directors and executive officers, but have not done so. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

         We also have directors' and officers' liability insurance.

ITEM 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee ...........................   $  1,076
Printing and engraving expenses ................      5,000
Legal fees and expenses ........................     75,000
Accounting fees and expenses ...................     50,000
Transfer agent and registrar's fees and expenses      2,000
Miscellaneous expenses .........................      6,924
                                                   --------
     Total .....................................   $140,000
                                                   ========

ITEM 26 RECENT SALES OF UNREGISTERED SECURITIES

         During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

         In January 2002, we sold to Todd M. Ficeto, who was the sole director and officer of GPN Network, Inc., 250,000 units at $0.60 per unit for an aggregate purchase price of $150,000. Each unit sold included two shares of our common stock and one five-year warrant to purchase one share of our common stock at $0.30 per share. The sale of the units resulted in the issuance of 500,000 shares of our common stock and warrants exercisable for an additional 250,000 shares of our common stock.

         On July 20, 2003, we entered into and consummated an agreement and plan of merger, pursuant to which we acquired ImmuneRegen BioSciences, Inc. in a reverse merger, which resulted in the issuance of 2,368,130 shares of our common stock.

         In May and June 2003, ImmuneRegen BioSciences, Inc. had sold and issued eight secured convertible promissory notes in the aggregate principal amount of $495,000 that were due 120 days from the date of issuance. When the notes were due, three were paid and five were exchanged for 8% amended secured convertible notes ("Amended Notes") in the aggregate principal amount of $245,000 in October 2003. The five investors who received the Amended Notes were also issued five-year warrants to purchase a total of 122,500 shares of our common stock at an exercise price of $2.00 per share.

         In October through December 2003, we sold and issued ten 8% secured convertible promissory notes ("Fourth Quarter Notes") in the aggregate principal amount of $391,000 that were due 180 days from the date of issuance. The ten investors who received the Fourth Quarter Notes were also issued five-year warrants to purchase a total of 195,500 shares of our common stock at an exercise price of $2.00 per share.

         In October 2003 through December 2003, we issued in exchange for services rendered five-year warrants to eight investors for the purchase of an aggregate of 90,500 shares of our common stock at exercise prices ranging from $0.25 to $2.00 per share.

         In January 2004, we entered into a 12% senior secured promissory note ("Senior Note") that had a term of 90 days. As an additional incentive to enter into the Senior Note, we issued 600,000 shares of our common stock to the noteholder, and such shares were valued at $600,000. In April 2004, the Senior Note was paid and we entered into a new 12% senior secured promissory note ("New Senior Note") that had a term of 90 days. As an additional incentive to enter into the New Senior Note, we issued another 600,000 shares of our common stock to the noteholder, and such shares were also valued at $600,000.

         In January 2004, we issued 800,000 shares of our common stock at $1.00 per share to a consultant in exchange for services to be provided through January 2005.

         In February 2004, we issued 40,000 shares of our common stock at $0.62 per share to a consultant in exchange for services to be provided through August 2004.

         In March 2004, we issued 1,051,600 shares of our common stock at $0.40 per share to a consultant in exchange for services to be provided through March 2005 and 500,000 shares of our common stock at $0.50 per share to a consultant in exchange for services to be rendered through September 2004. In March 2004, we sold and issued 8,000 shares of our common stock at $0.15 per share for an aggregate purchase price of $1,200. In March 2004, we also issued 67,800 shares of our common stock with an aggregate market value of $10,800 to various consultants for services rendered and 45,800 shares of our common stock to a creditor as payment of outstanding claims in the amount of $29,312.

         In April 2004, we issued 200,000 shares of our common stock at $0.32 per share to our Chief Financial Officer, Eric Hopkins, for services rendered, and we issued 350,000 shares of our common stock to a noteholder upon conversion of a note payable in the principal amount of $35,000 plus accrued interest.

         In May 2004, we issued five-year warrants to purchase 500,000 shares of our common stock at an exercise price of $0.25 per share to each of one of our founders and our Chief Executive Officer, Michael Wilhelm, and we issued 125,000 shares of our common stock at $0.20 per share to a consultant as a due diligence fee. We also issued 500,000 shares of our common stock to a consultant in exchange for services to be provided through December 2004, and the stock price of $1.00 per share was determined as of the date that we entered into the related consulting agreement in December 2003.

         In April 2004 through June 2004, we issued five year warrants to purchase an aggregate of 544,100 shares of our common stock at an exercise price of from $0.09 to $2.00 per share to employees and consultants for services rendered.

         In October 2004, we completed a private placement, whereby we sold an aggregate of $2,450,000 worth of units to accredited investors (the "Private Placement"). Each unit was sold for $10,000 (the "Unit Price") and consisted of
(a) a number of shares of our common stock determined by dividing the Unit Price by $0.125, and (b) a warrant to purchase, at any time prior to the fifth anniversary following the date of issuance of the warrant, a number of shares of our common stock equal to fifty percent (50%) of the number of shares included within the unit, at a price equal to $0.50 per share of common stock. Thus, each unit consisted of 80,000 shares of our common stock and a five-year warrant to purchase an additional 40,000 shares of our common stock at an exercise price of $0.50 per share. In consideration of the investment, we granted to each investor certain registration rights and anti-dilution rights.

         Further to the Private Placement, we entered into a settlement agreement with certain creditors whereby for full and complete satisfaction of claims totaling an aggregate of $158,017.25 (the "Claim Amount"), we issued to the creditors the following: (a) a number of shares of our common stock determined by dividing the Claim Amount by $0.125, and (b) warrants to purchase, at any time prior to the fifth anniversary following the date of issuance of the warrant, a number of shares of our common stock equal to fifty percent (50%) of the number of shares described above, at a price equal to $0.50 per share of common stock. The warrants are identical to the warrants issued in the Private Placement.

         Pursuant to the terms of a placement agency agreement, dated September 3, 2004, by and between us and Joseph Stevens & Co., Inc., we issued 4,900,000 shares of our common stock to Joseph Stevens & Co., Inc. or its designees, upon the closing of the Private Placement. The shares were issued as consideration for the services of Joseph Stevens & Co., Inc. as our placement agent in the Private Placement.

         We also previously issued convertible promissory notes in the aggregate principal amount of $558,500. Immediately upon the closing of the Private Placement, and in accordance with the terms of the promissory notes, all outstanding principal and accrued interest converted into 4,689,875 shares of our common stock and warrants to purchase 433,516 shares of our common stock.

ITEM 27 EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (A)   EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION OF EXHIBIT
--------       -----------------------------------------------------------------
2.1            Agreement and Plan of Merger dated July 2, 2003 among the
               Registrant, GPN Acquisition Corporation and ImmuneRegen
               BioSciences, Inc. (incorporated by reference to exhibit 2 of the Registrant's current report on Form 8-k filed with the Securities and Exchange Commission on July 7, 2003).

3.1 Certificate of Incorporation filed with the Delaware Secretary of State on June 4, 1985 (incorporated by reference to exhibit 3.1 of the Registrant's annual report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 16, 2002).

3.1(a) Certificate of Amendment filed with the Delaware Secretary of State on July 16, 1987 (incorporated by reference to exhibit 3.1(a) of the Registrant's annual report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 16, 2002).

EXHIBIT
NUMBER         DESCRIPTION OF EXHIBIT
--------       -----------------------------------------------------------------
3.1(b)         Certificate of Amendment filed with the Delaware Secretary of
               State on February 3, 1992 (incorporated by reference to exhibit
               3.1(b) of the Registrant's annual report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 16, 2002).

3.1(c) Certificate of Amendment filed with the Delaware Secretary of State on November 23, 1992 (incorporated by reference to exhibit 3.1(c) of the Registrant's annual report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 16, 2002).

3.1(d) Certificate of Amendment filed with the Delaware Secretary of State on December 15, 1994 (incorporated by reference to exhibit 3.1(d) of the Registrant's annual report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 16, 2002).

3.1(e) Certificate of Amendment filed with the Delaware Secretary of State on November 7, 1995 (incorporated by reference to exhibit 3.1(e) of the Registrant's annual report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 16, 2002).

3.1(f) Certificate of Amendment filed with the Delaware Secretary of State on December 30, 1996 (incorporated by reference to exhibit 3.1(f) of the Registrant's annual report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 16, 2002).

3.1(g) Certificate of Amendment filed with the Delaware Secretary of State on November 8, 2000 (incorporated by reference to exhibit 3.1(h) of the Registrant's annual report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 16, 2002).

3.2 Amended and Restated Bylaws of the Registrant dated as of January 1, 2002 (incorporated by reference to exhibit 3(b) of the Registrant's annual report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 16, 2002).

4.1            Specimen Common Stock Certificate.

4.2 2003 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference to exhibit 4.1 of the Registrant's registration statement on Form S-8 (file no. 333-113511) filed with the Securities and Exchange Commission on March 11, 2004).

4.3 Form of Warrant by and between the Registrant and each of the Investors or Creditors, as the case may be, who entered into an Agreement filed as Exhibit 10.6, 10.7, 10.8 or 10.9 herewith (incorporated by reference to exhibit 4.1 of the Registrant's current report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2004).

4.4 Form of Registration Rights (Annex A to Subscription Agreement) by and between the Registrant and each of the Investors who entered into the Agreements filed as Exhibits 10.6 and 10.8 herewith (incorporated by reference to exhibit 4.2 of the Registrant's current report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2004).

4.5 Form of Anti-Dilution Rights (Annex B to Subscription Agreement) by and between the Registrant and each of the Investors who entered into the Agreements filed as Exhibits 10.6 and 10.8 herewith (incorporated by reference to exhibit 4.3 of the Registrant's current report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2004).

4.6 Promissory Note issued from the Registrant to SBM Certificate Company as of April 28, 2004.

5.1*           Opinion of Kirkpatrick & Lockhart LLP

10.1 Employment Agreement dated December 16, 2002 between ImmuneRegen BioSciences, Inc., a subsidiary of the Registrant, and Michael Wilhelm.

10.2 Consulting Agreement dated December 16, 2002 between ImmuneRegen BioSciences, Inc., a subsidiary of the Registrant, and David Harris.

EXHIBIT
NUMBER         DESCRIPTION OF EXHIBIT
--------       -----------------------------------------------------------------
10.2(a)        First Amendment to Consulting Agreement dated January 2003 between ImmuneRegen BioSciences, Inc., a subsidiary of the Registrant, and David Harris.

10.3 Consulting Agreement dated December 16, 2002 between ImmuneRegen BioSciences, Inc., a subsidiary of the Registrant, and Mark Witten.

10.3(a) First Amendment to Consulting Agreement dated January 2003 between ImmuneRegen BioSciences, Inc., a subsidiary of the Registrant, and Mark Witten.

10.4 License Agreement dated December 16, 2002 among ImmuneRegen BioSciences, Inc., a subsidiary of the Registrant, David Harris and Mark Witten.

10.4(a) First Amendment to License Agreement dated December 20, 2002 among ImmuneRegen BioSciences, Inc., a subsidiary of the Registrant, David Harris and Mark Witten.

10.4(b) Second Amendment to License Agreement dated June 26, 2003 among ImmuneRegen BioSciences, Inc., a subsidiary of the Registrant, David Harris and Mark Witten.

10.5 Lease Agreement dated July 1, 2004 between ImmuneRegen BioSciences, Inc., a subsidiary of the Registrant, and The Clayton Companies.

10.6 Form of Subscription Agreement entered into as of October 13, 2004 between the Registrant and each of the Investors set forth on the Schedule of Investors thereto (incorporated by reference to exhibit 10.1 of the Registrant's current report on Form 8-K filed with the Securities and Exchange Commission on October 19,
               2004).

10.7 Form of Settlement Agreement entered into as of October 13, 2004 between the Registrant and each of the Creditors set forth on the Schedule of Creditors thereto (incorporated by reference to exhibit 10.2 of the Registrant's current report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2004).

10.8 Form of Subscription Agreement entered into as of October 26, 2004 between the Registrant and each of the Investors set forth on the Schedule of Investors thereto (incorporated by reference to exhibit 10.1 of the Registrant's current report on Form 8-K filed with the Securities and Exchange Commission on October 27,
               2004).

10.9 Form of Settlement Agreement entered into as of October 26, 2004 between the Registrant and each of the Creditors set forth on the Schedule of Creditors thereto (incorporated by reference to exhibit 10.2 of the Registrant's current report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2004).

21.1           Subsidiaries of Registrant.

23.1           Consent of Russell Bedford Stefanou Mirchandani LLP.

23.2           Consent of Stonefield Josephson, Inc.

23.3           Consent of Kirkpatrick & Lockhart, LLP (contained in Exhibit
               5.1).

24.1           Power of Attorney (included on signature page).
----------
* To be filed by amendment.

         (B)      FINANCIAL STATEMENT SCHEDULES

         All such schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 28 UNDERTAKINGS

         The undersigned small business issuer hereby undertakes to:

         (1) For determining any liability under the Securities Act, treat the information omitted from this form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

         (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this registration statement, and that offering of the securities at that time as the initial BONA FIDE offering of those securities.

         The undersigned small business issuer hereby undertakes with respect to the securities being offered and sold in this offering:

         (1) To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

               (a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (c) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act of 1933, treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification by the undersigned small business issuer for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 24th day of November, 2004.

                          IR BioSciences Holdings, Inc.

                                      By:  /S/  MICHAEL K. WILHELM
                                           -------------------------------------
                                           Michael K. Wilhelm
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Wilhelm as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign (1) any and all amendments (including post-effective amendments) to this Registration Statement and (2) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         SIGNATURE                            TITLE                                  DATE
-------------------------------------------------------------------------------------------------
/s/ Michael K. Wilhelm
---------------------------     Chief Executive Officer, President and          November 24, 2004
    Michael K. Wilhelm          Director (Principal Executive Officer)


/s/ Eric J. Hopkins
---------------------------     Chief Financial Officer (Principal Financial    November 24, 2004
    Eric J. Hopkins             and Accounting Officer)

/s/ Mark L.Witten
---------------------------
    Mark L. Witten, Ph.D.       Director and Research Scientist                 November 24, 2004

/s/ David T. Harris
---------------------------
    David T. Harris, Ph.D.      Director and Research Scientist                 November 24, 2004

/s/ Theodore E. Staahl
---------------------------
    Theodore E. Staahl, M.D.    Director                                        November 24, 2004

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION OF EXHIBIT
-------        -----------------------------------------------------------------
2.1            Agreement and Plan of Merger dated July 2, 2003 among the
               Registrant, GPN Acquisition Corporation and ImmuneRegen
               BioSciences, Inc. (incorporated by reference to exhibit 2 of the Registrant's current report on Form 8-k filed with the Securities and Exchange Commission on July 7, 2003).

3.1 Certificate of Incorporation filed with the Delaware Secretary of State on June 4, 1985 (incorporated by reference to exhibit 3.1 of the Registrant's annual report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 16, 2002).

3.1(a) Certificate of Amendment filed with the Delaware Secretary of State on July 16, 1987 (incorporated by reference to exhibit 3.1(a) of the Registrant's annual report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 16, 2002).

3.1(b) Certificate of Amendment filed with the Delaware Secretary of State on February 3, 1992 (incorporated by reference to exhibit 3.1(b) of the Registrant's annual report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 16, 2002).

3.1(c) Certificate of Amendment filed with the Delaware Secretary of State on November 23, 1992 (incorporated by reference to exhibit 3.1(c) of the Registrant's annual report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 16, 2002).

3.1(d) Certificate of Amendment filed with the Delaware Secretary of State on December 15, 1994 (incorporated by reference to exhibit 3.1(d) of the Registrant's annual report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 16, 2002).

3.1(e) Certificate of Amendment filed with the Delaware Secretary of State on November 7, 1995 (incorporated by reference to exhibit 3.1(e) of the Registrant's annual report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 16, 2002).

3.1(f) Certificate of Amendment filed with the Delaware Secretary of State on December 30, 1996 (incorporated by reference to exhibit 3.1(f) of the Registrant's annual report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 16, 2002).

3.1(g) Certificate of Amendment filed with the Delaware Secretary of State on November 8, 2000 (incorporated by reference to exhibit 3.1(h) of the Registrant's annual report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 16, 2002).

3.2 Amended and Restated Bylaws of the Registrant dated as of January 1, 2002 (incorporated by reference to exhibit 3(b) of the Registrant's annual report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 16, 2002).

4.1            Specimen Common Stock Certificate of the Registrant.

4.2 2003 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference to exhibit 4.1 of the Registrant's registration statement on Form S-8 (file no. 333-113511) filed with the Securities and Exchange Commission on March 11, 2004).

4.3 Form of Warrant by and between the Registrant and each of the Investors or Creditors, as the case may be, who entered into an Agreement filed as Exhibit 10.6, 10.7, 10.8 or 10.9 herewith (incorporated by reference to exhibit 4.1 of the Registrant's current report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2004).

4.4 Form of Registration Rights (Annex A to Subscription Agreement) by and between the Registrant and each of the Investors who entered into the Agreements filed as Exhibits 10.6 and 10.8 herewith (incorporated by reference to exhibit 4.2 of the Registrant's current report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2004).

EXHIBIT
NUMBER         DESCRIPTION OF EXHIBIT
-------        -----------------------------------------------------------------

4.5 Form of Anti-Dilution Rights (Annex B to Subscription Agreement) by and between the Registrant and each of the Investors who entered into the Agreements filed as Exhibits 10.6 and 10.8 herewith (incorporated by reference to exhibit 4.3 of the Registrant's current report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2004).

4.6 Promissory Note issued from the Registrant to SBM Certificate Company as of April 28, 2004.

5.1*           Opinion of Kirkpatrick & Lockhart LLP.

10.1 Employment Agreement dated December 16, 2002 between ImmuneRegen BioSciences, Inc., a subsidiary of the Registrant, and Michael Wilhelm.

10.2 Consulting Agreement dated December 16, 2002 between ImmuneRegen BioSciences, Inc., a subsidiary of the Registrant, and David Harris.

10.2(a) First Amendment to Consulting Agreement dated January 2003 between ImmuneRegen BioSciences, Inc., a subsidiary of the Registrant, and David Harris.

10.3 Consulting Agreement dated December 16, 2002 between ImmuneRegen BioSciences, Inc., a subsidiary of the Registrant, and Mark Witten.

10.3(a) First Amendment to Consulting Agreement dated January 2003 between ImmuneRegen BioSciences, Inc., a subsidiary of the Registrant, and Mark Witten.

10.4 License Agreement dated December 16, 2002 among ImmuneRegen BioSciences, Inc., a subsidiary of the Registrant, David Harris and Mark Witten.

10.4(a) First Amendment to License Agreement dated December 20, 2002 among ImmuneRegen BioSciences, Inc., a subsidiary of the Registrant, David Harris and Mark Witten.

10.4(b) Second Amendment to License Agreement dated June 26, 2003 among ImmuneRegen BioSciences, Inc., a subsidiary of the Registrant, David Harris and Mark Witten.

10.5 Lease Agreement dated July 1, 2004 between ImmuneRegen BioSciences, Inc., a subsidiary of the Registrant, and The Clayton Companies.

10.6 Form of Subscription Agreement entered into as of October 13, 2004 between the Registrant and each of the Investors set forth on the Schedule of Investors thereto (incorporated by reference to exhibit 10.1 of the Registrant's current report on Form 8-K filed with the Securities and Exchange Commission on October 19,
               2004).

10.7 Form of Settlement Agreement entered into as of October 13, 2004 between the Registrant and each of the Creditors set forth on the Schedule of Creditors thereto (incorporated by reference to exhibit 10.2 of the Registrant's current report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2004).

10.8 Form of Subscription Agreement entered into as of October 26, 2004 between the Registrant and each of the Investors set forth on the Schedule of Investors thereto (incorporated by reference to exhibit 10.1 of the Registrant's current report on Form 8-K filed with the Securities and Exchange Commission on October 27,
               2004).

10.9 Form of Settlement Agreement entered into as of October 26, 2004 between the Registrant and each of the Creditors set forth on the Schedule of Creditors thereto (incorporated by reference to exhibit 10.2 of the Registrant's current report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2004).

21.1           Subsidiaries of Registrant.

23.1           Consent of Russell Bedford Stefanou Mirchandani LLP.

EXHIBIT
NUMBER         DESCRIPTION OF EXHIBIT
-------        -----------------------------------------------------------------
23.2           Consent of Stonefield Josephson, Inc.

23.3           Consent of Kirkpatrick & Lockhart, LLP (contained in Exhibit
               5.1).

24.1           Power of Attorney (included on signature page).
----------
* To be filed by amendment.